                               TABLE OF CONTENTS

                                                                                                               PAGE

                                                     ARTICLE I

                                         DEFINITIONS AND ACCOUNTING TERMS

SECTION 1.01. Certain Defined Terms...............................................................................2
SECTION 1.02. Computation of Time Periods; Other Definitional Provisions.........................................41
SECTION 1.03. Accounting Terms...................................................................................41

                                                    ARTICLE II

                            AMOUNTS AND TERMS OF THE ADVANCES and the letters of credit

SECTION 2.01. The Advances and the Letter of Credit..............................................................41
SECTION 2.02. Making the Advances................................................................................43
SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit.................................46
SECTION 2.04. Repayment of Advances..............................................................................48
SECTION 2.05. Termination or Reduction of the Commitments........................................................53
SECTION 2.06. Prepayments........................................................................................54
SECTION 2.07. Interest...........................................................................................57
SECTION 2.08. Fees...............................................................................................58
SECTION 2.09. Conversion of Advances.............................................................................59
SECTION 2.10. Increased Costs, Etc...............................................................................59
SECTION 2.11. Payments and Computations..........................................................................62
SECTION 2.12. Taxes..............................................................................................63
SECTION 2.13. Sharing of Payments, Etc...........................................................................66
SECTION 2.14. Use of Proceeds....................................................................................67
SECTION 2.15. Defaulting Lenders.................................................................................67
SECTION 2.16. Evidence of Debt...................................................................................70
SECTION 2.17. Increase in the Tranche B Term Commitments.........................................................71

                                                    ARTICLE III

                             CONDITIONS OF LENDING AND ISSUANCES OF LETTERS OF CREDIT

SECTION 3.01. Conditions Precedent to Initial Extension of Credit................................................73

SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance and Renewal....................................77
SECTION 3.03. Determinations Under Section 3.01..................................................................78

                                                    ARTICLE IV

                                          REPRESENTATIONS AND WARRANTIES

SECTION 4.01. Representations and Warranties of the Borrowers and the Parent.....................................78

                                                     ARTICLE V

                                              COVENANTS OF THE PARENT

SECTION 5.01. Affirmative Covenants..............................................................................86
SECTION 5.02. Negative Covenants.................................................................................93
SECTION 5.03. Reporting Requirements............................................................................104
SECTION 5.04. Financial Covenants...............................................................................108

                                                    ARTICLE VI

                                                 EVENTS OF DEFAULT

SECTION 6.01. Events of Default.................................................................................110
SECTION 6.02. Actions in Respect of the Letters of Credit upon Default..........................................113

                                                    ARTICLE VII

                                                    THE AGENTS

SECTION 7.01. Authorization and Action..........................................................................114
SECTION 7.02. Agents' Reliance, Etc.............................................................................114
SECTION 7.03. MSSF, CSFB and Affiliates.........................................................................115
SECTION 7.04. Lender Party Credit Decision......................................................................115
SECTION 7.05. Indemnification...................................................................................115
SECTION 7.06. Successor Agents..................................................................................117
SECTION 7.07. Collateral Agent acting as Joint Creditor.........................................................118
SECTION 7.08. Co-Documentation Agents and Syndication Agent.....................................................118

                                                   ARTICLE VIII

                                                     GUARANTY

SECTION 8.01. Guaranty; Limitation of Liability.................................................................118
SECTION 8.02. Guaranty Absolute.................................................................................119
SECTION 8.03. Waivers and Acknowledgments.......................................................................120
SECTION 8.04. Subrogation.......................................................................................121
SECTION 8.05. Guaranty Supplements..............................................................................122
SECTION 8.06. Continuing Guaranty; Assignments..................................................................122
SECTION 8.07. Release of Guarantor..............................................................................123
SECTION 8.08. Payment...........................................................................................123

                                                    ARTICLE IX


                                                   MISCELLANEOUS

SECTION 9.01. Amendments, Etc...................................................................................124
SECTION 9.02. Notices, Etc......................................................................................125
SECTION 9.03. No Waiver; Remedies...............................................................................125
SECTION 9.04. Costs and Expenses................................................................................125
SECTION 9.05. Right of Set-off..................................................................................127
SECTION 9.06. Binding Effect....................................................................................127
SECTION 9.07. Assignments and Participations....................................................................127
SECTION 9.08. Execution in Counterparts.........................................................................131
SECTION 9.09. No Liability of the Issuing Bank..................................................................131
SECTION 9.10. Confidentiality...................................................................................132
SECTION 9.11. Release of Collateral.............................................................................132
SECTION 9.12. Judgment..........................................................................................132
SECTION 9.13. Jurisdiction, Etc.................................................................................133
SECTION 9.14. Substitution of Currency..........................................................................134
SECTION 9.15. Governing Law.....................................................................................134
SECTION 9.16. Waiver of Jury Trial..............................................................................134

SCHEDULES

Schedule I            -        Commitments and Applicable Lending Offices
Schedule II           -        Subsidiary Guarantors
Schedule III          -        Associated Costs
Schedule 4.01(b)      -        Subsidiaries
Schedule 4.01(d)      -        Authorizations, Approvals, Actions, Notices and Filings
Schedule 4.01(f)      -        Disclosed Litigation

Schedule 4.01(o)      -        Plans, Multiemployer Plans and Welfare Plans
Schedule 4.01(p)      -        Environmental Disclosure
Schedule 4.01(s)      -        Existing Debt
Schedule 4.01(t)      -        Surviving Debt
Schedule 4.01(u)      -        Liens
Schedule 4.01(v)      -        Owned Real Property
Schedule 4.01(w)      -        Leased Real Property
Schedule 4.01(x)      -        Investments
Schedule 4.01(y)      -        Intellectual Property

EXHIBITS

Exhibit A-1       -        Form of Revolving Credit Note
Exhibit A-2       -        Form of Tranche A U.S. Term Note
Exhibit A-3       -        Form of Tranche A Euro Term Note
Exhibit A-4       -        Form of Tranche B Term Note
Exhibit B         -        Form of Notice of Borrowing
Exhibit C         -        Form of Assignment and Acceptance
Exhibit D         -        Form of Security Agreement
Exhibit E         -        Form of Mortgage
Exhibit F         -        Form of Solvency Certificate
Exhibit G         -        Form of Opinion of United States Counsel to the Loan Parties
Exhibit H         -        Form of Guaranty Supplement
Exhibit I         -        Form of Opinion of Local Counsel to the Loan Parties

                                                                     EXHIBIT 4.5


                                CREDIT AGREEMENT

                  CREDIT AGREEMENT dated as of April 10, 2001 among DRESSER, INC., a Delaware corporation (the "U.S. BORROWER"), D.I. LUXEMBOURG S.A.R.L., a corporation organized and existing under the laws of Luxembourg (the "EURO BORROWER", and, collectively with the U.S. Borrower, the "BORROWERS"), DEG ACQUISITIONS, LLC, a limited liability company organized and existing under the laws of Delaware (the "PARENT"), the Subsidiary Guarantors (as hereinafter defined), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "INITIAL LENDERS"), the bank listed on the signature pages hereof as the Initial Issuing Bank (the "INITIAL ISSUING BANK") and WELLS FARGO BANK TEXAS, N.A., as the swing line bank (in such capacity and any successor swing line bank, the "SWING LINE BANK"), MORGAN STANLEY & CO. INCORPORATED ("MS & CO."), as collateral agent (together with any successor collateral agent appointed pursuant to Article VII, the "COLLATERAL AGENT"), MORGAN STANLEY SENIOR FUNDING, INC. ("MSSF"), as administrative agent (together with any successor administrative agent appointed pursuant to Article VII, the "ADMINISTRATIVE AGENT") for the Lender Parties (as hereinafter defined), and CREDIT SUISSE FIRST BOSTON ("CSFB"), as syndication agent (the "SYNDICATION AGENT", and together with the Collateral Agent and the Administrative Agent, the "AGENTS").

PRELIMINARY STATEMENTS:

                  1. Pursuant to the Amended and Restated Agreement and Plan of Recapitalization dated January 30, 2001, as amended and restated April 10, 2001 (as the same may be further amended, modified or otherwise supplemented from time to time to the extent permitted under Section 5.02(p), the "AGREEMENT AND PLAN OF RECAPITALIZATION") among Halliburton Company, a Delaware corporation, Dresser B.V., a Netherlands company, and the Parent, the Parent has agreed to enter into the recapitalization transaction and other related transactions described therein (the "RECAPITALIZATION").

                  2. The Borrowers have requested that, concurrently with and subject to the consummation of the First Closing (as defined in the Agreement and Plan of Recapitalization) with respect to the Recapitalization, the Lender Parties lend to the Borrowers up to U.S.$820,000,000, consisting of U.S.$165,000,000 under the Tranche A U.S. Term Facility (as hereinafter defined) extended to the U.S. Borrower, the Equivalent in Euros of U.S.$100,000,000 under the Tranche A Euro Term Facility (as hereinafter defined) extended to the Euro Borrower, U.S.$455,000,000 under the Tranche B Term Facility (as hereinafter defined) extended to the U.S. Borrower and up to U.S.$100,000,000 under the Revolving Credit Facility (as hereinafter defined) for the benefit of the U.S. Borrower to finance the Recapitalization, repay any Existing Debt (as hereinafter defined), pay transaction fees and costs and that, from time to time, the Lender Parties lend to the U.S. Borrower and issue Letters of Credit for the account of the U.S. Borrower to provide revolving credit for the U.S. Borrower and its Subsidiaries. The Lender

Parties have indicated their willingness to agree to lend such amounts on the terms and conditions of this Agreement.

                  NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ADMINISTRATIVE AGENT" has the meaning specified in the recital of parties to this Agreement.

                  "ADMINISTRATIVE AGENT'S ACCOUNT" means the account of the Administrative Agent maintained by the Administrative Agent as the Administrative Agent shall specify in writing to the Lender Parties.

                  "ADVANCE" means a Tranche A U.S. Term Advance, a Tranche A Euro Term Advance, a Tranche B Term Advance, a Revolving Credit Advance, a Swing Line Advance or a Letter of Credit Advance.

                  "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

                  "AGENTS" has the meaning specified in the recital of parties to this Agreement.

                  "AGREEMENT AND PLAN OF RECAPITALIZATION" has the meaning specified in the Preliminary Statements.

                  "AGREEMENT VALUE" means, for each Hedge Agreement, on any date of determination, an amount determined by the Administrative Agent equal to: (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the "MASTER AGREEMENT"), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole "Affected Party", and (iii) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of Master Agreement); or (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party to such Hedge Agreement determined by the Administrative Agent based on the settlement price of such Hedge Agreement on such date of determination, or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party to such Hedge Agreement determined by the Administrative Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

                  "APPLICABLE BORROWER" means, (a) with respect to the Tranche A U.S. Term Facility, the Tranche B Term Facility, the Revolving Credit Facility, the Swing Line Facility or the Letter of Credit Facility or any Advances or Borrowings thereunder, the U.S. Borrower and (b) with respect to the Tranche A Euro Term Facility or any Advances or Borrowings thereunder, the Euro Borrower.

                  "APPLICABLE CURRENCY" means, (a) with respect to the Tranche A U.S. Term Facility, the Tranche B Term Facility, the Revolving Credit Facility, the Swing Line Facility or the Letter of Credit Facility or any Advances, Borrowings or Letters of Credit thereunder, Dollars and
         (b) with respect to the Tranche A Euro Term Facility or any Advances or Borrowings thereunder, Euros.

                  "APPLICABLE LENDING OFFICE" means, with respect to each Lender Party, (i) such Lender Party's Domestic Lending Office in the case of a Base Rate Advance, (ii) such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance, and (iii) such Lender Party's Euro Lending Office in the case of a Euro Rate Advance.

                  "APPLICABLE MARGIN" means (A) in respect of the Tranche B Term Loan Facility, during the period from the Effective Date until the six-month anniversary of the Effective Date, 2.50% per annum for Base Rate Advances and 3.50% for Eurodollar Rate Advances, and thereafter a percentage per annum determined by reference to the Total Debt/EBITDA Ratio as set forth below:

=================================================
TOTAL DEBT/EBITDA      BASE RATE  EURODOLLAR RATE
      RATIO            ADVANCES       ADVANCES
=================================================
Level I
less than 2.50:1.00      2.00%         3.00%
-------------------------------------------------
Level II
2.50:1.00 or greater,
but less than
3.00:1.00                2.25%         3.25%
-------------------------------------------------
Level III
3.00:1.00 or greater,
but less than
3.50:1.00                2.25%         3.25%
-------------------------------------------------
Level IV
3.50:1.00 or greater,
but less than
4.00:1.00                2.50%         3.50%
-------------------------------------------------
Level V
4.00:1.00 or greater,
but less than
4.50:1.00                2.50%         3.50%
-------------------------------------------------
Level VI
4.50:1.00 or greater     2.75%         3.75%
=================================================

         ; and (B) in respect of the Tranche A U.S. Term Facility, the Tranche A Euro Term Facility and the Revolving Credit Facility, during the period from the Effective Date until the six-month anniversary of the Effective Date, 2.00% per annum for the Base Rate Advances, 3.00% per annum for Eurodollar Rate Advances, 3.00% per annum for Euro Rate Advances, and thereafter a percentage per annum determined by reference to the Total Debt/EBITDA Ratio as set forth below:

=============================================================
       TOTAL
    DEBT/EBITDA        BASE RATE  EURODOLLAR RATE  EURO RATE
       RATIO           ADVANCES      ADVANCES      ADVANCES
=============================================================
Level I
less than 2.50:1.00      1.00%         2.00%          2.00%
-------------------------------------------------------------
Level II
2.50:1.00 or greater,
but less than
3.00:1.00                1.25%         2.25%          2.25%
-------------------------------------------------------------
Level III
3.00:1.00 or greater,
but less than
3.50:1.00                1.50%         2.50%          2.50%
-------------------------------------------------------------
Level IV
3.50:1.00 or greater,
but less than
4.00:1.00                1.75%         2.75%          2.75%
-------------------------------------------------------------
Level V
4.00:1.00 or greater,
but less than
4.50:1.00                2.00%         3.00%          3.00%
-------------------------------------------------------------

Level VI
4.50:1.00 or greater     2.25%         3.25%          3.25%
=============================================================

         The Applicable Margin shall be determined by reference to the Total Debt/EBITDA Ratio in effect from time to time; provided, however, that
         (i) no change in the Applicable Margin shall be effective until three Business Days after the date on which the Administrative Agent receives the financial statements required to be delivered pursuant to Section 5.03(b) or (c), as the case may be, and a certificate of the Chief Financial Officer of the U.S. Borrower demonstrating such Total Debt/EBITDA Ratio and (ii) the Applicable Margin shall be at Level VI for so long as the U.S. Borrower has not submitted to the Administrative Agent the information described in clause (i) of this proviso as and when required under Section 5.03(b) or (c), as the case may be. The Applicable Margin at any time with respect to Swing Line Advances held by the Swing Line Bank shall be equal to the Applicable Margin as set forth above for Revolving Credit Advances less 1.00% per annum.

                  "APPLICABLE PERCENTAGE" means (a) during the period from the Effective Date until the six-month anniversary of the Effective Date, 0.50% per annum and (b) thereafter a percentage per annum determined by reference to the Total Debt/EBITDA Ratio as set forth below:

                  ---------------------------------------
                  TOTAL DEBT/EBITDA RATIO  COMMITMENT FEE
                  ---------------------------------------
                  Level I
                  less than 2.50:1.00          .375%
                  ---------------------------------------
                  Level II
                  2.50:1.00 or greater          .50%
                  ---------------------------------------

         The Applicable Percentage shall be determined by reference to the Total Debt/EBITDA Ratio in effect from time to time; provided, however, that
         (A) no change in the Applicable Percentage shall be effective until three Business Days after the date on which the Administrative Agent receives the financial statements required to be delivered pursuant to
         Section 5.03(b) or (c), as the case may be, and a certificate of the Chief Financial Officer of the U.S. Borrower demonstrating such Total Debt/EBITDA Ratio, and (B) the Applicable Percentage shall be at Level II for so long as the U.S. Borrower has not submitted to the Administrative Agent the information described in clause (A) of this proviso as and when required under Section 5.03(b) or (c), as the case may be.

                  "APPROPRIATE LENDER" means, at any time, with respect to (a) any of the Tranche A U.S. Term, Tranche A Euro Term, Tranche B Term or Revolving Credit Facilities, a Lender that has a Commitment with respect to such Facility at such time, (b) the Swing Line Facility, (i) the Swing Line Bank and (ii) if the other Revolving Credit Lenders have made Swing Line Advances pursuant to Section 2.02(b) that are outstanding at such time, each such other Revolving Credit Lender and
         (c) the Letter of Credit Facility, (i) the Issuing Bank and (ii) if the other Revolving Credit Lenders have made Letter of Credit Advances pursuant to Section 2.03(c) that are outstanding at such time, each such other Revolving Credit Lender.

                  "APPROVED FUND" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "ASSET SALES" shall, with respect to the U.S. Borrower and its Subsidiaries, have the meaning specified in the Indenture.

                  "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C hereto.

                  "ASSOCIATED COSTS" shall mean the cost imputed to each Tranche A Euro Term Lender of compliance with (a) the cash ratios and special deposit requirements of the

         Bank of England and/or the banking supervision or other costs imposed by the Financial Services Authority, as determined in accordance with
         Schedule III, and (b) any reserve asset requirements of the European Central Bank.

                  "ASSUMING LENDER" has the meaning specified in Section
         2.17(d).

                  "ASSUMPTION AGREEMENT" has the meaning specified in Section 2.17(d).

                  "AVAILABLE AMOUNT" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

                  "BACKLOG" means, at any time, the aggregate amount payable by customers under all orders or contracts for the delivery of goods or services that are to be, but have not yet been, delivered or supplied by any of the Foreign Subsidiaries in the ordinary course of business.

                  "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                           (a) the rate of interest announced publicly by
                  Citibank, N.A. in New York, New York, from time to time, as Citibank, N.A.'s base rate; and

                           (b) 1/2 of 1% per annum above the Federal Funds Rate.

                  "BASE RATE ADVANCE" means an Advance that bears interest as provided in Section 2.07(a)(i).

                  "BORROWER'S ACCOUNT" means (a) with respect to the U.S. Borrower, the account of the U.S. Borrower maintained by the U.S. Borrower with Citibank, N.A. at its office at 399 Park Avenue, New York, New York 10043, Account No. 30426272, or such other account as the U.S. Borrower shall specify in writing to the Administrative Agent, and (b) with respect to the Euro Borrower, the account of the Euro Borrower maintained by the Euro Borrower with Citibank, N.A. at its offices at 399 Park Avenue, New York, NY 10043, Account No. 30426328, or such other account as the Euro Borrower shall specify in writing to the Administrative Agent.

                  "BORROWERS" has the meaning specified in the recital of parties to this Agreement.

                  "BORROWING" means a Tranche A U.S. Term Borrowing, a Tranche A Euro Term Borrowing, a Tranche B Term Borrowing, a Revolving Credit Borrowing or a Swing Line Borrowing.

                  "BUSINESS DAY" means a day of the year on which banks are not required or authorized by law to close in New York City and, (x) if the applicable Business Day relates to any Eurodollar Rate Advances, a day on which dealings are carried on in the London interbank market, and (y) if the applicable Business Day relates to any Euro Rate Advances, a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) Payment System is open.

                  "CAPITAL EXPENDITURES" means, for any Person for any period, the sum of, without duplication, (a) all expenditures made in cash by such Person or any of its Subsidiaries during such period for equipment, tangible fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person plus (b) the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or incurred to finance any such expenditures that were not made in cash, except in each case any such expenditures made or recorded as part of a Permitted Acquisition or the Pending Acquisition.

                  "CAPITALIZED LEASES" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

                  "CASH EQUIVALENTS" means any of the following, to the extent owned by any of the Borrowers or any of their respective Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents: (a) any evidence of indebtedness, maturing not more than 365 days after the date of the purchase, issued by the United States of America or any instrumentality or agency thereof, the principal, interest and premium, if any, of which is guaranteed fully by, or backed by the full faith and credit of, the United States of America, (b) Dollar denominated (or foreign currency fully hedged) time deposits, certificates of deposits and bankers acceptances maturing not more than 365 days after the date of purchase, issued by (x) any Lender or (y) a commercial banking institution that is a member of the U.S. Federal Reserve System or a commercial banking institution organized and located in a country recognized by the United States of America having, or which is the principal banking subsidiary of a bank holding company having, combined capital and surplus and undivided profits of not less than $200,000,000 and a commercial paper rating of "P-1" (or higher) according to Moody's Investors' Service, Inc. ("MOODY'S"), "A-1" (or higher) according to Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P") or the equivalent rating by any other nationally recognized rating agency at the time as of which any investment therein is made (any such bank, an "APPROVED BANK") or (z) a non-United States commercial banking institution which is either currently ranked among the 100 largest banks in the world (by assets, according to the American Banker), has combined capital and surplus and undivided profits of not less than $500,000,000 or whose commercial paper (or the commercial paper of such bank's holding company) has a rating of "P-1" (or higher) according to Moody's, "A-1" (or higher) according to S&P or the equivalent rating by any other nationally recognized rating agency at the time as of which any investment therein is made, (c) commercial paper, maturing not more than 365 days after the date of purchase, issued or guaranteed by a corporation with a rating, at the time as of which any determination thereof is to be made, of "P-1" (or higher) according to Moody's, or "A-1" (or higher) according to S&P, (d) demand deposits with any bank or trust company maintained in the ordinary course of business, (e) repurchase or reverse repurchase agreements covering obligations of the type specified in clause (a) with a term of not more than seven days with any Approved Bank and (f) shares of any money market mutual fund rated at least "AAA" or the equivalent thereof by S&P or at least "Aaa" or the equivalent thereof by Moody's at the time as of which any investment therein is made.

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

                  "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

                  "CFC" means any entity that is a controlled foreign corporation under Section 957 of the Internal Revenue Code (or any successor provision thereto).

                  "CHANGE OF CONTROL" means the occurrence of any of the following: (a) the Permitted Investors and their Related Parties cease to own, directly or indirectly, more than 50% of the Voting Interests of the U.S. Borrower, or (b) the first date during any consecutive two-year period on which a majority of the members of the board of directors of the Parent are not Continuing Directors, or (c) prior to an IPO, the Parent shall cease to own at least 90% of the Voting Interests, other than Excluded Voting Interests, in each of the Borrowers (provided that the Parent shall in no event cease to own more than 50% of the Voting Interests in the U.S. Borrower on a fully diluted basis (such percentage to be calculated taking into account the Excluded Voting Interests), or (d) after an IPO, the Parent shall cease to own more than 50% of the Voting Interests in the U.S. Borrower.

                  "COLLATERAL" means all "Collateral" referred to in the Collateral Documents and all other property that is or is intended under any Collateral Document to be subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

                  "COLLATERAL AGENT" has the meaning specified in the recital of parties to this Agreement.

                  "COLLATERAL DOCUMENTS" means the Security Agreement, the Mortgages, the Non-U.S. Security Documents and any other agreement executed by any Loan Party that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

                  "COMMITMENT" means a Tranche A U.S. Term Commitment, a Tranche A Euro Term Commitment, a Tranche B Term Commitment, a Revolving Credit Commitment or a Letter of Credit Commitment.

                  "COMMITMENT DATE" has the meaning specified in Section
         2.17(b).

                  "COMMITMENT INCREASES" has the meaning specified in Section 2.17(a).

                  "CONFIDENTIAL INFORMATION" means information that any Loan Party furnishes to any Agent or any Lender Party on a confidential basis, but does not include any such information that is or becomes generally available to the public or that is or becomes available to such Agent or such Lender Party from a source other than the Loan Parties.

                  "CONSOLIDATED" refers to the consolidation of accounts in accordance with GAAP.

                  "CONTINGENT OBLIGATION" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required, regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain revolving credit or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

                  "CONTINUING DIRECTORS" means (i) members of the board of directors on the Effective Date; and (ii) other Persons nominated or elected to the board of directors with the approval of a majority of the Continuing Directors who were members of the board of directors at the time of such election or nomination.

                  "CONVERSION", "CONVERT" and "CONVERTED" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section 2.09 or 2.10.

                  "CSFB" has the meaning specified in the recital of parties hereto.

                  "CURRENT ASSETS" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting any reserve required by GAAP in each case in which a reserve is proper in accordance with GAAP.

                  "CURRENT LIABILITIES" of any Person means, as of any date (a) all Debt of such Person that by its terms is payable on demand or matures within one year after such date (excluding (i) any Debt renewable or extendible, at the option of such Person, to a date more than one year from such date or arising under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, and (ii) all amounts of other Funded Debt of such Person required to be paid or prepaid within one year after such date), and (b) all other items (including taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of such Person.

                  "DEBT" of any Person means (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables and other operating liabilities not overdue by more than 120 days or being disputed in good faith in each case incurred in the ordinary course of such Person's business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), except agreements for the purchase of property in the ordinary cause of business and on current payment terms solely to the extent such agreements shall not be overdue by more than 120 days or being disputed in good faith, (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar credit facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any Affiliate of such Person or any warrants, rights or options to acquire such Equity Interests, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, except (in each case) Qualified Preferred Stock, (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Contingent Obligations of such Person incurred by such Person with respect to any indebtedness and other payment Obligations referred to in clauses (a) through (h) above and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

                  "DEBT FOR BORROWED MONEY" of any Person means all items of Debt that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person and the amount thereof at any time shall be the amount then required by GAAP to be shown on such balance sheet.

                  "DEFAULT" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "DEFAULTED ADVANCE" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to a Borrower pursuant to Section 2.01 or 2.02 at or prior to such time that has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to
         Section 2.02(e) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section
         2.01 on the same date as the Defaulted Advance so deemed made in part.

                  "DEFAULTED AMOUNT" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to any Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time that has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to (a) the Swing Line Bank pursuant to Section 2.02(b) to purchase a portion of a Swing Line Advance made by the Swing Line Bank, (b) the Issuing Bank pursuant to Section 2.03(c) to purchase a portion of a Letter of Credit Advance made by the Issuing Bank, (c) the Administrative Agent pursuant to Section 2.02(e) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (d) any other Lender Party pursuant to Section 2.15 to purchase any participation in Advances owing to such other Lender Party and (e) any Agent or the Issuing Bank to reimburse such Agent or the Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to such Agent or the Issuing Bank. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to
         Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

                  "DEFAULTING LENDER" means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(f).

                  "DEGI GROUP" has the meaning specified in the Agreement and Plan of Recapitalization.

                  "DOLLARS" and the sign "U.S.$" each means lawful money of the United States of America.

                  "DOMESTIC LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance or other instrument pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the U.S. Borrower and the Administrative Agent.

                  "DOMESTIC SUBSIDIARY" means any Subsidiary other than a Foreign Subsidiary.

                  "EBITDA" means, in each case of the U.S. Borrower and each of its Subsidiaries, for any period, the sum (without duplication) of (a) Net Income, and (b) to the extent Net Income has been reduced thereby,
         (i) all income taxes and foreign withholding taxes paid or accrued for such period, (ii) Interest Expense, (iii) Non-cash Charges less any non-cash items increasing Net Income for such period (other than normal accruals in the ordinary course of business), (iv) any cash charges resulting from the Transactions and the related financings that, in each case, are incurred prior to the six month anniversary of the Initial Extension of Credit, and (v) any non-capitalized transactions costs incurred in connection with actual, proposed or abandoned financings, acquisitions or divestitures, including, but not limited to, financing and refinancing fees and costs incurred in connection with the Transactions, all as determined in accordance with GAAP for such period, provided that, for purposes of the last quarter of Fiscal Year 2000 and the first quarter of Fiscal Year 2001, Consolidated EBITDA of the U.S. Borrower and its Subsidiaries shall mean, respectively U.S.$58,300,000 and U.S.$54,900,000.

                  "EFFECTIVE DATE" means the first date on which the conditions set forth in Article III are satisfied.

                  "ELIGIBLE ASSIGNEE" means any commercial bank or financial institution (including, without limitation, any fund that regularly invests in loans similar to the Tranche A Euro Term Advances or Tranche B Term Advances) as approved (which approval shall be required only so long as no Event of Default has occurred and is continuing at the time of an assignment) by the U.S. Borrower (such approval not to be unreasonably withheld or delayed); provided, however, that neither any Loan Party nor any Subsidiary of a Loan Party shall qualify as an Eligible Assignee under this definition.

                  "ENVIRONMENTAL ACTION" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

                  "ENVIRONMENTAL LAW" means any applicable Federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction or decree, or any judicial or agency interpretation, policy or guidance having the force or effect of law, relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

                  "ENVIRONMENTAL PERMIT" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

                  "EQUIPMENT" means all Equipment referred to in Section 1(a) of the Security Agreement.

                  "EQUITY CONTRIBUTION" has the meaning specified in Section 3.01(h).

                  "EQUITY INTERESTS" means, with respect to any Person, shares of capital stock of (or other ownership interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

                  "EQUIVALENT" in Dollars of any Euros on any date means the equivalent in Dollars of such Euros determined by using the quoted spot rate at which the Administrative Agent's principal office in New York City offers to exchange Dollars for Euros in New York City prior to 4:00 P.M. (New York City time) (unless otherwise indicated by the terms of this Agreement) on such date, and the "EQUIVALENT" in Euros of any Dollars means the equivalent in Euros of such Dollars determined by using the quoted spot rate at which the Administrative Agent's principal office in New York City offers to exchange

         Euros for Dollars in New York City prior to 4:00 P.M. (New York City time) (unless otherwise indicated by the terms of this Agreement) on such date.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "ERISA AFFILIATE" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 (b) or (c) of the Internal Revenue Code, and solely for purposes of
         Section 412 of the Internal Revenue Code, within the meaning of Section 414(m) or (o) of the Internal Revenue Code.

                  "ERISA EVENT" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in
         Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to
         Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

                  "EURO" and the sign "E." each means the single currency of the Participating Member States of the European Union.

                  "EURO BORROWER" has the meaning specified in the recital of parties to this Agreement.

                  "EURO LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Euro Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it becomes a Lender

         Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Euro Borrower and the Administrative Agent.

                  "EURO RATE" means, for any Interest Period for all Euro Rate Advances comprising part of the same Borrowing, (i) an interest rate per annum equal to the rate per annum appearing on Reuters Page EURIBOR-01 (or any successor page) at 11:00 A.M. (Brussels time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period, or (ii) if such rate per annum is not shown on Reuters Page EURIBOR-01 (or on such other page or service specified by the Administrative Agent after consultation with the Euro Borrower for the purpose of displaying the Banking Federation of the European Union rates for deposits in Euros), the average offered quotation by four prime banks in the Euro-zone interbank market to the Administrative Agent for Euro-deposits of amounts comparable to the principal amount of the Borrowing consisting of Euro Rate Advances with maturities comparable to the applicable Interest Period therefor, determined at 11:00 A.M. (Brussels time) two Business Days before the first day of such Interest Period, provided that, in the event (x) the Tranche A Euro Term Lenders shall have notified the Administrative Agent in accordance with Section 2.10(c)(ii) or (y) the circumstances described in Section 2.10(d)(ii) in respect of Euro Rate Advances shall have occurred, the Euro Rate determined pursuant to this definition shall instead be the rate per annum determined by the Administrative Agent from time to time as the all-in-cost of funds for the Administrative Agent to fund Euro Rate Advances with maturities comparable to the Interest Period applicable thereto.

                  "EURO RATE ADVANCE" means an Advance that bears interest as provided in Section 2.07(a)(iii).

                  "EUROCURRENCY LIABILITIES" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "EURODOLLAR LENDING OFFICE" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the U.S. Borrower and the Administrative Agent.

                  "EURODOLLAR RATE" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period (provided that, if for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates) by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

                  "EURODOLLAR RATE ADVANCE" means an Advance that bears interest as provided in Section 2.07(a)(ii).

                  "EURODOLLAR RATE RESERVE PERCENTAGE" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities related to the basis on which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

                  "EURO-ZONE" means the region composed of the Participating Member States.

                  "EVENTS OF DEFAULT" has the meaning specified in Section 6.01.

                  "EXCESS CASH FLOW" means, for any period, the lesser of (X)

                           (a) the sum of:

                                    (i) Consolidated Net Income of the U.S.
                           Borrower and its Subsidiaries for such period (without taking into account any income or gain from sales, transfers or other dispositions of assets) plus

                                    (ii) the aggregate amount of all Non-cash
                           Charges deducted in arriving at such Consolidated Net Income plus

                                    (iii) if there was a net increase in
                           Consolidated Current Liabilities of the U.S. Borrower and its Subsidiaries during such period, the amount of such net increase plus

                                    (iv) if there was a net decrease in
                           Consolidated Current Assets (excluding cash and Cash Equivalents) of the U.S Borrower and its Subsidiaries during such period, the amount of such net decrease plus

                                    (v) any Rollover Amount permitted to be used
                           for Capital Expenditures during such period, to the extent not used during such period less

                           (b) the sum of:

                                    (i) the aggregate amount of all non-cash
                           credits included in arriving at such Consolidated Net Income plus

                                    (ii) if there was a net decrease in
                           Consolidated Current Liabilities of the U.S. Borrower and its Subsidiaries during such period, the amount of such net decrease plus

                                    (iii) if there was a net increase in
                           Consolidated Current Assets (excluding cash and Cash Equivalents) of the U.S. Borrower and its Subsidiaries during such period, the amount of such net increase plus

                                    (iv) the aggregate amount of Capital
                           Expenditures of the U.S. Borrower and its Subsidiaries permitted to be made in accordance with the terms hereof and paid in cash (other than the Net Cash Proceeds from the sale, transfer or other dispositions of assets) during such period plus

                                    (v) the aggregate amount of all regularly
                           scheduled principal payments of Debt for Borrowed Money made during such period plus

                                    (vi) the aggregate amount of all optional
                           prepayments of Advances under the Tranche A Euro Term Facility, Tranche A U.S. Term Facility and the Tranche B Term Facility plus

                                    (vii) (without duplication) the aggregate
                           amount of Investments made in cash during such period (other than with the proceeds of Debt) and otherwise permitted under this Agreement plus

                                    (viii) the Rollover Amount for such period,
                           and

                           (Y) the excess, as of the last day of such period, of
                  the aggregate principal amount of cash and Cash Equivalents of the U.S. Borrower and its Subsidiaries over U.S.$35,000,000.

                  "EXCLUDED TAXES" has the meaning specified in Section 2.12(a).

                  "EXCLUDED VOTING INTERESTS" means (i) the Voting Interests held by Dresser Industries, Inc. on the Effective Date in the U.S. Borrower, (ii) any Voting Interests of the U.S. Borrower issued to or any Voting Interests of the U.S. Borrower underlying any warrants, rights or options granted to or for the benefit of management of the U.S. Borrower or any of its Subsidiaries, (iii) the Voting Interests of the U.S. Borrower (up to 10% in the aggregate of the Voting Interests of the U.S. Borrower on a fully-diluted basis) issued as full or partial consideration in connection with Permitted Acquisitions, and
         (iv) the Voting Interests of the U.S. Borrower issued as full or partial consideration in connection with the Pending Acquisition.

                  "EXISTING DEBT" means Debt of each Loan Party and its Subsidiaries outstanding immediately before giving effect to the consummation of the Transaction.

                  "EXTRAORDINARY RECEIPT" means any cash received by or paid to or for the account of any Person that under GAAP is required to be reported as an extraordinary item, excluding any sale, lease, transfer or other disposition of assets but including, without limitation, any such extraordinary items resulting from (i) pension plan reversions,
         (ii) proceeds of property insurance in excess of, in the aggregate, U.S.$1,000,000, (iii) condemnation awards in excess of, in the aggregate, U.S.$1,000,000 (and payments in lieu thereof), and (iv) indemnity payments received pursuant to Article XII of the Agreement and Plan of Recapitalization in an amount in excess of, in the aggregate, U.S.$1,000,000; provided, however, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments
         (A) in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received, so long as such application is made within 12 months after the occurrence of such damage or loss or (B) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.

                  "FACILITY" means the Tranche A U.S. Term Facility, the Tranche A Euro Term Facility, the Tranche B Term Facility, the Revolving Credit Facility, the Swing Line Facility or the Letter of Credit Facility.

                  "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the

         Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "FEE LETTER" means the fee letter dated January 30, 2001 and entered into by and between the U.S. Borrower and the Administrative Agent, as amended.

                  "FISCAL YEAR" means a fiscal year of the Parent and its Consolidated Subsidiaries ending on December 31 in any calendar year.

                  "FOREIGN SUBSIDIARY" means a Subsidiary organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia.

                  "FUNDED DEBT" of any Person, means Debt in respect of the Advances, in the case of each of the Borrowers, and all other Debt of such Person that by its terms matures more than one year after the date of determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including, without limitation, all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination.

                  "GAAP" has the meaning specified in Section 1.03.

                  "GUARANTIES" means the Parent Guaranty and the Subsidiary Guaranty.

                  "GUARANTORS" means the Parent and the Subsidiary Guarantors.

                  "HAZARDOUS MATERIALS" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

                  "HEDGE AGREEMENTS" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

                  "HEDGE BANK" means any Lender Party or an Affiliate of a Lender Party in its capacity as a party to a Secured Hedge Agreement.

                  "INCREASE DATES" has the meaning specified in Section 2.17.

                  "INCREASING LENDER" has the meaning specified in Section 2.17.

                  "INDEMNIFIED PARTY" has the meaning specified in Section 9.04(b).

                  "INDENTURE" means the indenture dated as of the date hereof, and entered into by and among, the U.S. Borrower, the Subsidiary Guarantors and State Street Bank and Trust Company, as trustee, as such indenture may be amended, supplemented or otherwise modified from time to time in accordance with its terms to the extent permitted by Section 5.02(p).

                  "INFORMATION MEMORANDUM" means the information memorandum dated March 2001 used by the Joint Lead Arrangers in connection with the syndication of the Commitments.

                  "INITIAL EXTENSION OF CREDIT" means the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit hereunder.

                  "INITIAL ISSUING BANK" and "INITIAL LENDERS" each has the meaning specified in the recital of parties to this Agreement.

                  "INSUFFICIENCY" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

                  "INTEREST COVERAGE RATIO" means, for any period, the ratio of
         (a) Consolidated EBITDA of the U.S. Borrower and its Subsidiaries to
         (b) the sum of (i) Consolidated Interest Expense of the U.S. Borrower and its Subsidiaries and (ii) without duplication, for the U.S. Borrower and its Subsidiaries, determined on a Consolidated basis, the aggregate amount of dividends paid or payable with respect to Preferred Interests that are not Qualified Preferred Stock, during such period.

                  "INTEREST EXPENSE" means, in each case of the U.S. Borrower and each of its Subsidiaries, for any period, the sum (without duplication) of: (i) the aggregate of all cash and non-cash interest expense with respect to all outstanding Debt, including the net costs associated with interest rate Hedge Agreements, but excluding the amortization or write-off of debt issuance costs, (ii) the interest expense that was capitalized during such period, and (iii) the interest component of Capitalized Leases paid, accrued and/or scheduled to be paid or accrued, all as determined in accordance with GAAP for such period, provided that, for purposes of the last quarter of Fiscal Year 2000 and the first quarter of Fiscal Year 2001, Consolidated Interest Expense of the U.S. Borrower and its Subsidiaries shall mean, for each of such fiscal quarters, U.S.$22,000,000.

                  "INTEREST PERIOD" means (A) for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the U.S. Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the U.S. Borrower pursuant to the provisions below, and (B) for each

         Euro Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Euro Rate Advance and ending on the last day of the period selected by the Euro Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Euro Borrower pursuant to the provisions below. The duration of each Interest Period with respect to any Euro Rate or Eurodollar Rate Advances shall be one, two, three or six months, or, to the extent made available by all the Appropriate Lenders, twelve months, as the Applicable Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                           (a) the U.S. Borrower may not select any Interest
                  Period with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

                           (b) the Euro Borrower may not select any Interest
                  Period with respect to any Euro Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Euro Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

                           (c) Interest Periods commencing on the same date for
                  Euro Rate Advances or Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                           (d) whenever the last day of any Interest Period
                  would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

                           (e) whenever the first day of any Interest Period
                  occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month; and

                           (f) notwithstanding anything provided herein, the
                  Applicable Borrower shall only be entitled to select an Interest Period of seven days with regard to any Euro Rate or Eurodollar Rate Advances to be made as of the Initial Extension of Credit.

                  "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "INVENTORY" means all Inventory referred to in Section 1(b) of the Security Agreement.

                  "INVESTMENT" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "Debt" in respect of such Person.

                  "ISSUING BANK" means the Initial Issuing Bank and any Eligible Assignee to which a Letter of Credit Commitment hereunder has been assigned pursuant to Section 9.07 so long as such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as an Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register), for so long as such Initial Issuing Bank or Eligible Assignee, as the case may be, shall have a Letter of Credit Commitment.

                  "IPO" means a bona fide underwritten initial public offering of Voting Interests of the U.S. Borrower, with aggregate gross proceeds of at least U.S.$100,000,000.

                  "JOINT LEAD ARRANGERS" means each of MSSF and CSFB.

                  "L/C CASH COLLATERAL ACCOUNT" has the meaning specified in the Security Agreement.

                  "L/C RELATED DOCUMENTS" has the meaning specified in Section 2.04(f)(ii).

                  "LENDER PARTY" means any Lender, the Swing Line Bank or the Issuing Bank.

                  "LENDERS" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 9.07 or pursuant to
         Section 2.17 or pursuant to any amendment to this Agreement, for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

                  "LETTER OF CREDIT ADVANCE" means an advance made by the Issuing Bank or any Revolving Credit Lender pursuant to Section 2.03(c).

                  "LETTER OF CREDIT AGREEMENT" has the meaning specified in
         Section 2.03(a).

                  "LETTER OF CREDIT COMMITMENT" means, with respect to the Issuing Bank at any time, the amount set forth opposite the Issuing Bank's name on Schedule I hereto under the caption "Letter of Credit Commitment" or, if the Issuing Bank has entered into one or more Assignment and Acceptances, set forth for the Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as the Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "LETTER OF CREDIT FACILITY" means, at any time, an amount equal to the lesser of (a) the amount of the Issuing Bank's Letter of Credit Commitment at such time and (b) U.S.$50,000,000, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "LETTERS OF CREDIT" has the meaning specified in Section 2.01(f).

                  "LIEN" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

                  "LOAN DOCUMENTS" means (a) for purposes of this Agreement and the Notes and any amendment, supplement or modification hereof or thereof, (i) this Agreement, (ii) the Notes, (iii) the Guaranties, (iv) the Collateral Documents and (v) the Fee Letter, (vi) each Letter of Credit Agreement and (b) for purposes of the Guaranties and the Collateral Documents and for all other purposes other than for purposes of this Agreement and the Notes, (i) this Agreement, (ii) the Notes,
         (iii) the Guaranties, (iv) the Collateral Documents, (v) the Fee Letter, (vi) each Letter of Credit Agreement and (vii) each Secured Hedge Agreement, in each case as amended.

                  "LOAN PARTIES" means each of the Borrowers and each of the Guarantors.

                  "MARGIN STOCK" has the meaning specified in Regulation U.

                  "MATERIAL ADVERSE CHANGE" means any material adverse change in the business, condition (financial or otherwise), operations, performance or properties of the Parent and its Subsidiaries, taken as a whole.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
         (a) the business, condition (financial or otherwise), operations, performance or properties of the Parent and its Subsidiaries, taken as a whole, (b) the rights and remedies of any Agent or any Lender Party under any Transaction Document or (c) the ability of any Loan Party to perform its material Obligations under any Loan Document.

                  "MATERIAL SUBSIDIARY" means, at any time, with respect to a Loan Party, a Subsidiary of such Loan Party having assets in an amount equal to at least 5% of the amount of total Consolidated assets of such Loan Party and its Subsidiaries (determined as of the last day of the most recent fiscal quarter of such Loan Party) or revenues or net income in an amount equal to at least 5% of the amount of total Consolidated revenues or net income of such Loan Party and its Subsidiaries for the 12-month period ending on the last day of the most recent fiscal quarter of such Loan Party; provided, however, that, (x) the aggregate assets of all non-Material Subsidiaries of such Loan Party shall not, at any time, exceed 10% of the amount of total Consolidated assets of such Loan Party and its Subsidiaries (determined as of the last day of the most recent fiscal quarter of such Loan Party) and (y) the aggregate revenues or net income of all non-Material Subsidiaries of such Loan Party shall not exceed 10% of the amount of total Consolidated revenues or net income of such Loan Party and its Subsidiaries for the 12-month period ending on the last day of the most recent fiscal quarter of such Loan Party.

                  "MORTGAGE POLICIES" has the meaning specified in Section 5.02(n).

                  "MORTGAGES" has the meaning specified in Section 5.02(n).

                  "MSSF" has the meaning specified in the recital of parties hereto.

                  "MULTIEMPLOYER PLAN" means a multiemployer plan, as defined in
         Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

                  "MULTIPLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could reasonably be expected to have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

                  "NET CASH PROCEEDS" means, with respect to any sale, lease, transfer or other disposition of any asset or the incurrence or issuance of any Debt or the sale or issuance of any Equity Interests to any Person other than by the U.S. Borrower to the Parent or by any Subsidiary of the U.S. Borrower to the U.S. Borrower or another Subsidiary of the U.S. Borrower (including, without limitation, receipt of any capital contribution) by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction and (c) the amount of any Debt secured by a Lien on such asset that, by the terms of the agreement or instrument governing such Debt, is required to be repaid (and that is repaid) upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof; provided, however, that in the case of taxes that are deductible under clause (b) above but for the fact that, at the time of receipt of such cash, such taxes have not been actually paid or are not then payable, such Loan Party or such Subsidiary may deduct an amount (the "RESERVED AMOUNT") equal to the amount reserved in accordance with GAAP for such Loan Party's or such Subsidiary's reasonable estimate of such taxes, other than taxes for which such Loan Party or such Subsidiary is indemnified, provided further, however, that, at the time such taxes are paid, an amount equal to the amount, if any, by which the Reserved Amount for such taxes exceeds the amount of such taxes actually paid shall constitute "Net Cash Proceeds" of the type for which such taxes were reserved for all purposes hereunder; and provided further still that Net Cash Proceeds from the sale, lease, transfer or other disposition of any asset or from Extraordinary Receipts shall be determined (and, for the purposes of Section 2.05(b), be deemed to have been received) as of the first anniversary of the actual receipt thereof and shall not include any amount of cash proceeds received in connection with such transaction to the extent such cash proceeds are reinvested in the business of the U.S. Borrower or any of its Subsidiaries, so long as application is made within 12 months after the actual receipt thereof.

                  "NET INCOME" means, in each case of the U.S. Borrower and each of its Subsidiaries, for any period, the aggregate net income (or loss) for such period, determined in accordance with GAAP and without any deduction in respect of distributions with respect to Preferred Interests; provided that there shall be excluded from the definition of Net Income, in each case of the U.S. Borrower and each of its
         Subsidiaries: (i) gains and losses from Asset Sales (without regard to the U.S.$5,000,000 limitation set forth in the definition thereof) and the related tax effects, (ii) gains and losses due solely to fluctuations in currency values and the related tax effects, (iii) all extraordinary, unusual or nonrecurring charges, gains and losses (including, without limitation, all restructuring costs and any expense or charge related to the repurchase of Equity Interests or warrants or options to purchase Equity Interests) and the related tax effects, (iv) the net income (or loss) of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Subsidiary or is merged or consolidated with or into the U.S. Borrower or any Subsidiary of the U.S. Borrower, (v) the net income (or loss) of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is prohibited by contract, operation of law or otherwise, (vi) the net loss of any Person, other than a Subsidiary of the U.S. Borrower, (vii) the net income of any Person, other than a Subsidiary of the U.S. Borrower, except to the extent of cash dividends or distributions paid to the U.S. Borrower or a Subsidiary of the U.S. Borrower by such Person,
         (viii) in the case of a successor to the U.S. Borrower or any of its Subsidiaries by consolidation or merger or as a transferee of the U.S. Borrower's or such Subsidiary's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets, and (ix) any non-cash compensation charges, including any arising from existing stock options resulting from any merger or recapitalization transaction, all as determined in accordance with GAAP for such period.

                  "NON-CASH CHARGES" means, in each case of the U.S. Borrower and each of its Subsidiaries, for any period, the aggregate depreciation, amortization and other non-cash charges and expenses reducing Net Income of the U.S. Borrower or any of its Subsidiaries for such period, all as determined on a consolidated basis in accordance with GAAP (excluding any such charges that require an accrual of or a reserve for cash payments for any future period other than accruals or reserves in the ordinary course of business or associated with mandatory repurchases of Equity Interests). Notwithstanding the foregoing, accruals in respect of payables in the ordinary course of business shall be deemed not to constitute a "Non-cash Charge."

                  "NON-U.S. SECURITY DOCUMENTS" has the meaning specified in
         Section 3.01(a)(iv).

                  "NOTE" means a Tranche A U.S. Term Note, a Tranche A Euro Term Note, a Tranche B Term Note or a Revolving Credit Note.

                  "NOTICE OF BORROWING" has the meaning specified in Section 2.02(a).

                  "NOTICE OF ISSUANCE" has the meaning specified in Section 2.03(a).

                  "NOTICE OF RENEWAL" has the meaning specified in Section 2.01(f).

                  "NOTICE OF TERMINATION" has the meaning specified in Section 2.01(f).

                  "NPL" means the National Priorities List under CERCLA.

                  "OBLIGATION" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents shall include the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document.

                  "OPEN YEAR" has the meaning specified in Section 4.01(8)(iii).

                  "OTHER TAXES" has the meaning specified in Section 2.12(b).

                  "PARENT" has the meaning specified in the recital of parties to this Agreement.

                  "PARENT GUARANTY" means the guaranty of the Parent set forth in Article VIII.

                  "PARTICIPATING MEMBER STATES" means a member state of the European Communities that adopts or has adopted the euro as its currency in accordance with legislation of the European Union relating to the European Economic and Monetary Union.

                  "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

                  "PENDING ACQUISITION" means the acquisition by the U.S. Borrower of all or substantially all of the Equity Interests in, or assets of, Subsidiaries of Affiliates of First Reserve Corporation, which Subsidiaries are primarily engaged in the production of valve equipment, complementing the U.S. Borrower's existing product line, which acquisition shall satisfy either of the following conditions:

                  (a) a majority of the disinterested members of the board of directors of the U.S. Borrower shall determine in good faith that such acquisition is on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the U.S. Borrower; or

                  (b) the board of directors of the U.S. Borrower shall obtain an opinion from a nationally recognized investment banking, appraisal or accounting firm that such acquisition is on terms that are not materially less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the U.S. Borrower.

                  "PERMITTED ACQUISITION" means any purchase by the U.S. Borrower or any of its Subsidiaries of all or substantially all of the Equity Interests in, or assets of, or business conducted by, another Person or the merger, consolidation or amalgamation of any Person with or into the U.S. Borrower or any of its Subsidiaries if all of the following conditions are met:

                           (a) immediately before and after giving effect to
                  such purchase, merger, consolidation or amalgamation, no Default has occurred and is continuing or would result therefrom;

                           (b) the Person or business acquired in such
                  acquisition shall not be engaged in any material respect in any business other than a Permitted Business;

                           (c) immediately before and after giving effect to
                  such purchase, merger, consolidation or amalgamation, the U.S. Borrower shall be in pro forma compliance with the covenants contained in Section 5.04, calculated based on the financial statements most recently delivered to the Lender Parties pursuant to Section 5.03 and as though such acquisition had occurred at the beginning of the four-quarter period covered thereby, as evidenced by a certificate of the Chief Financial Officer of the U.S. Borrower delivered to the Lender Parties demonstrating such compliance;

                           (d) all transactions related thereto are consummated
                  in compliance, in all material respects, with applicable requirements of law;

                           (e) all actions, if any, required to be taken
                  hereunder with respect to any acquired or newly formed Subsidiary and its property are taken as and when required; and

                           (f) the aggregate consideration for such acquisition,
                  when added to all such consideration for all such prior acquisitions (not taking into account the Pending Acquisition), shall not exceed the sum of (i) U.S.$95,000,000 and (ii) the lesser of (A) U.S.$50,000,000 and (B) the aggregate amount of all payments on the Tranche A U.S. Term Advances, the Tranche A Euro Term Advances and the Tranche B Term Advances previously made from (x) Excess Cash Flow, (y) Net Cash Proceeds from any sale, lease transfer or other disposition of any assets, or (z) optional prepayments.

                  Notwithstanding anything to the contrary contained in this definition of Permitted Acquisition, an acquisition which does not otherwise meet the requirements set forth above shall constitute a Permitted Acquisition if, and to the extent, the Required Lenders agree in writing that such acquisition shall constitute a Permitted Acquisition for purposes of this Agreement.

                  "PERMITTED BUSINESS" shall mean each business conducted by the Parent, the U.S. Borrower and its Subsidiaries on the Effective Date and any other business or activity that is related thereto or a reasonable extension thereof.

                  "PERMITTED ENCUMBRANCES" has the meaning specified in clause
         (ii) or (ix) of the definition of "Permitted Liens", and as to which no enforcement, collection, execution, levy or foreclosure procedure shall have been commenced.

                  "PERMITTED INVESTORS" shall mean First Reserve Corporation, its Affiliates and any general or limited partners of First Reserve Corporation on the Effective Date, Odyssey Investment Partners Fund, LP, its Affiliates and any general or limited partners of Odyssey Investment Partners Fund, LP on the Effective Date.

                  "PERMITTED LIENS" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (i) Liens for taxes, assessments and governmental charges or levies that are not yet due and payable or are being contested in good faith and by appropriate proceedings and as to which reserves shall be maintained in accordance with Section 5.01(b),
         (ii) statutory or common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other similar Liens, arising in the ordinary course of business for sums which either (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the U.S. Borrower or any of its Subsidiaries or (y) are not yet delinquent or are being contested in good faith by appropriate proceedings, (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security laws or regulations, (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a like-nature, in each case in the ordinary course of business, and a bank's unexercised right of set-off with respect to deposits made in the ordinary course,
         (v) licenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of the U.S. Borrower or any of its Subsidiaries, taken as a whole, (vi) any interest or title of a lessor or licensor in any property subject to any lease or license in the ordinary course of such lessor's or licensor's business and covering only the assets so leased or licensed, (vii) Liens arising out of judgments, decrees or attachments (other than in circumstances constituting an Event of Default) in respect of which, within 5 Business Days after the enforcement of such Lien, the U.S. Borrower or any of its Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and shall have secured a subsisting stay of execution pending such appeal or proceedings for review, (viii) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, (ix) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the U.S. Borrower or any Subsidiary, and (x) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligation in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods.

                  "PERMITTED SUBORDINATED DEBT" shall mean either (a) Debt for Borrowed Money of the U.S. Borrower or the Subsidiary Guarantors incurred to pay or finance purchase consideration for a Permitted Acquisition or the Pending Acquisition or to finance any repayment of outstanding Tranche A U.S. Term Advances, Tranche A Euro Term Advances and Tranche B Term Advances, the governing documents of which either
         (x) contain covenants, defaults, subsidiary guarantees and subordination provisions at least as favorable (taken as a whole) to the Lender Parties as those set forth in the Senior Subordinated Debt Documents and do not require any principal payments prior to the tenth anniversary of the Effective Date (except in the case of a Change of Control or any sale, lease, transfer or other disposition of any assets on the terms set forth in the Senior Subordinated Debt Documents) or
         (y) contain terms and conditions that are otherwise reasonably satisfactory to the Required Lenders or (b) Preferred Interests of the U.S. Borrower that are not Qualified Preferred Stock, provided, in each case, that immediately after the incurrence or issuance of such Debt the U.S. Borrower shall be in pro forma compliance with the covenants contained in Section 5.04, calculated based on the financial statements most recently delivered to the Lender Parties pursuant to Section 5.03, as evidenced by a certificate of the Chief Financial Officer of the U.S. Borrower delivered to the Lender Parties demonstrating such compliance.

                  "PERMITTED SUBORDINATED REFINANCING DEBT" shall mean Debt of the U.S. Borrower or the Subsidiary Guarantors issued or given in exchange for, or all the proceeds of which are used to refinance, all or any portion of any outstanding Senior Subordinated Debt or Permitted Subordinated Debt, so long as (a) such Debt has weighted average life to maturity greater than or equal to the weighted average life to maturity of the Senior Subordinated Notes, (b) such refinancing does not (i) increase the amount of such Debt outstanding immediately prior to such refinancing or (ii) add guarantors, obligors or security from that which applied to the Senior Subordinated Notes, (c) such Debt has substantially the same (or, from the perspective of the Lender Parties, more favorable) subordination provisions, if any, as applied to the Senior Subordinated Notes, (d) all other terms of such refinancing (including, without limitation, with respect to the redemption provisions, maturities, covenants, defaults and remedies), are not, taken as a whole, materially less favorable to the Lender Parties than those previously existing with respect to the Senior Subordinated Notes, (e) the interest rate applicable to any such refinancing does not exceed the then applicable market interest rate, and (f) no Default or Event of Default shall be in existence of the time of such refinancing or immediately after giving effect thereto, provided, in each case, that immediately after the incurrence or issuance of such Debt the U.S. Borrower shall be in pro forma compliance with the covenants contained in Section 5.04, calculated based on the financial statements most recently delivered to the Lender Parties pursuant to
         Section 5.03, as evidenced by a certificate of the Chief Financial Officer of the U.S. Borrower delivered to the Lender Parties demonstrating such compliance.

                  "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "PLAN" means a Single Employer Plan or a Multiple Employer
         Plan.

                  "PLEDGED DEBT" has the meaning specified in the Security Agreement.

                  "PLEDGED SHARES" has the meaning specified in the Security Agreement.

                  "PREFERRED INTERESTS" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

                  "PRO FORMA ADJUSTED EBITDA" for any period, means Consolidated EBITDA of the U.S. Borrower and its Subsidiaries for such period adjusted to give effect on a pro forma basis for such period to any sale, transfer, lease or other disposition of assets permitted by the terms of this Agreement or a Permitted Acquisition or the Pending Acquisition (including, without limitation, (A) any Permitted Acquisition or the Pending Acquisition giving rise to the need to make such adjustments as a result of the U.S. Borrower or one of its Subsidiaries (including any Person who becomes a Subsidiary as a result of the Permitted Acquisition or Pending Acquisition) incurring, assuming or otherwise being liable for Debt that was outstanding immediately prior to the consummation of such Permitted Acquisition or Pending Acquisition and was not incurred in connection with, or in contemplation of, such Permitted Acquisition or Pending Acquisition, and (B) any Consolidated EBITDA including any pro forma expense and cost reductions and other operating improvements that have occurred or are reasonably expected to occur in the reasonable judgment of the Chief Financial Officer of the U.S. Borrower (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with GAAP, Regulation S-X of the Securities Act of 1933 or any other regulation or policy of the SEC related thereto) attributable to the assets which are the subject of such sale, transfer, lease, other disposition or acquisition and without regard to clause (iv) of the definition of Net Income) occurring during the four fiscal quarter period ended on the last date of such period, as if such sale, transfer, lease, other disposition or acquisition occurred on the first date of such four fiscal quarter period.

                  "PRO RATA SHARE" of any amount means, with respect to any Revolving Credit Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Revolving Credit Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or Section 6.01, such Lender's Revolving Credit Commitment as in effect immediately prior to such termination) and the denominator of which is the Revolving Credit Facility at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or Section 6.01, the Revolving Credit Facility as in effect immediately prior to such termination).

                  "QUALIFIED PREFERRED STOCK" shall mean any Preferred Interest of the U.S. Borrower in respect of which no dividends thereon (other than dividends payable solely in kind) shall be required to be paid at any time or to the extent that such payment would be prohibited by the terms of this Agreement, and that is not redeemable prior to the tenth anniversary of the Effective Date under any circumstance, except (i) for Permitted Subordinated Debt or (ii) upon a Change of Control, if payment of the redemption price upon a Change of Control is required and only if permitted by the terms of this Agreement.

                  "RECAPITALIZATION" has the meaning specified in the Preliminary Statements.

                  "RECEIVABLES" means all Receivables referred to in Section 1(c) of the Security Agreement.

                  "REDEEMABLE" means, with respect to any Equity Interest, any Debt or any other right or Obligation, any such Equity Interest, Debt, right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

                  "REDUCTION AMOUNT" has the meaning specified in Section 2.06(b)(v).

                  "REGISTER" has the meaning specified in Section 9.07(d).

                  "REGULATION U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                  "RELATED DOCUMENTS" means the Agreement and Plan of Recapitalization, the Senior Subordinated Debt Documents, the Tax Agreement and the Sponsors Letter.

                  "RELATED PARTY" with respect to any Permitted Investor means,
         (a) (i) any spouse, sibling, parent, or child of such Permitted Investor, or (ii) the estate of any Permitted Investor during any period in which such estate holds capital stock of the U.S. Borrower for the benefit of any Person referred to in clause (a)(i) above, or
         (b) any trust, corporation, partnership, limited liability company or other entity the beneficiaries, stockholders, partners, owners or Persons beneficially owning an interest of more than 50% of which consist of, or the sole managing member of which is, one or more Permitted Investors and/or such other Persons referred to in the immediately preceding clause (a).

                  "REQUIRED LENDERS" means, at any time, Lenders owed or holding at least a majority in interest of the aggregate principal amount (based, in the case of the Tranche A Euro Term Facility, on the Equivalent in Dollars at such time) of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, (c) the aggregate unused Commitments under all Facilities (other than the Revolving Credit Facility, the Swing Line Facility or the Letter of Credit Facility) at such time and (d) the aggregate Unused Revolving Credit Commitments at such time; provided, however, that, if any Lender shall be either (i) a Defaulting Lender or (ii) an Affiliate of any Loan Party at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount (based, to the extent applicable, on the Equivalent in Dollars at such time) of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (B) such Lender's Pro Rata share of the aggregate Available Amount of all Letters of Credit outstanding at such time, (C) the aggregate unused Commitments of such Lender under all Facilities (other than the Revolving Credit Facility, the Swing Line Facility or the Letter of Credit Facility) at such time and (D) the Unused Revolving Credit Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and of Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments.

                  "RESPONSIBLE OFFICER" means any officer of any Loan Party or any of its Subsidiaries.

                  "REVOLVING CREDIT ADVANCE" has the meaning specified in
         Section 2.01(d).

                  "REVOLVING CREDIT BORROWING" means a borrowing consisting of simultaneous Revolving Credit Advances of the same Type made by the Revolving Credit Lenders.

                  "REVOLVING CREDIT COMMITMENT" means, with respect to any Revolving Credit Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Revolving Credit Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to
         Section 9.07(d) as such Lender's "Revolving Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "REVOLVING CREDIT FACILITY" means, at any time, the aggregate amount of the Revolving Credit Lenders' Revolving Credit Commitments at such time.

                  "REVOLVING CREDIT LENDER" means any Lender that has a Revolving Credit Commitment.

                  "REVOLVING CREDIT NOTE" means a promissory note of the U.S. Borrower payable to the order of any Revolving Credit Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the U.S. Borrower to such Lender resulting from the Revolving Credit Advances, Letter of Credit Advances and Swing Line Advances made by such Lender, as amended. If requested by the Swing Line Bank, the commitment of the Swing Line Bank to make Swing Line Advances shall be evidenced by a separate promissory note.

                  "ROLLOVER AMOUNT" has the meaning specified in Section
         5.02(n).

                  "SECURED HEDGE AGREEMENT" means any Hedge Agreement required or permitted under Article V that is entered into by and between any Loan Party and any Hedge Bank.

                  "SECURED OBLIGATIONS" has the meaning specified in Section 2 of the Security Agreement.

                  "SECURED PARTIES" means the Agents, the Lender Parties and the Hedge Banks.

                  "SECURITY AGREEMENT" has the meaning specified in Section 3.01(a)(ii).

                  "SENIOR SUBORDINATED DEBT" means any Debt issued pursuant to the Indenture and any other Debt of any Loan Party that is subordinated to the Obligations of such Loan Party under the Loan Documents on, and that otherwise contains, terms and conditions satisfactory to the Required Lenders.

                  "SENIOR SUBORDINATED DEBT DOCUMENTS" means the Indenture and all other agreements, indentures and instruments pursuant to which Senior Subordinated Debt is issued, in each case as amended, to the extent permitted under Section 5.02(p).

                  "SPONSORS LETTER" means the letter dated as of April 10, 2001 from First Reserve Corporation and Odyssey Investments Partners, LLC to the U.S. Borrower.

                  "SENIOR SUBORDINATED NOTES" means the senior subordinated notes of the U.S. Borrower in an aggregate principal amount of U.S.$300,000,000 issued pursuant to the Indenture.

                  "SINGLE EMPLOYER PLAN" means a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could reasonably be expected to have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

                  "SOLVENT" and "SOLVENCY" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person,
         (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "STANDBY LETTER OF CREDIT" means any Letter of Credit issued under the Letter of Credit Facility, other than a Trade Letter of Credit.

                  "SUBSIDIARY" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                  "SUBSIDIARY GUARANTORS" means the Subsidiaries of the U.S. Borrower listed on Schedule II hereto and each other Subsidiary of the U.S. Borrower that shall be required to execute and deliver a guaranty pursuant to Section 5.01(j).

                  "SUBSIDIARY GUARANTY" means the guaranty of the Subsidiary Guarantors set forth in Article VIII.

                  "SUPERMAJORITY LENDERS" means, at any time, with respect a Facility, Lenders owed or holding at least two-thirds in interest of the aggregate principal amount (based, in the case of the Tranche A Euro Term Facility, on the Equivalent in Dollars at such time) of the sum of (a) the aggregate principal amount of the Advances outstanding at such time under such Facility and (b) the aggregate unused Commitments at such time under such Facility (which, for purposes of the Revolving Credit Facility, shall be equal to the Unused Revolving Credit Commitments at such time); provided, however, that if any Lender shall be either (i) a Defaulting Lender or (ii) an Affiliate of any Loan Party at such time, there shall be excluded from the determination of Supermajority Lenders at such time (A) the aggregate principal amount (based, in the case of the Tranche A Euro Term Facility, on the Equivalent in Dollars at such time) of the Advances owing to such Lender (in its capacity as a Lender), and outstanding at such time under such Facility, and (B) the aggregate unused Commitments of such Lender at such time under such Facility (which, for purposes of the Revolving Credit Facility, shall be equal to the Unused Revolving Credit Commitments at such time). For purposes of this definition, the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments under the Revolving Credit Facility.

                  "SURVIVING DEBT" means Debt of each Loan Party and its Subsidiaries outstanding immediately before and after giving effect to the Transaction.

                  "SWING LINE ADVANCE" means an advance made by (a) the Swing Line Bank pursuant to Section 2.01(e) or (b) any Revolving Credit Lender pursuant to Section 2.02(c).

                  "SWING LINE BANK" means Wells Fargo Bank Texas, N.A. and each Person that shall become the Swing Line Bank hereunder pursuant to
         Section 9.07.

                  "SWING LINE BORROWING" means a borrowing consisting of a Swing Line Advance made by the Swing Line Bank pursuant to Section 2.01(e) or the Revolving Credit Lenders pursuant to Section 2.02(c).

                  "SWING LINE FACILITY" has the meaning specified in Section 2.01(e).

                  "SWING LINE RESERVE" has the meaning specified in Section 2.02(b).

                  "SYNDICATION AGENT" has the meaning specified in the recital of parties to this Agreement.

                  "TAX AGREEMENT" means that certain tax sharing agreement entered into by and between the U.S. Borrower and the Parent, as amended, supplemented or otherwise modified from time to time, to the extent permitted under Section 5.02(p).

                  "TAX CERTIFICATE" has the meaning specified in Section
         5.03(k).

                  "TAXES" has the meaning specified in Section 2.12(a).

                  "TERMINATION DATE" means the earlier of (a) the date of termination in whole of the Revolving Credit Commitments, the Letter of Credit Commitment, the Tranche A U.S. Term Commitments, the Tranche A Euro Term Commitments and the Tranche B Term Commitments pursuant to
         Section 2.05 or Section 6.01 and (b) (i) for purposes of the Revolving Credit Facility, the Letter of Credit Facility, the Tranche A U.S. Term Facility and the Tranche A Euro Term Facility, April 10, 2007, and (ii) for purposes of the Tranche B Term and for all other purposes, April 10, 2009.

                  "TOTAL DEBT/EBITDA RATIO" means, for any period, the ratio of
         (A) the sum of (i) Consolidated Debt for Borrowed Money of the U.S. Borrower and its Subsidiaries on the last day of such period, and (ii) without duplication, for the U.S. Borrower and its Subsidiaries, determined on a Consolidated basis, the aggregate amount of the liquidation preference with respect to any Preferred Interests that are not Qualified Preferred Stock issued and outstanding on the last day of such period to (B) Consolidated Pro Forma Adjusted EBITDA of the U.S. Borrower and its Subsidiaries for the four fiscal quarter period ending on the last day of such period, provided there shall be excluded, solely for the purpose of the calculation of Consolidated Debt for Borrowed Money for this definition, any cash or Cash Equivalents maintained by the U.S. Borrower or any of its Subsidiaries for any date of determination during the Fiscal Year ended December 31, 2001.

                  "TRADE LETTER OF CREDIT" means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of Inventory (in its capacity as such) to the U.S. Borrower or any of its Subsidiaries to effect payment for such Inventory.

                  "TRANCHE A EURO TERM ADVANCE" has the meaning specified in
         Section 2.01(b).

                  "TRANCHE A EURO TERM BORROWING" means a borrowing consisting of simultaneous Tranche A Euro Term Advances made by the Tranche A Euro Term Lenders.

                  "TRANCHE A EURO TERM COMMITMENT" means, with respect to any Tranche A Euro Term Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Tranche A Euro Term Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to

         Section 9.07(d) as such Lender's "Tranche A Euro Term Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "TRANCHE A EURO TERM FACILITY" means, at any time, the aggregate amount of the Tranche A Euro Term Lenders' Tranche A Euro Term Commitments at such time.

                  "TRANCHE A EURO TERM LENDER" means any Lender that has a Tranche A Euro Term Commitment.

                  "TRANCHE A EURO TERM NOTE" means a promissory note of the Euro Borrower payable to the order of any Tranche A Euro Term Lender, in substantially the form of Exhibit A-3 hereto, evidencing the indebtedness of the Euro Borrower to such Lender resulting from the Tranche A Euro Term Advance made by such Lender, as amended.

                  "TRANCHE A U.S. TERM ADVANCE" has the meaning specified in
         Section 2.01(a).

                  "TRANCHE A U.S. TERM BORROWING" means a borrowing consisting of simultaneous Tranche A U.S. Term Advances of the same Type made by the Tranche A U.S. Term Lenders.

                  "TRANCHE A U.S. TERM COMMITMENT" means, with respect to any Tranche A U.S. Term Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Tranche A U.S. Term Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Tranche A U.S. Term Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "TRANCHE A U.S. TERM FACILITY" means, at any time, the aggregate amount of the Tranche A U.S. Term Lenders' Tranche A U.S. Term Commitments at such time.

                  "TRANCHE A U.S. TERM LENDER" means any Lender that has a Tranche A U.S. Term Commitment.

                  "TRANCHE A U.S. TERM NOTE" means a promissory note of the U.S. Borrower payable to the order of any Tranche A U.S. Term Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the U.S. Borrower to such Lender resulting from the Tranche A U.S. Term Advance made by such Lender, as amended.

                  "TRANCHE B TERM ADVANCE" has the meaning specified in Section 2.01(c).

                  "TRANCHE B TERM BORROWING" means a borrowing consisting of simultaneous Tranche B Term Advances of the same Type made by the Tranche B Term Lenders.

                  "TRANCHE B TERM COMMITMENT" means, with respect to any Tranche B Term Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Tranche B Term Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Tranche B Term Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

                  "TRANCHE B TERM FACILITY" means, at any time, the aggregate amount of the Term Lenders' Tranche B Term Commitments at such time.

                  "TRANCHE B TERM LENDER" means any Lender that has a Tranche B Term Commitment.

                  "TRANCHE B TERM NOTE" means a promissory note of the U.S. Borrower payable to the order of any Tranche B Term Lender, in substantially the form of Exhibit A-4 hereto, evidencing the indebtedness of the U.S. Borrower to such Lender resulting from the Tranche B Term Advance made by such Lender, as amended.

                  "TRANSACTION" means the Recapitalization and the other transactions contemplated by the Transaction Documents.

                  "TRANSACTION DOCUMENTS" means, collectively, the Loan Documents and the Related Documents.

                  "TYPE" refers to the distinction among Advances bearing interest based on the Base Rate, Advances bearing interest based on the Eurodollar Rate and Advances bearing interest based on the Euro Rate.

                  "UNUSED REVOLVING CREDIT COMMITMENT" means, with respect to any Revolving Credit Lender at any time, (a) such Lender's Revolving Credit Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Revolving Credit Advances made by such Lender and outstanding at such time plus (ii) such Lender's Pro Rata Share of
         (A) the aggregate Available Amount of all Letter of Credit outstanding at such time, (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.03(c) and outstanding at such time and (C) the Swing Line Reserve at such time.

                  "U.S. BORROWER" has the meaning specified in the recital of parties to this Agreement.

                  "VOTING INTERESTS" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

                  "WELFARE PLAN" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

                  "WITHDRAWAL LIABILITY" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "FROM" means "from and including" and the words "TO" and "UNTIL" each mean "to but excluding". References in the Loan Documents to any agreement or contract shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms and in compliance with the Loan Documents.

                  SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(g) ("GAAP").

                                   ARTICLE II

           AMOUNTS AND TERMS OF THE ADVANCES AND THE LETTERS OF CREDIT

                  SECTION 2.01. The Advances and the Letter of Credit. (a) The Tranche A U.S. Term Advances. Each Tranche A U.S. Term Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "TRANCHE A U.S. TERM ADVANCE") to the U.S. Borrower on the Effective Date in Dollars and in an amount equal to such Lender's Tranche A U.S. Term Commitment at such time. The Tranche A U.S. Term Borrowing shall consist of Tranche A U.S. Term Advances made simultaneously by the Tranche A U.S. Term Lenders ratably according to their Tranche A U.S. Term Commitments. Amounts borrowed under this
Section 2.01(a) and repaid or prepaid may not be reborrowed.

                  (b) The Tranche A Euro Term Advances. Each Tranche A Euro Term Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "TRANCHE A EURO TERM ADVANCE") to the Euro Borrower on the Effective Date in Euros in an amount equal to the Equivalent in Euros, on the Effective Date, of such Lender's Tranche A Euro Term Commitment at such time. The Tranche A Euro Term Borrowing shall consist of Tranche A Euro Term Advances made simultaneously by the Tranche A Euro Term Lenders ratably according to their Tranche A Euro Term Commitments. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed.

                  (c) The Tranche B Term Advances. Each Tranche B Term Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "TRANCHE B TERM ADVANCE") to the U.S. Borrower on the Effective Date in Dollars in an amount equal to such Lender's Tranche B Term Commitment at such time. The Tranche B Term Borrowing shall consist of Tranche B Term Advances made simultaneously by the Tranche B Term Lenders ratably according to their Tranche B Term Commitments. Amounts borrowed under this
Section 2.01(c) and repaid or prepaid may not be reborrowed.

                  (d) The Revolving Credit Advances. Each Revolving Credit Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each, a "REVOLVING CREDIT ADVANCE") to the U.S. Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in Dollars in an amount for each such Advance specified by the U.S. Borrower not to exceed, after giving effect to any use of proceeds thereof to repay any Swing Line Advances or Letter of Credit Advances such Lender's Unused Revolving Credit Commitment at such time. Each Revolving Credit Borrowing shall be in an aggregate amount of U.S.$5,000,000 or an integral multiple of U.S.$1,000,000 in excess thereof and shall consist of Revolving Credit Advances made simultaneously by the Revolving Credit Lenders ratably according to their Revolving Credit Commitments, provided, however, that the Revolving Credit Borrowing made on the Effective Date shall not exceed U.S.$3,000,000. Within the limits of each Revolving Credit Lender's Unused Revolving Credit Commitment in effect from time to time, the U.S. Borrower may borrow under this Section 2.01(d), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(d).

                  (e) The Swing Line Advances. The U.S. Borrower may request the Swing Line Bank to make, and the Swing Line Bank shall make, on the terms and conditions hereinafter set forth, Swing Line Advances to the U.S. Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in respect of the Revolving Credit Facility (i) in Dollars in an aggregate amount not to exceed at any time outstanding U.S.$15,000,000 (the "SWING LINE FACILITY") and (ii) in an amount not at any time exceeding the then amount of the Swing Line Reserve. No Swing Line Advance shall be used for the purpose of funding the payment of principal of any other Swing Line Advance. Each Swing Line Borrowing shall be made as a Base Rate Advance. Within the limits of the Swing Line Facility and within the limits referred to in clause
(ii) above, the U.S. Borrower may borrow under this Section 2.01(e), repay pursuant to Section 2.04(e) or prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(e).

                  (f) The Letters of Credit. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (the "LETTERS OF CREDIT") for the account of the U.S. Borrower from time to time on any Business Day during the period from the date hereof until 5 days before the Termination Date in an aggregate Available Amount (i) for all Letters of Credit not to exceed at any time the lesser of (x) the Letter of Credit Facility at such time and (y) the Issuing Bank's Letter of Credit Commitment at such time and
(ii) for each such Letter of Credit not to exceed the Unused Revolving Credit Commitments of the Revolving Credit Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the U.S. Borrower or the beneficiary to require renewal) later than 5 days before the Termination Date and (A) in the case of a Standby Letter of Credit, one year after the date of issuance thereof, but may by its terms be renewable annually upon notice (a "NOTICE OF RENEWAL") given to the Issuing Bank and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit but in any event at least three Business Days prior to the date of the proposed renewal of such Standby Letter of Credit and upon fulfillment of the applicable conditions set forth in Article III unless the Issuing Bank has notified the U.S. Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit but in any event at least 30 Business Days prior to the date of automatic renewal of its election not to renew such Standby Letter of Credit (a "NOTICE OF TERMINATION") and (B) in the case of a Trade Letter of Credit, 180 days after the date of issuance thereof; provided that the terms of each Standby Letter of Credit that is automatically renewable annually shall (x) require the Issuing Bank that issued such Standby Letter of Credit to give the beneficiary named in such Standby Letter of Credit notice of any Notice of Termination, (y) permit such beneficiary, upon receipt of such notice, to draw under such Standby Letter of Credit prior to the date such Standby Letter of Credit otherwise would have been automatically renewed and (z) not permit the expiration date (after giving effect to any renewal) of such Standby Letter of Credit in any event to be extended to a date later than 5 days before the Termination Date. If either a Notice of Renewal is not given by the U.S. Borrower or a Notice of Termination is given by the Issuing Bank pursuant to the immediately preceding sentence, such Standby Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed; provided, however, that even in the absence of receipt of a Notice of Renewal the Issuing Bank may in its discretion, unless instructed to the contrary by the Administrative Agent or the U.S. Borrower, deem that a Notice of Renewal had been timely delivered and in such case, a Notice of Renewal shall be deemed to have been so delivered for all purposes under this Agreement. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the U.S. Borrower may request the issuance of Letters of Credit under this Section 2.01(f), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this
Section 2.01(f).

                  SECTION 2.02. Making the Advances. (a) Except as otherwise provided in Section 2.02(b), each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, on the fourth Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Euro Rate Advances or on the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Applicable Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a "NOTICE OF BORROWING") shall be by telephone, confirmed immediately in writing, or telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made,
(iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Euro Rate Advances or Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Appropriate Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Applicable Borrower by crediting the U.S. Borrower's Account; provided, however, that, in the case of any Revolving Credit Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Letter of Credit Advances made by the Issuing Banks and by any other Revolving Credit Lender and outstanding on the date of such Revolving Credit Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Issuing Bank and such other Revolving Credit Lenders for repayment of such Letter of Credit Advances.

                  (b) Swing Line Borrowings may be made on a daily basis under mechanics mutually agreed to by the U.S. Borrower and the Swing Line Bank. The Swing Line Reserve at any time shall be the amount (not exceeding $15,000,000) most recently established by the U.S. Borrower by written notice to the Administrative Agent confirmed in writing by the Swing Line Bank as the maximum aggregate principal amount of Swing Line Borrowings to be outstanding at any one time, provided, that, in no event shall the Swing Line Reserve exceed $15,000,000 at any time. Swing Line Advances shall be made without any requirement for a prior written or telephonic request given to the Administrative Agent. The Swing Line Bank will notify the Administrative Agent, on a monthly basis, of any Swing Line Advances so made. The Swing Line Bank shall not at any time permit the aggregate outstanding amount of the Swing Line Advances to exceed the then amount of the Swing Line Reserve. Upon written demand by the Swing Line Bank, with a copy of such demand to the Administrative Agent, each other Revolving Credit Lender shall purchase from the Swing Line Bank, and the Swing Line Bank shall sell and assign to each such other Revolving Credit Lender, such other Lender's Pro Rata Share of such outstanding Swing Line Advance as of the date of such demand, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Swing Line Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Swing Line Advance to be purchased by such Lender. The U.S. Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Swing Line Advance on (i) the Business Day on which demand therefor is made by the Swing Line Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Swing Line Bank to any other Revolving Credit Lender of a portion of a Swing Line Advance, the Swing Line Bank represents and warrants to such other Lender that the Swing Line Bank is the legal and beneficial owner of such interest being assigned by it, but makes no other representation or warranty and assumes no responsibility with respect to such Swing Line Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Swing Line Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such amount for the account of the Swing Line Bank on any Business Day, such amount so paid in respect of principal shall constitute a Swing Line Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Swing Line Advance made by the Swing Line Bank shall be reduced by such amount on such Business Day. Since the Swing Line Borrowings will be made on a daily automated basis without review by the Administrative Agent or the Swing Line Bank of the satisfaction of conditions precedent to Swing Line Borrowings set forth herein, some Swing Line Borrowings may be made without satisfaction of such conditions precedent (including without limitation the condition precedent that no Default shall have occurred), but the Revolving Credit Lenders shall nevertheless remain obligated to purchase their respective Pro Rata Share of such Swing Line Borrowings as provided for herein. Nothing set forth herein shall excuse the U.S. Borrower from its obligation to satisfy such conditions. The Swing Line Bank agrees (with the concurrence of U.S. Borrower) that it shall not make any Swing Line Advance after receipt of written notice from the Administrative Agent that a Default or an Event of Default shall have occurred which is continuing or that U.S. Borrower shall have otherwise failed to satisfy all of the conditions precedent to further Swing Line Borrowings hereunder.

                  (c) Anything in subsection (a) above to the contrary notwithstanding, the Applicable Borrower may not select Euro Rate Advances or Eurodollar Rate Advances for any Borrowing if the aggregate amount of such Borrowing is less than U.S.$5,000,000 (or the Equivalent in Euros at such time) or Eurodollar Rate Advances if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.09 or
Section 2.10; provided, however, that if the syndication under this Agreement has not been completed on or prior to the Effective Date then the Applicable Borrower may only select Euro Rate Advances or Eurodollar Rate Advances with 7-day Interest Period until the earlier of (i) the date which is one month after the Effective Date and (ii) the date the syndication has been completed as shall be specified by the Joint Lead Arrangers in a notice to the Borrowers. In addition, the Tranche A U.S. Term Advances may not be outstanding as part of more than three separate Borrowings, the Tranche A Euro Term Advances may not be outstanding as part of more than three separate Borrowings, the Tranche B Term Advances may not be outstanding as part of more than six separate Borrowings and the Revolving Credit Advances may not be outstanding as part of more than six separate Borrowings.

                  (d) Each Notice of Borrowing shall be irrevocable and binding on the Applicable Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Euro Rate Advances or Eurodollar Rate Advances, the Applicable Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

                  (e) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Applicable Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Applicable Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Applicable Borrower, the interest rate applicable at such time under Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, (A) the Federal Funds Rate in the case of Advances denominated in Dollars or (B) the cost of funds incurred by the Administrative Agent in respect of such amount in the case of Advances denominated in Euros. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

                  (f) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

                  SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the tenth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the U.S. Borrower to the Issuing Bank, which shall give to the Administrative Agent and each Revolving Credit Lender prompt notice thereof by telex or telecopier. Each such notice of issuance of a Letter of Credit (a "NOTICE OF

ISSUANCE") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (A) date of such issuance (which shall be a Business Day), (B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit and whether such Letter of Credit is a Trade Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as the Issuing Bank may specify to the U.S. Borrower for use in connection with such requested Letter of Credit (a "LETTER OF CREDIT AGREEMENT"). If (x) the requested form of such Letter of Credit is acceptable to the Issuing Bank in its sole discretion and
(y) the Issuing Bank has not received notice of objection asserting that the conditions contained in Section 3.02 have not been satisfied to such issuance from Lenders holding at least a majority of the Revolving Credit Commitments and
(z) issuance of the requested Letter of Credit is within the limits of Section 2.01(f), the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the U.S. Borrower at its office referred to in Section 8.02 or as otherwise agreed with the U.S. Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

                  (b) Letter of Credit Reports. The Issuing Bank shall furnish
(A) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous week and drawings during such week under all Letters of Credit, (B) to each Revolving Credit Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding month and drawings during such month under all Letters of Credit and (C) to the Administrative Agent and each Revolving Credit Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

                  (c) Drawing and Reimbursement. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. Upon written demand by the Issuing Bank, with a copy of such demand to the Administrative Agent, each Revolving Credit Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such Revolving Credit Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Revolving Credit Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to the Issuing Bank. The U.S. Borrower hereby agrees to each such sale and assignment. Each Revolving Credit Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Issuing Bank to any Revolving Credit Lender of a portion of a Letter of Credit Advance, the Issuing Bank represents and warrants to such other Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Revolving Credit Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Revolving Credit Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

                  (d) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

                  SECTION 2.04. Repayment of Advances. (a) Tranche A U.S. Term Advances. The U.S. Borrower shall repay to the Administrative Agent for the ratable account of the Tranche A U.S. Term Lenders the aggregate outstanding principal amount of the Tranche A U.S. Term Advances on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with Section 2.06).

       Date                               Amount
       ----                               ------
September 30, 2001                    U.S.$2,062,500
December 31, 2001                     U.S.$2,062,500

March 31, 2002                        U.S.$2,062,500
June 30, 2002                         U.S.$2,062,500
September 30, 2002                    U.S.$4,125,000
December 31, 2002                     U.S.$4,125,000

March 31, 2003                        U.S.$4,125,000
June 30, 2003                         U.S.$4,125,000
September 30, 2003                    U.S.$6,187,500
December 31, 2003                     U.S.$6,187,500

March 31, 2004                        U.S.$6,187,500
June 30, 2004                         U.S.$6,187,500
September 30, 2004                    U.S.$8,250,000
December 31, 2004                     U.S.$8,250,000

March 31, 2005                        U.S.$8,250,000
June 30, 2005                         U.S.$8,250,000
September 30, 2005                   U.S.$10,312,500
December 31, 2005                    U.S.$10,312,500

March 31, 2006                       U.S.$10,312,500
June 30, 2006                        U.S.$10,312,500
September 30, 2006                   U.S.$10,312,500
December 31, 2006                    U.S.$10,312,500

March 31, 2007                       U.S.$10,312,500
Termination Date                     U.S.$10,312,500

provided, however, that the final principal installment shall be repaid on the Termination Date in respect of the Tranche A U.S. Term Facility and in any event shall be in an amount equal to the aggregate principal amount of the Term Advances outstanding on such date.

                  (b) Tranche A Euro Term Advances. The Euro Borrower shall repay to the Administrative Agent for the ratable account of the Tranche A Euro Term Lenders the aggregate outstanding principal amount of the Tranche A Euro Term Advances on the following dates in the amounts represented by the percentages set forth below, as the respective percentages of the aggregate outstanding principal amount, denominated in Euros, of the Tranche A Euro Term Advances outstanding as of the Initial Extension of Credit (which amounts shall be reduced as a result of the application of prepayments in accordance with
Section 2.06).

       Date             Percentage
       ----             ----------
September 30, 2001        1.25%
December 31, 2001         1.25%

March 31, 2002            1.25%
June 30, 2002             1.25%
September 30, 2002        2.50%
December 31, 2002         2.50%

March 31, 2003            2.50%
June 30, 2003             2.50%
September 30, 2003        3.75%
December 31, 2003         3.75%

March 31, 2004            3.75%
June 30, 2004             3.75%
September 30, 2004        5.00%
December 31, 2004         5.00%

March 31, 2005            5.00%
June 30, 2005             5.00%
September 30, 2005        6.25%
December 31, 2005         6.25%

March 31, 2006            6.25%
June 30, 2006             6.25%
September 30, 2006        6.25%
December 31, 2006         6.25%

March 31, 2007            6.25%
Termination Date          6.25%

provided, however, that the final principal installment shall be repaid on the Termination Date in respect of the Tranche A Euro Term Facility and in any event shall be in an amount equal to the aggregate principal amount of the Tranche A Euro Term Advances outstanding on such date.

                  (c) Term B Advances. The U.S. Borrower shall repay to the Administrative Agent for the ratable account of the Term B Lenders the aggregate outstanding principal amount of the Term B Advances on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with Section 2.06):

       Date                               Amount
       ----                               ------
September 30, 2001                    U.S.$1,137,500
December 31, 2001                     U.S.$1,137,500

March 31, 2002                        U.S.$1,137,500
June 30, 2002                         U.S.$1,137,500
September 30, 2002                    U.S.$1,137,500
December 31, 2002                     U.S.$1,137,500

March 31, 2003                          U.S.$1,137,500
June 30, 2003                           U.S.$1,137,500
September 30, 2003                      U.S.$1,137,500
December 31, 2003                       U.S.$1,137,500

March 31, 2004                          U.S.$1,137,500
June 30, 2004                           U.S.$1,137,500
September 30, 2004                      U.S.$1,137,500
December 31, 2004                       U.S.$1,137,500

March 31, 2005                          U.S.$1,137,500
June 30, 2005                           U.S.$1,137,500
September 30, 2005                      U.S.$1,137,500
December 31, 2005                       U.S.$1,137,500

March 31, 2006                          U.S.$1,137,500
June 30, 2006                           U.S.$1,137,500
September 30, 2006                      U.S.$1,137,500
December 31, 2006                       U.S.$1,137,500

March 31, 2007                          U.S.$1,137,500
June 30, 2007                           U.S.$1,137,500
September 30, 2007                      U.S.$1,137,500
December 31, 2007                       U.S.$1,137,500

March 31, 2008                          U.S.$1,137,500
June 30, 2008                           U.S.$1,137,500
September 30, 2008                    U.S.$105,787,500
December 31, 2008                     U.S.$105,787,500

March 31, 2009                        U.S.$105,787,500
Termination Date                      U.S.$105,787,500

provided, however, that the final principal installment shall be repaid on the Termination Date in respect of the Term B Facility and in any event shall be in an amount equal to the aggregate principal amount of the Term B Advances outstanding on such date.

                  (d) Revolving Credit Advances. The U.S. Borrower shall repay to the Administrative Agent for the ratable account of the Revolving Credit Lenders on the Termination Date in respect of the Revolving Credit Facility the aggregate principal amount of the Revolving Credit Advances then outstanding.

                  (e) Swing Line Advances. The U.S. Borrower shall repay to the Administrative Agent for the account of the Swing Line Bank and each other Revolving Credit Lender that has made a Swing Line Advance the outstanding principal amount of each Swing Line Advance made by each of them on the Termination Date in respect of the Revolving Credit Facility, provided, to the extent the U.S. Borrower shall not have repaid such Swing Line

Advance on the maturity date thereof specified in the applicable demand, such Swing Line Advance shall automatically convert into a Revolving Credit Advance, accruing interest at the Base Rate.

                  (f) Letter of Credit Advances. (i) The U.S. Borrower shall repay to the Administrative Agent for the account of the Issuing Bank and each other Revolving Credit Lender that has made a Letter of Credit Advance on the earlier of the thirtieth day after the date on which such Advance was made and the Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them, provided, to the extent the U.S. Borrower shall not have repaid such Letter of Credit Advance on the thirtieth day after the date on which such Advance was made, such Letter of Credit Advance shall automatically convert into a Revolving Credit Advance, which shall be a Base Rate Advance.

                  (ii) The Obligations of the U.S. Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by the U.S. Borrower is without prejudice to, and does not constitute a waiver of, any rights the U.S. Borrower might have or might acquire as a result of the payment by the Issuing Bank of any draft or the reimbursement by the U.S. Borrower thereof):

                  (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C RELATED DOCUMENTS");

                  (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the U.S. Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

                  (C) the existence of any claim, set-off, defense or other right that the U.S. Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

                  (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (E) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

                  (F) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of the U.S. Borrower in respect of the L/C Related Documents; or

                  (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the U.S. Borrower or a guarantor.

                  SECTION 2.05. Termination or Reduction of the Commitments. (a) Optional. The Applicable Borrower may, upon at least five Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Tranche A U.S. Term Commitments, the Tranche A Euro Term Commitments, the Tranche B Term Commitments, the Unused Revolving Credit Commitments and the Letter of Credit Facility; provided, however, that each partial reduction of a Facility (i) shall be in an aggregate amount of U.S.$5,000,000 (or the Equivalent in Euros at such time) or an integral multiple of U.S.$1,000,000 (or the Equivalent in Euros at such time) in excess thereof and (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility.

                  (b) Mandatory. (i) On the date of each repayment or prepayment of the Tranche A U.S. Term Advances, the aggregate Tranche A U.S. Term Commitments of the Tranche A U.S. Term Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Tranche A U.S. Term Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Tranche A U.S. Term Advances then outstanding.

                  (ii) On the date of each repayment or prepayment of the Tranche A Euro Term Advances, the aggregate Tranche A Euro Term Commitments of the Tranche A Euro Term Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Tranche A Euro Term Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Tranche A Euro Term Advances then outstanding.

                  (iii) On the date of each repayment or prepayment of the Tranche B Term Advances, the aggregate Tranche B Term Commitments of the Tranche B Term Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Tranche B Term Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Tranche B Term Advances then outstanding.

                  (iv) The Swing Line Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Swing Line Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

                  (v) The Revolving Credit Facility shall be automatically and permanently reduced, on each date on which prepayment thereof is required to be made pursuant to Section 2.06(b)(i) or (ii) in an amount equal to the applicable Reduction Amount, provided that each such reduction of the Revolving Credit Facility shall be made ratably among the Revolving Credit Lenders in accordance with their Revolving Credit Commitments.

                  (vi) The Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Revolving Credit Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Revolving Credit Facility after giving effect to such reduction of the Revolving Credit Facility.

                  SECTION 2.06. Prepayments. (a) Optional. The Applicable Borrower may, upon at least one Business Day's notice in the case of Base Rate Advances and three Business Days' notice in the case of Euro Rate Advances or Eurodollar Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Applicable Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid at any time and from time to time, without premium or penalty; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of U.S.$3,000,000 (or the Equivalent in Euros at such time) or an integral multiple of U.S.$1,000,000 (or the Equivalent in Euros at such time) in excess thereof and (y) if any prepayment of a Euro Rate Advance or a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Applicable Borrower shall also pay any amounts owing pursuant to Section 9.04(c). Each such prepayment shall be applied, at the option of the U.S. Borrower either (i) to the next four installments in order of maturity of the Tranche A U.S. Term Facility, the Tranche A Euro Term Facility and the Tranche B Term Facility and to such installments on a pro rata basis, subject to Section 2.06(c), or (ii) to the Revolving Credit Facility or (iii) to the Swing Line Advances or (iv) to the Letter of Credit Advances. Notwithstanding the foregoing, prepayment of Swing Line Advances held by the Swing Line Bank shall not require any prior notice.

                  (b) Mandatory. (i) The Applicable Borrower shall, on the 90th day following the end of each Fiscal Year, beginning with Fiscal Year 2002, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings and deposit an amount in the L/C Cash Collateral Account in an amount equal to (A) if the Total Debt/EBITDA Ratio at such time is greater than 4.00:1.00, 75% of Excess Cash Flow for such Fiscal Year, or (B) if the Total Debt/EBITDA Ratio at such time is less than or equal to 4.00:1.00 but greater than 2.50:1.00, 50% of Excess Cash Flow for such Fiscal Year. No such prepayment shall be required if the Total Debt/EBITDA Ratio is equal to or less than 2.50:1.00. Each such prepayment shall be applied first to the next four installments in order of maturity of the Tranche A U.S. Term Facility, the Tranche A Euro Term Facility and the Tranche B Term Facility and to such installments on a pro rata basis, subject to Section 2.06(c), and second to the Revolving Credit Facility as set forth in clause (v) hereof.

                  (ii) The Applicable Borrower shall, on the date of receipt of the Net Cash Proceeds by the Parent or any of its Subsidiaries from (A) the sale, lease, transfer or other disposition of any assets of the Parent or any of its Subsidiaries (other than any sale, lease, transfer or other disposition of (i) Inventory, Equipment or other operating assets in the ordinary course of business and not as a part of the sale of a business, and (ii) other assets for Net Cash Proceeds, in the aggregate, not to exceed U.S.$1,000,000, in any Fiscal
Year), (B) the incurrence or issuance by the Parent or any of its Subsidiaries of any Debt (other than Debt permitted by Section 5.02(b)), (C) the issuance and sale by the Parent or any of its Subsidiaries of any Equity Interests (including, without limitation, receipt of any capital contribution but excluding (i) any issuance of Equity Interests of the Parent solely for the purpose of repaying the Senior Subordinated Notes or any other Debt permitted by
Section 5.02(b), (ii) any issuance of Equity Interests by the U.S. Borrower to the Parent or by any Subsidiary of the U.S. Borrower to the U.S. Borrower or another Subsidiary of the U.S. Borrower, (iii) 50% of any Net Cash Proceeds from any issuance of Equity Interests of the Parent or any of its Subsidiaries pursuant to a bona fide underwritten initial public offering if the Total Debt/EBITDA Ratio at such time is equal to or greater than 2.00:1.00 (calculated after giving effect to the application of the proceeds of such issuance), (iv) 100% of any Net Cash Proceeds from any issuance of Equity Interests of the Parent or any of its Subsidiaries pursuant to a bona fide underwritten initial public offering if the Total Debt/EBITDA Ratio at such time is less than 2.00:1.00 (calculated after giving effect to the application of the proceeds of such issuance), and (v) any issuance of Equity Interests of the Parent or any of its Subsidiaries solely to finance a Permitted Acquisition or the Pending Acquisition) and (D) any Extraordinary Receipt received by or paid to or for the account of the Parent or any of its Subsidiaries and not otherwise included in clause (A), (B) or (C) above, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings and deposit an amount in the L/C Cash Collateral Account, as applicable, in an amount equal to the amount of such Net Cash Proceeds. Each such prepayment shall be applied first ratably to the Tranche A U.S. Term Facility, the Tranche A Euro Term Facility and the Tranche B Term Facility and to the installments thereof on a pro rata basis, subject to the provisions of Section 2.06(c), and second to the Revolving Credit Facility as set forth in clause (v) hereof.

                  (iii) The U.S. Borrower shall, on each Business Day, prepay an aggregate principal amount of the Revolving Credit Advances comprising part of the same Borrowings, the Letter of Credit Advances and the Swing Line Advances and deposit an amount in the L/C Cash Collateral Account in an amount equal to the amount by which (A) the sum of the aggregate principal amount of (x) the Revolving Credit Advances, (y) the Swing Line Advances and (z) the Letter of Credit Advances then outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding exceeds (B) the Revolving Credit Facility on such Business Day.

                  (iv) The U.S. Borrower shall, on each Business Day, pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in the L/C Cash Collateral Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

                  (v) Prepayments of the Revolving Credit Facility made pursuant to clause (i), (ii) or (iii) above shall be first applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, second applied to prepay Revolving Credit Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full and third deposited in the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding; and, in the case of prepayments of the Revolving Credit Facility required pursuant to clause (i) or
(ii) above, the amount remaining (if any) after the prepayment in full of the Advances then outstanding and the 100% cash collateralization of the aggregate Available Amount of Letters of Credit then outstanding (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being referred to herein as the "REDUCTION AMOUNT") may, if not used as set forth above, be retained by the U.S. Borrower and the Revolving Credit Facility shall be permanently reduced as set forth in Section 2.05(b)(v). Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or the Revolving Credit Lenders, as applicable.

                  (vi) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid.

                  (c) Tranche B Opt Out. With respect to any prepayment of Tranche A U.S. Term Advances, Tranche A Euro Term Advances or Tranche B Term Advances, the Administrative Agent shall ratably pay the Tranche A U.S. Term Lenders, the Tranche A Euro Term Lenders and Tranche B Term Lenders; provided, however, that any Tranche B Lender, at its option, to the extent that any Tranche A U.S. Term Advances or Tranche A Euro Term Advances are then outstanding, may elect not to accept such prepayment. Upon receipt by the Administrative Agent of any such prepayment, the amount of the prepayment that is available to prepay the Tranche B Term Advances shall be deposited in a cash collateral account on terms reasonably satisfactory to the Administrative Agent and the Borrowers (the "PREPAYMENT AMOUNT"), pending application of such amount on the Prepayment Date as set forth below and promptly after such receipt (the date of such receipt being the "RECEIPT DATE"), the Administrative Agent shall give written notice to the Tranche B Term Lenders of the amount available to prepay the Term B Advances and the date on which such prepayment shall be made (the "PREPAYMENT DATE"), which date shall be 10 days after the Receipt Date. Any Lender declining such prepayment (a "DECLINING LENDER") shall given written notice to the Administrative Agent by 11:00 A.M. (New York City time) on the Business Day immediately preceding the Prepayment Date. On the Prepayment Date, an amount equal to that portion of the Prepayment Amount accepted by the Tranche B Term Lenders other than the Declining Lenders (such Lenders being the "ACCEPTING LENDERS") to prepay Tranche B Term Advances owing to such Accepting Lenders shall be withdrawn from the cash collateral account and applied to prepay Tranche B Term Advances owing to such Accepting Lenders on a pro rata basis. Any amounts that would otherwise have been applied to prepay Advances under the Tranche B Term Facility owing to Declining Lenders shall instead be applied ratably to prepay the remaining Tranche A U.S. Term Advances and Tranche A Euro Term Advances as provided in Section 2.06(a) and (b)(i).

                  SECTION 2.07. Interest. (a) Scheduled Interest. The Applicable Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of
         (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each March, June, September and December during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

                  (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advances to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

                  (iii) Euro Rate Advances. During such periods as such Advance is a Euro Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance, to the sum of (A) the Euro Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect from time to time plus (C) any Associated Costs applicable from time to time, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Euro Rate Advance shall be paid in full.

                  (b) Default Interest. Upon the occurrence and during the continuance of an Event of Default and the request of the Required Lenders, interest shall accrue on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i),
(a)(ii) or (a)(iii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i), (a)(ii) or (a)(iii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Advance on which such interest has accrued pursuant to clause (a)(i), (a)(ii) or (a)(iii) above and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above.

                  (c) Notice of Interest Period and Interest Rate. Promptly after receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.09 or a notice of selection of an Interest Period pursuant to the terms of the definition of "Interest Period", the Administrative Agent shall give notice to the Applicable Borrower and each Appropriate Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i),
(a)(ii) or (a)(iii) above.

                  SECTION 2.08. Fees. (a) Commitment Fee. The Applicable Borrower shall pay to the Administrative Agent for the account of the Revolving Credit Lenders a commitment fee, from the date of the Initial Extension of Credit, payable in arrears quarterly on the last day of each March, June, September and December, commencing June 30, 2001, and on the Termination Date, at the rate equal to the Applicable Percentage then in effect on the average daily portion of the sum of each Revolving Credit Lender's Unused Revolving Credit Commitment, and its Pro Rata Share of the Swing Line Reserve (except, for any day, Swing Line Advances then made by, and outstanding to, such Revolving Credit Lender) during such period; provided, however, that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Applicable Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by such Applicable Borrower prior to such time; and provided further that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

                  (b) Agents' Fees. The U.S. Borrower shall pay such further fees as set forth in that certain Fee Letter dated January 30, 2001.

                  (c) Letter of Credit Fees, Etc. (i) The U.S. Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender a commission, payable in arrears quarterly on the last day of each March, June, September and December, commencing June 30, 2001, and on the earliest to occur of the full drawing, expiration, termination or cancellation of any Letter of Credit and on the Termination Date, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter, at a rate equal to the then Applicable Margin for Eurodollar Rate Advances under the Revolving Credit Facility.

                  (ii) The U.S. Borrower shall pay to the Issuing Bank, for its own account, (A) an issuance fee for each Letter of Credit in an amount equal to 0.125% of the Available Amount of such Letter of Credit on the date of issuance thereof, payable on such date, or such other amount as the U.S. Borrower and the Issuing Bank may agree and (B) such other commissions, fronting fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the U.S. Borrower and the Issuing Bank shall agree.

                  SECTION 2.09. Conversion of Advances. (a) Optional. The U.S. Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(c), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(c) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and
(iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the U.S. Borrower.

                  (b) Mandatory. (i) If the Applicable Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances or Euro Rate Advances, as the case may be, in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Applicable Borrower and the Appropriate Lenders, whereupon each such Eurodollar Rate Advance or Euro Rate Advance, as the case may be, will automatically, on the last day of the then existing Interest Period therefor, be continued as a Eurodollar Rate Advance or Euro Rate Advance, as the case may be, for a one-month Interest Period.

                  (ii) Upon the occurrence and during the continuance of any Event of Default, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

                  SECTION 2.10. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof or (ii) the compliance with any guideline or request issued or made after the date hereof by any central bank or other governmental authority, including, without limitation, any agency of the European Union or similar monetary or multinational authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Euro Rate Advances or Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding, for purposes of this Section 2.10, any such increased costs resulting from or representing (x) Taxes or Other Taxes


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                                       60


(as to which Section 2.12 shall govern) and (y) Excluded Taxes), then the Applicable Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; provided, however, that a Lender Party claiming additional amounts under this Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost, submitted to the Applicable Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation after the date hereof or (ii) the compliance with any guideline or request issued or made after the date hereof by any central bank or other governmental authority, including, without limitation, any agency of the European Union or similar monetary or multinational authority (whether or not having the force of law), there shall be any increase in the amount of capital required or expected to be maintained by any Lender Party or any corporation controlling such Lender Party as a result of or based upon the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party or such corporation (with a copy of such demand to the Administrative Agent), the Applicable Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit. A certificate as to such amounts submitted to the Applicable Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

                  (c) (i) If, with respect to any Eurodollar Rate Advances under any Facility, the Required Lenders notify the Administrative Agent in writing, that the Eurodollar Rate for such Interest Period will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period (setting forth in the writing the nature and amount of such costs), the Administrative Agent shall forthwith so notify the U.S. Borrower and the Appropriate Lenders, whereupon, unless the U.S. Borrower offers to pay such increased costs to such Lenders, (x) each such Eurodollar Rate Advance under such Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Appropriate Lenders to make, or to Convert Advances into such Eurodollar Rate Advances shall be suspended until the Administrative Agent


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                                       61


shall notify the U.S. Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

                  (ii) If, with respect to any Euro Rate Advances under the Tranche A Euro Term Facility, Tranche A Euro Term Lenders holding at least a majority of the Tranche A Euro Term Commitments notify in writing, the Administrative Agent that the Euro Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Euro Rate Advances for such Interest Period (setting forth in the writing the nature and amount of such costs), the Administrative Agent shall forthwith so notify the Euro Borrower and the Appropriate Lenders, whereupon, unless the Euro Borrower offers to pay such increased costs to such Lenders, the applicable Euro Rate shall be determined by the Administrative Agent on the basis set forth in the proviso to the definition of Euro Rate.

                  (d) (i) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the U.S. Borrower through the Administrative Agent, (x) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Base Rate Advance and (y) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the U.S. Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

                  (ii) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Tranche A Euro Term Lender or its Euro Lending Office to perform its obligations hereunder to make Euro Rate Advances or to continue to fund or maintain Euro Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Euro Borrower through the Administrative Agent, the Euro Borrower shall repay all outstanding Tranche A Euro Term Borrowings which include such affected Euro Rate Advances in full, provided that (x) if the circumstances described above apply to any Euro Rate Advances, the Euro Borrower may, in lieu of repayment of the applicable Borrowings, either (A) maintain such Euro Rate Advances, in which case the applicable Euro Rate shall be determined on the basis set forth in the proviso to the definition of

Euro Rate, unless the maintenance of such Euro Rate Advance outstanding on such basis would not stop the condition described above from existing (in which case the action described above, without giving effect to this proviso, shall be required to be taken) or (B) declare that such Euro Rate Advances shall forthwith be converted into Advances denominated in Dollars pursuant to Section
2.17 (in which case the provisions herein relating to Base Rate Advances and Eurodollar Rate Advances shall apply from and after such conversion), and (y) if more than one Tranche A Euro Lender is affected at any time, then all such affected Lenders must be treated the same pursuant to this Section 2.10(d)(ii).

                  (e) Notwithstanding anything contained in this Section 2.10, neither Borrower shall be liable for any amounts incurred or accrued pursuant to this Section 2.10 more than 180 days prior to the date on which notice of the event or occurrence giving rise to the obligation to make a payment under this
Section 2.10 in given to the Applicable Borrower.

                  SECTION 2.11. Payments and Computations. (a) Each Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than (A) 2:00 P.M. (New York City time) in the case of the U.S. Borrower, and (B) 12:00 noon (London time) in the case of the Euro Borrower, on the day when due in the Applicable Currency to the Administrative Agent at the Administrative Agent's Account in same day funds, with payments being received by the Administrative Agent after such time being deemed to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by a Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by a Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) Each Borrower hereby authorizes each Lender Party and each of its Affiliates, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time, to the fullest extent permitted by law, against any or all of each Borrower's accounts with such Lender Party or such Affiliate any amount so due.

                  (c) All computations of interest and fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days (or, to the extent interest is determined based on the Base Rate, 365 or 366 days, as applicable), in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (e) Unless the Administrative Agent shall have received notice from the Applicable Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Applicable Borrower will not make such payment in full, the Administrative Agent may assume that the Applicable Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Applicable Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at (i) the Federal Funds Rate in the case of Advances denominated in Dollars or (ii) the cost of funds incurred by the Administrative Agent in respect of such amount in the case of Advances denominated in Euros.

                  (f) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender Party ratably in accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Administrative Agent shall direct.

                  SECTION 2.12. Taxes. (a) Any and all payments by the Loan Parties hereunder or under the Notes shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and each Agent, taxes that are imposed on its net income (including branch profits taxes, minimum taxes and franchise taxes imposed in lieu of net income taxes) by the country, state or foreign jurisdiction under the laws of which such Lender Party or such Agent, as the case may be, is organized or any political subdivision thereof or in which such Lender Party or such Agent (but not the U.S. Borrower or the Euro Borrower) is engaged in a trade or business and, in the case of each Lender Party, taxes that are imposed on its overall net income (including branch profits taxes, minimum taxes and franchise taxes imposed in lieu of net income taxes) by the country, state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (hereinafter, "EXCLUDED TAXES") (all such taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes, other than Excluded Taxes, being hereinafter referred to as "TAXES"). If a Loan Party shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party or any Agent, (i) the sum payable by such Loan Party shall be increased as may be necessary so that after such Loan Party and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make all such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, the Loan Parties shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement or the Notes, or with respect to the transfer of Notes in accordance with the provisions of Section 9.07 (hereinafter referred to as "OTHER TAXES").

                  (c) Each Loan Party shall indemnify each Lender Party and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes (including Taxes and Other Taxes, but not including Excluded Taxes, imposed on the indemnity payable under this subsection (c)), imposed on or paid by such Lender Party or such Agent (as the case may be) (including penalties, additions to tax, interest and expenses arising therefrom or with respect thereto), provided, however, that the Loan Parties shall not be obligated to make payment to the Lender Parties or any Agent (as the case may be) pursuant to this subsection (c) in respect of penalties, interest and other liabilities attributable to any Taxes or Other Taxes, if (i) written demand therefor has not been made by such Lender Party or such Agent within 90 days from the date on which such Lender Party or such Agent received written notice of the imposition of Taxes or Other Taxes by the relevant taxing or governmental authority, but only if one or more of the Loan Parties have not received a written demand or notice of the imposition of Taxes or Other Taxes from such authority and only to the extent such penalties, interest and other similar liabilities are attributable to such failure or delay by such Lender Party or such Agent in making such written demand, (ii) such penalties, interest and other liabilities have accrued after the Loan

Party had indemnified or paid an additional amount due as of the date of such payment pursuant to this subsection (c) and are imposed because the Lender Party failed to deposit the indemnity payment with the applicable taxing or other governmental authority or (iii) such penalties, interest and other liabilities are attributable to the gross negligence or willful misconduct of the Lender Party or the Agent. This indemnification shall be made within 30 days from the date such Lender Party or such Agent (as the case may be) makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes, the Applicable Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment or, if such receipt is not obtainable, other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) (i) In the case of payments made by the U.S. Borrower, each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender Party and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and in the case of any Lender Party, on or prior to the date the Lender Party changes its Applicable Lending Office, and from time to time thereafter as requested in writing by a Borrower (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and such Borrower with two original Internal Revenue Service forms W-8ECI or W-8BEN (or successor form) (and, if such Lender delivers a form W-8BEN claiming the benefits of exemption from United States withholding tax under Section 881(c), a certificate representing that such Lender Party is not a "bank" for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of such Borrower and is not a controlled foreign corporation related to such Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code). If a Lender Party is unable to deliver one of these forms or if the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement or at the time a Lender Party changes its Applicable Lending Office (other than at the request of one of the Borrowers) indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this
Section 2.12 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8BEN or W-8ECI

(or the related certificate described above) or any successor form, that the applicable Lender Party reasonably considers to be confidential, such Lender Party shall give notice thereof to the Applicable Borrower and shall not be obligated to include in such form or document such confidential information.

                  (ii) In the case of payments made by the Euro Borrower, each Lender Party shall, as requested by the Euro Borrower, (i) provide information, documents or other evidence concerning the nationality, residence or identity of the Lender Party ("FORMS") and (ii) make and deliver any declaration or other similar claim, or satisfy any information or reporting requirements which are imposed by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to a whole or partial exemption from any Tax or Other Tax, assessment or other governmental charge ("DECLARATIONS"); provided, however, that if any such Forms or Declarations require the disclosure of information substantially more comprehensive than the information required by the Internal Revenue Service Form W-8BEN or W-8ECI (or any successor from) and that the Lender Party reasonably considers to be confidential such Lender Party shall give notice thereof to the Euro Borrower and shall not be obligated to include in such Forms or Declarations such confidential information.

                  (f) For any period with respect to which a Lender Party has failed to provide a Borrower with the appropriate form described in subsection
(e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above in respect of a Lender Party assignee), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.12 with respect to Taxes imposed by reason of such failure; provided, however, that, should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Applicable Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

                  (g) Any Lender Party claiming any additional amounts payable pursuant to this Section 2.12 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Eurodollar Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be disadvantageous to such Lender Party.

                  SECTION 2.13. Sharing of Payments, Etc. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, through the application of any proceeds of Collateral or otherwise, other than as a result of an assignment pursuant to
Section 9.07) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the


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                                       67


Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered; provided further that, so long as the Obligations under the Loan Documents shall not have been accelerated, any excess payment received by any Appropriate Lender shall be shared on a pro rata basis only with other Appropriate Lenders. Each Borrower agrees that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of such Borrower in the amount of such interest or participating interest, as the case may be.

                  SECTION 2.14. Use of Proceeds. The proceeds of the Tranche A U.S. Term Advances, the Tranche A Euro Term Advances and the Tranche B Term Advances shall be available (and the Applicable Borrower agrees that it shall use such proceeds) solely to finance the Recapitalization, to refinance Existing Debt and pay fees and expenses incurred in connection with the Transaction. The proceeds of the Revolving Credit Advances, the Swing Line Advances and the issuances of Letters of Credit shall be available (and the U.S. Borrower agrees that it shall use such proceeds) solely to provide revolving credit for the U.S. Borrower and its Subsidiaries and for any other lawful purpose permitted hereunder.

                  SECTION 2.15. Defaulting Lenders. (a) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to a Borrower and (iii) such Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then such Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of such


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                                       68


Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, a Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by such Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date of such setoff under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). Each Borrower shall notify the Administrative Agent at any time such Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by a Borrower to or for the account of such Defaulting Lender which is paid by such Borrower, after giving effect to the amount set off and otherwise applied by such Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

                  (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to any Agent or any of the other Lender Parties and (iii) a Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Agents or such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by such Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Agents or such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent, such other Agents and such other Lender Parties and, if the amount of such payment made by such Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent, such other Agents and such other Lender Parties, in the following order of priority:

                  (i) first, to the Agents for any Defaulted Amounts then owing to them, in their capacities as such, ratably in accordance with such respective Defaulted Amounts then owing to the Agents;

                  (ii) second, to the Issuing Bank and the Swing Line Bank for any Defaulted Amounts then owing to them, in their capacities as such, pro rata in accordance with such Defaulted Amounts then owing to the Issuing Bank and the Swing Line Bank; and

                  (iii) third, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

Any portion of such amount paid by a Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

                  (c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) a Borrower, any Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then such Borrower or such Agent or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with MS & Co., in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be MS & Co.'s standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

                  (i) first, to the Agents for any amounts then due and payable by such Defaulting Lender to them hereunder, in their capacities as such, ratably in accordance with such respective amounts then due and payable to the Agents;

                  (ii) second, to the Issuing Bank and the Swing Line Bank for any amounts then due and payable to them hereunder, in their capacities as such, pro rata by such Defaulting Lender, in accordance with such amounts then due and payable to the Issuing Bank and the Swing Line Bank;

                  (iii) third, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

                  (iv) fourth, to such Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

                  (d) The rights and remedies against a Defaulting Lender under this Section 2.15 are in addition to other rights and remedies that a Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that any Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

                  SECTION 2.16. Evidence of Debt. (a) Each Lender Party shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Applicable Borrower to such Lender resulting from each Advance owing to such Lender Party from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. Each Borrower agrees that upon notice by any Lender Party to such Borrower (with a copy of such notice to the Administrative Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender Party to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender Party, such Borrower shall promptly execute and deliver to such Lender Party, with a copy to the Administrative Agent, a Revolving Credit Note, a Tranche A U.S. Term Note, Tranche A Euro Term Note and a Tranche B Note, as applicable, in substantially the form of Exhibits A-1, A-2, A-3 and A-4 hereto, respectively, payable to the order of such Lender Party in a principal amount equal to the Revolving Credit Commitment, the Tranche A U.S. Term Commitment, the Tranche A Euro Term Commitment and the Tranche B Term Commitment, respectively, of such Lender Party. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder.

                  (b) The Register maintained by the Administrative Agent pursuant to Section 9.07(d) shall include a control account, and a subsidiary account for each Lender Party, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender Party hereunder, and (iv) the amount of any sum received by the Administrative Agent from each Borrower hereunder and each Lender Party's share thereof.

                  (c) Entries made in good faith by the Administrative Agent in the Register pursuant to subsection (b) above, and by each Lender Party in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from each Borrower to, in the case of the Register, each Lender Party and, in the case of such account or accounts, such Lender Party, under this Agreement, absent manifest error; provided, however, that the failure of the Administrative Agent or such Lender Party to make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of each Borrower under this Agreement.

                  SECTION 2.17. Increase in the Tranche B Term Commitments. (a) The U.S. Borrower may, at any time and from time to time prior to the Termination Date, by notice to the Administrative Agent, request the addition of a new facility pursuant to an increase in the Tranche B Term Commitments (each, a "COMMITMENT INCREASE") equal to up to U.S.$95,000,000 in the aggregate to be effective as of a date that is at least 90 days prior to the scheduled Termination Date then in effect (the "INCREASE DATE") as specified in the related notice to the Administrative Agent; provided, however, that (i) in no event shall the aggregate amount of all of the Increases exceed U.S.$95,000,000,
(ii) on the date of any request by the U.S. Borrower for a Commitment Increase and on the related Increase Date, the applicable conditions set forth in Section
3.02 and in clause (d) of this Section 2.17 shall be satisfied and, to the extent such Commitment Increase shall be used to finance a Permitted Acquisition or the Pending Acquisition, the conditions set forth in respectively the definition of Permitted Acquisition or in Section 5.02(f)(vii) shall be satisfied, and (iii) such new facility shall contain such other terms as may be agreed by the U.S. Borrower and the Agents.

                  (b) The Administrative Agent shall promptly notify the Lenders of a request by the U.S. Borrower for a Commitment Increase, which notice shall include (i) the proposed amount of such requested Commitment Increase, (ii) the proposed Increase Date and (iii) the date by which Lenders wishing to participate in the Commitment Increase must commit to an increase in the amount of their respective Commitments (the "COMMITMENT DATE"). Each Lender that is willing to participate in the requested Commitment Increase (each an "INCREASING LENDER") shall, in its sole discretion, give written notice to the Administrative Agent on or prior to the Commitment Date of the amount by which it is willing to increase its Tranche B Term Commitment. If the Lenders notify the Administrative Agent that they are willing to participate in a Commitment Increase by an aggregate amount that exceeds the amount of the requested Commitment Increase, the requested Commitment Increase shall be allocated among the Lenders willing to participate therein in such amounts as are agreed between the U.S. Borrower and the Administrative Agent.

                  (c) Promptly following the applicable Commitment Date, the Administrative Agent shall notify the U.S. Borrower as to the amount, if any, by which the Lenders are willing to participate in the requested Commitment Increase. If the aggregate amount by which the Lenders are willing to participate in the requested Commitment Increase on any such Commitment Date is less than the requested Commitment Increase, then the U.S. Borrower may extend offers to one or more Eligible Assignees to participate in any portion of the requested Commitment Increase that has not been committed to by the Lenders as of the Commitment Date; provided, however, that the Commitment of each such Eligible Assignee shall be in an amount equal to at least U.S.$1,000,000.

                  (d) On the applicable Increase Date, each Eligible Assignee that accepts an offer to participate in a requested Commitment Increase in accordance with Section 2.17(c) (each such Eligible Assignee, an "ASSUMING LENDER") shall become a Lender party to this Agreement as of the applicable Increase Date and the Commitment of each Increasing Lender for such Commitment Increase shall be so increased by such amount (or by the amount allocated to such Lender pursuant to the last sentence of Section 2.17(b)) as of such Increase Date; provided, however, that the Administrative Agent shall have received on or before the Increase Date the following, each dated such date:

                  (i) (A) certified copies of resolutions of the Board of Directors of the U.S. Borrower approving the applicable Commitment Increase and the corresponding modifications to this Agreement and (B) an opinion of counsel for the U.S. Borrower (which may be in-house counsel), in a form reasonably satisfactory to the Administrative Agent;

                  (ii) an assumption agreement from each Assuming Lender, if any, in form and substance satisfactory to the U.S. Borrower and the Administrative Agent (each an "ASSUMPTION AGREEMENT"), duly executed by such Eligible Assignee, the Administrative Agent and the U.S. Borrower; and

                  (iii) confirmation from each Increasing Lender of the increase in the amount of its Commitment in a writing satisfactory to the U.S. Borrower and the Administrative Agent.

On the applicable Increase Date, upon fulfillment of the conditions set forth in the immediately preceding sentence of this Section 2.17(d), the Administrative Agent shall notify the Lenders (including, without limitation, each Assuming Lender) and the U.S. Borrower, on or before 1:00 P.M. (New York City time), by telecopier or telex, of the occurrence of the applicable Commitment Increase to be effected on the related Increase Date and shall record in the Register the relevant information with respect to each Increasing Lender and each Assuming Lender on such date.

                                  ARTICLE III

            CONDITIONS OF LENDING AND ISSUANCES OF LETTERS OF CREDIT

                  SECTION 3.01. Conditions Precedent to Initial Extension of Credit. The obligation of each Lender to make an Advance or of the Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of Credit:

                  (a) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:

                           (i) The Notes payable to the order of the Lenders to
                  the extent requested pursuant to Section 2.16.

                           (ii) A security agreement in substantially the form
                  of Exhibit D hereto (together with each other security agreement and security agreement supplement delivered pursuant to Section 5.01(j), in each case as amended, the "SECURITY AGREEMENT"), duly executed by each Loan Party, together with:

                                    (A) certificates representing the Pledged
                           Shares referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

                                    (B) financing statements, duly executed for
                           filing under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement,

                                    (C) completed requests for information,
                           dated on or before the date of the Initial Extension of Credit, listing all effective financing statements filed in the jurisdictions referred to in clause (B) above that name any Loan Party as debtor, together with copies of such financing statements,

                                    (D) evidence of the insurance required by
                           the terms of the Security Agreement, and

                                    (E) evidence that all other action that the
                           Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement has been taken (including, without limitation, receipt of duly executed payoff letters, UCC-3 termination statements and landlords' and bailees' waiver and consent agreements).

                           (iii) Security agreements (or other applicable
                  agreement under local law), duly executed by the applicable Loan Party, together with any document empowered under local law to obtain a validly perfected first priority security interest in the Equity Interests owned by it (to the extent they constitute Collateral) and, in the case of the Euro Borrower, in the intercompany notes and intercompany loans owing to it (collectively, the "NON-U.S. SECURITY DOCUMENTS").

                           (iv) Certified copies of the resolutions of the Board
                  of Directors of each Loan Party approving the Transaction and each Transaction Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the Transaction and each Transaction Document to which it is or is to be a party.

                           (v) A copy of a certificate of the Secretary of State
                  of the jurisdiction of incorporation of each Loan Party (or other appropriate governmental official), dated reasonably near the date of the Initial Extension of Credit, certifying
                  (A) as to a true and correct copy of the charter of such Loan Party and each amendment thereto on file in such Secretary's office and (B) that (1) such amendments are the only amendments to such Loan Party's charter on file in such Secretary's office, (2) such Loan Party has paid all franchise taxes to the date of such certificate and (C) such Loan Party is duly incorporated and in good standing or presently subsisting under the laws of the state of the jurisdiction of its incorporation.

                           (vi) A certificate of each Loan Party, signed on
                  behalf of such Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary, dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the charter of such Loan Party since the date of the Secretary of State's certificate referred to in
                  Section 3.01(a)(v), (B) a true and correct copy of the bylaws of such Loan Party as in effect on the date on which the resolutions referred to in Section 3.01(a)(iv) were adopted and on the date of the Initial Extension of Credit, (C) the due incorporation and good standing or valid existence of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party, (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

                           (vii) A certificate of the Secretary or an Assistant
                  Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Transaction Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

                           (viii) Certified copies of each of the Related
                  Documents and the intercompany notes, duly executed by the parties thereto and in form and substance satisfactory to the Lender Parties acting reasonably, together with all agreements, instruments and other documents delivered in connection therewith as the Administrative Agent shall request.

                           (ix) Certificates, in substantially the form of
                  Exhibit F hereto, attesting to the Solvency of the U.S. Borrower and the Guarantors before and after giving effect to the Transaction, from its President.

                           (x) Evidence of insurance required by the Loan
                  Documents, and in each case naming the Collateral Agent as additional insured and loss payee.

                           (xi) A Notice of Borrowing relating to the Initial
                  Extension of Credit.

                           (xii) A favorable opinion of Latham & Watkins,
                  counsel for the Loan Parties, in substantially the form of Exhibit G hereto.

                           (xiii) Favorable opinions of local counsel to the
                  Loan Parties in France, Italy, Luxembourg, the Netherlands and Sweden, in substantially the forms of Exhibit I attached hereto.

                           (xiv) Evidence satisfactory to the Administrative
                  Agent that CT Corporation System shall have been appointed as Process Agent under Section 9.13 hereof.

                  (b) The Lender Parties shall be satisfied with the corporate and legal structure and capitalization of each Loan Party and each of its Subsidiaries the Equity Interests in which Subsidiaries is being pledged pursuant to the Loan Documents, including the terms and conditions of the charter, bylaws and each class of Equity Interest in each Loan Party and each such Subsidiary and of each agreement or instrument relating to such structure or capitalization.

                  (c) The final terms and conditions of the Transaction shall be consistent with the form of the Agreement and Plan of Recapitalization (draft dated 01/27/01) provided to the Joint Lead Arrangers. The Transaction shall be structured such that the goodwill allocable to the United States shall be tax-deductible by the U.S. Borrower and the other Loan Parties organized under the laws of a State of the United States and the Parent shall have properly and timely filed an election on Form 8832, Entity Classification Election, to be treated for U.S. federal income tax purposes as an association taxable as a corporation.

                  (d) At least 90% of the capital stock of the U.S. Borrower shall be owned by the Parent and all capital stock of each of the U.S. Borrower's subsidiaries shall be owned by such Borrower or one or more of such Borrower's subsidiaries (except as otherwise described in the Agreement and Plan of Recapitalization), in each case free and clear of any Lien, other than the Liens created under the Collateral Documents.

                  (e) Before giving effect to the Transaction, there shall have occurred no Material Adverse Change since December 31, 2000 or material adverse change in the business, condition (financial or otherwise), operations, performance or properties of DEGI Group since December 31, 2000.

                  (f) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could reasonably be expected to have a Material Adverse Effect (other than the matters described on Schedule 4.01(f) hereto (the "DISCLOSED LITIGATION")) or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the Transaction.

                  (g) All governmental and third party consents and approvals necessary in connection with the Transaction shall have been obtained (without the imposition of any conditions that are not acceptable to the Lender Parties) and shall remain in effect (other than any consent or approval the absence of which, either individually or together with all other such consents or approvals, shall not have a Material Adverse Effect); all applicable waiting periods in connection with the Transaction shall have expired without any action being taken by any competent authority (other than any waiting period the absence of the expiration of which shall not, either individually or together with all such other waiting periods, have a Material Adverse Effect), and no law or regulation shall be applicable in the judgment of the Lender Parties, in each case that restrains, prevents or imposes materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

                  (h) The Lender Parties shall be reasonably satisfied with the terms and conditions of the equity contribution made by First Reserve Corporation and Odyssey Investment Partners Fund, LP to the Parent (the "EQUITY CONTRIBUTION") and the Senior Subordinated Notes. Dresser Industries, Inc. shall have "roll over" equity in the U.S. Borrower of at least U.S.$21,496,311 based on the value of the equity contribution made by First Reserve Corporation and Odyssey Investment Partners. In addition, the Parent shall have received at least U.S.$400,000,000 in cash proceeds from the Equity Contribution and shall have contributed such cash proceeds to the capital of the U.S. Borrower. The U.S. Borrower shall have received at least U.S.$300,000,000 in gross cash proceeds from the sale of the Senior Subordinated Notes, and such proceeds (together with the proceeds contributed to the capital of the U.S. Borrower) shall be used simultaneously with the Initial Extension of Credit by the U.S. Borrower to finance the Recapitalization.

                  (i) The Total Debt/EBITDA Ratio determined as of December 31, 2000 on a pro forma basis after giving effect to the Transaction is no greater than 4.60:1.00 (calculated net of cash and Cash Equivalents, and excluding any Revolving Credit Advance used to fund estimated closing and post-closing adjustments made in accordance with the Agreement and Plan of Recapitalization).

                  (j) Each Borrower shall have directed the Administrative Agent to pay, from the proceeds of the Initial Extension of Credit all accrued fees and expenses then due and payable under any of the Loan Documents.

                  (k) The Agreement and Plan of Recapitalization shall be in full force and effect.

                  SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance and Renewal. The obligation of each Appropriate Lender to make an Advance (other than a Letter of Credit Advance made by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and a Swing Line Advance made by a Revolving Credit Lender pursuant to Section 2.02(b)) on the occasion of each Borrowing (including the initial Borrowing), and the obligation of the Issuing Bank to issue a Letter of Credit (including the initial issuance) or renew a Letter of Credit and the right of the U.S. Borrower to request a Swing Line Borrowing, shall be subject (a) to the further conditions precedent that on the date of such Borrowing or issuance or renewal the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Issuance or Notice of Renewal and the acceptance by the Applicable Borrower of the proceeds of such Borrowing or of such Letter of Credit or the renewal of such Letter of Credit shall constitute a representation and warranty by such Borrower that both on the date of such notice and on the date of such Borrowing or issuance or renewal such statements are true):

                  (i) the representations and warranties contained in each Loan Document are correct on and as of such date, before and after giving effect to such Borrowing or issuance or renewal and to the application of the proceeds therefrom, as though made on and as of, the date of such Borrowing or issuance or renewal, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing or issuance or renewal, in which case as of such specific date; and

                  (ii) no Default has occurred and is continuing, or would result from such Borrowing or issuance or renewal or from the application of the proceeds therefrom;

and (b) the Administrative Agent shall have received such other certificates, opinions and other documents as any Appropriate Lender Party through the Administrative Agent may reasonably request in order to confirm (i) the accuracy of the Applicable Borrower's representations and warranties, (ii) the Applicable Borrower's timely compliance with the terms, covenants and agreements set forth in this Agreement and (iii) the absence of any Default.

                  SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of such Borrowing.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties of the Borrowers and the Parent. Each of the Borrowers and the Parent represents and warrants (and in the case of the Euro Borrower as to itself only and not as to any other Loan Party or any Subsidiary of a Loan Party) as follows:

                  (a) Each Loan Party and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed would not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, except, in the case of such licenses, permits and approvals, where a failure to obtain such licenses, permits or approvals would not, either individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. All of the outstanding Equity Interests in each of the Borrowers has been validly issued, is fully paid and non-assessable and at least 90% of such Equity Interests in the U.S. Borrower is owned by the Parent and 100% of such Equity Interests in the Euro Borrower is owned by

         Dresser International, Inc., a Delaware corporation and a wholly owned subsidiary of the U.S. Borrower, in each case free and clear of any Liens, except those created under the Collateral Documents.

                  (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list, as of the date hereof, of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Equity Interests in each Loan Party's Subsidiaries has been validly issued, are fully paid and non-assessable and all such Equity Interests directly or indirectly owned by a Loan Party are owned by it or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents.

                  (c) The execution, delivery and performance by each Loan Party of each Transaction Document to which it is or is to be a party, and the consummation of the Transaction, are within such Loan Party's corporate or organizational powers, have been duly authorized by all necessary corporate or organizational action, and do not (i) contravene such Loan Party's charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default or require any payment to be made under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties, the conflict, breach, default or payment of which could be reasonably likely to have a Material Adverse Effect or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

                  (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Transaction Document to which it is or is to be a party, or for the consummation of the Transaction, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by any Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(d) hereto, all of which have been duly obtained, taken, given or made and are in full force and effect. All applicable waiting periods in connection with the Transaction have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Transaction or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them. The Recapitalization shall be or has been consummated on the date of the Initial Extension of Credit in accordance with the Agreement and Plan of Recapitalization and applicable law.

                  (e) This Agreement has been, and each other Transaction Document when delivered hereunder will have been, duly executed and delivered by each Loan Party thereto. This Agreement is, and each other Transaction Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally and the effect of general principles of equity.

                  (f) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or, to the knowledge of the Loan Parties, threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the Transaction.

                  (g) The Consolidated balance sheets of the U.S. Borrower and its Subsidiaries as at December 31, 2000, and the related Consolidated statements of income and Consolidated statement of cash flows of the U.S. Borrower and its Subsidiaries for the Fiscal Year then ended, accompanied by an unqualified opinion of Arthur Andersen LLP, independent public accountants, copies of which have been furnished to each Lender Party, fairly present the Consolidated financial condition of the U.S. Borrower and its Subsidiaries as at such dates and the Consolidated results of operations of the U.S. Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, subject (in the case of interim statements) to normal year-end adjustments and the absence of footnote disclosure and since December 31, 2000, there has been no Material Adverse Change.

                  (h) The Consolidated pro forma balance sheet of the U.S. Borrower and its Subsidiaries as at December 31, 2000, certified by the Chief Financial Officer of the U.S. Borrower, copies of which have been furnished to each Lender Party, fairly presents the

         Consolidated pro forma financial condition of the U.S. Borrower and its Subsidiaries as at such date, giving effect to the Transactions, all in accordance with GAAP.

                  (i) The Consolidated forward-looking balance sheets, statements of income and statements of cash flows of the U.S. Borrower and its Subsidiaries delivered to the Lender Parties pursuant to
         Section 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forward-looking balance sheets and statements (it being understood that such forward-looking balance sheets and statements represent a business plan and do not constitute a forecast or projection and there is no assurance that such business plan can be fully attained).

                  (j) Taken as a whole, neither the Information Memorandum nor any other information, exhibit or report furnished by or on behalf of any Loan Party to any Agent or any Lender Party in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein not materially misleading.

                  (k) Neither Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

                  (l) Neither any Loan Party nor any of its Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither any Loan Party nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Applicable Borrower, nor the consummation of the other transactions contemplated by the Transaction Documents, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

                  (m) Upon the filing of the financing statements delivered to the Administrative Agent in accordance with the Collateral Documents from time to time, and the taking of such further action as required by the Collateral Documents from time to time all, filings and other actions necessary or desirable to perfect the security interest in the Collateral created under the Collateral Documents have been duly made or taken and are in full force and effect, and the Collateral Documents create in favor of the Collateral Agent for the benefit of the Secured Parties a valid and, together with such filings and other actions, perfected first priority security interest (subject to any Liens permitted by the Loan Documents and imposed in accordance therewith) in the Collateral to the extent a security interest in such Collateral can be perfected by filing or the taking of such further action, securing the payment of the Secured Obligations. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents, and except with respect to Collateral, having a fair market value, of U.S.$1,000,000 in the aggregate.

                  (n) Each Loan Party (other than the Euro Borrower) is, individually and together with its Subsidiaries, Solvent.

                  (o) (i) Set forth on Schedule 4.01(o) hereto is a complete and accurate list of all Plans, Multiemployer Plans and Welfare Plans.

                  (ii) Except as could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect:

                           (A) No ERISA Event has occurred or is reasonably
                  expected to occur with respect to any Plan that has resulted in or is reasonably expected to result in a material liability of any Loan Party or any ERISA Affiliate;

                           (B) Schedule B (Actuarial Information) to the most
                  recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status;

                           (C) Neither any Loan Party nor any ERISA Affiliate
                  has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan;

                           (D) Neither any Loan Party nor any ERISA Affiliate
                  has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA; and

                           (E) With respect to each scheme or arrangement
                  mandated by a government other than the United States (a "FOREIGN GOVERNMENT SCHEME OR ARRANGEMENT") and with respect to each employee benefit plan maintained or contributed to by any Loan Party or any Subsidiary of any Loan Party that is not subject to United States law (a "FOREIGN PLAN"):

                                    (1) Any employer and employee contributions
                           required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices;

                                    (2) The fair market value of the assets of
                           each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and

                                    (3) Each Foreign Plan required to be
                           registered has been registered and has been maintained in good standing with applicable regulatory authorities.

                  (p) (i) Except as otherwise set forth on Part I of Schedule 4.01(p) hereto, and except as could not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect, the operations and properties of each Loan Party and each of its Subsidiaries comply with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that could be reasonably likely to (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties or (B) cause any such property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

                  (ii) Except as otherwise set forth on Part II of Schedule 4.01(p) hereto, (a) none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or, to the best of the Parent's or the U.S. Borrower's knowledge, proposed for listing on the NPL or on the CERCLIS or any analogous state or local list or is adjacent to any such property; (b) except as could not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect, there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; (c) except as could not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect, there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and

         (d) Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries, except as could not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect.

                  (iii) Except as otherwise set forth on Part III of Schedule 4.01(p) hereto, and except as could not reasonably be likely to have, individually or in the aggregate, a Material Adverse Effect, neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in liability to any Loan Party or any of its Subsidiaries.

                  (q) (i) Neither any Loan Party nor any of its Subsidiaries is party to any tax sharing agreement other than the Tax Agreement.

                  (ii) Except for any matter that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the businesses of Parent or each Loan Party, or each of their respective Affiliates or Subsidiaries, Parent, each Loan Party, their Subsidiaries and Affiliates have filed or been included in any and all returns, reports, forms, schedules, attachments, statements, and other similar declarations and documents ("TAX RETURNS") in respect of Taxes required to be filed by them taking into account all applicable extensions; all Taxes shown as due on such Tax Returns have been paid; all such Tax Returns are true, correct and complete in all respects; and no adjustment relating to such Tax Returns has been proposed in writing by any Tax authority.

                  (iii) There are no pending tax audits or examinations and no deficiencies or other claims for unpaid Taxes are proposed in writing in respect of Taxes due from, or with respect to, any of the Parent, each Loan Party, their Subsidiaries and Affiliates or with respect to any Tax Return filed by, or in respect of, any of them that could have a Material Adverse Effect.

                  (iv) The Parent's acquisition of the DEGI Group will constitute a "qualified stock purchase" for purposes of Section 338 of the Internal Revenue Code, and Halliburton Company, as seller of the DEGI Group, shall pay any U.S. federal or state income tax or franchise tax on any income as a result of an election under such Section in connection with the Transaction.

                  (r) Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that is reasonably likely to have a Material Adverse Effect.

                  (s) Set forth on Schedule 4.01(s) hereto is a complete and accurate list of all Existing Debt (other than Surviving Debt), showing as of the date hereof the obligor and the principal amount outstanding thereunder.

                  (t) Set forth on Schedule 4.01(t) hereto is a complete and accurate list of all Surviving Debt (other than Debt permitted pursuant to Section 5.02(b)(i)(B) or 5.02(b)(ii)(E) or (M)), showing as of the date hereof the obligor and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

                  (u) Set forth on Schedule 4.01(u) hereto is a complete and accurate list of all Liens imposed with respect to (x) Debt for Borrowed Money or (y) any other Obligations outstanding in excess of U.S.$750,000, on property or assets with a fair market value in excess of U.S.$500,000 of any Loan Party or any of its Subsidiaries, showing as of the date hereof the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.

                  (v) Set forth on Schedule 4.01(v) hereto is a complete and accurate list, as of the date hereof, of all real property located within the United States with a fair market value in excess of U.S.$2,000,000, owned by any Loan Party or any of its Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and book and fair value thereof. As of the Effective Date, each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by any of the Loan Documents.

                  (w) Set forth on Schedule 4.01(w) hereto is a complete and accurate list of all leases of real property located within the United States and leased at a current annual rent in excess of U.S.$120,000 under which any Loan Party or any of its Subsidiaries is the lessee, showing as of the date hereof the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

                  (x) Set forth on Schedule 4.01(x) hereto is a complete and accurate list, as of the date hereof, of all Investments (other than Equity Interests in, or Obligations of, the U.S. Borrower or any of its Subsidiaries) held by any Loan Party or any of its Subsidiaries on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

                  (y) Set forth on Schedule 4.01(y) hereto is a complete and accurate list, as of the date hereof, of all patents, trademarks, trade names, service marks and copyrights in the United States, and all applications therefor and licenses thereof in the United States, of each Loan Party or any of its Subsidiaries, showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

                                    ARTICLE V

                             COVENANTS OF THE PARENT

                  SECTION 5.01. Affirmative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document with respect to the payment of principal, interest or fees shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Parent will:

                  (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA, if the failure to so comply is reasonably likely to have a Material Adverse Effect.

                  (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Parent nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which any financial statement reserves required by GAAP are being maintained, unless and until any Lien resulting therefrom attaches to its property and becomes enforceable against its other creditors; file jointly with Halliburton Company, as seller of the DEGI Group, and properly on a timely basis in accordance with applicable law an election under Section 338(h)(10) of the Internal Revenue Code with respect to the stock of the U.S. Borrower and its Subsidiaries organized in the United States to treat the acquisition of such stock by Parent pursuant to the Transaction as a deemed asset acquisition for U.S. federal income tax purposes.

                  (c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and use commercially reasonable best efforts to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits if failure to comply therewith is reasonably likely to have a Material Adverse Effect; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties if failure to comply therewith is reasonably likely to have a

         Material Adverse Effect; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws if failure to comply therewith is reasonably likely to have a Material Adverse Effect; provided, however, that neither the Parent nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and as to which any financial statement reserves required by GAAP are being maintained.

                  (d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrowers or such Subsidiaries operate.

                  (e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its existence, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that the U.S. Borrower may consummate the Recapitalization and any other merger or consolidation permitted under Section 5.02(d) and provided further that none of the Borrowers nor any of their Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise material to its business if the Board of Directors of a Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to such Borrower, such Subsidiary or the Lender Parties.

                  (f) Visitation Rights. At any reasonable time and from time to time, in reasonable intervals and upon reasonable prior notice to the U.S. Borrower, permit any of the Agents or any of the Lender Parties, or any agents or representatives thereof, at such Agent's or such Lender Party's own expense so long as no Default has occurred and is continuing and at the U.S. Borrower's expense after the occurrence and during the continuance of any Default, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrowers and any of their Subsidiaries, and to discuss the affairs, finances and accounts of the Borrowers and any of their Subsidiaries with any of their officers or directors and with their independent certified public accountants.

                  (g) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrowers and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time, if the failure to do so is reasonably likely to have a Material Adverse Effect.

                  (h) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

                  (i) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions that are not otherwise prohibited by this Agreement with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrowers or such Subsidiary than it would or could reasonably expect to obtain in a comparable arm's-length transaction with a Person not an Affiliate. The restrictions set forth in the first paragraph of this Section 5.01 shall not apply to:

                           (i) reasonable fees and compensation in an aggregate
                  amount not to exceed $5,000,000 per year paid to, and customary indemnity provided on behalf of, officers, directors, employees or consultants of the U.S. Borrower as determined in good faith by the U.S. Borrower's board of directors or senior management;

                           (ii) transactions exclusively between or among the
                  U.S. Borrower and any Loan Party or exclusively between or among such Loan Parties, provided such transactions are not otherwise prohibited by the Agreement;

                           (iii) the Investor Rights Agreement dated as of April
                  10, 2001 among the U.S. Borrower, Halliburton, the Parent and the employees listed therein as signatories and the Sponsor Right Agreement dated as of April 10, 2001 among the U.S. Borrower, the Parent and Affiliates of First Reserve Corporation and Odyssey Investment Partners Fund, LP;

                           (iv) the payment of customary annual management,
                  consulting and advisory fees and related expenses to the Permitted Investors and their Affiliates made pursuant to any financial advisory, financing, underwriting or placement agreement or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which are approved by the board of directors of the U. S. Borrower or such Subsidiary Guarantor in good faith in an aggregate amount not to exceed $5,000,000 per year;

                           (v) payments or loans to employees or consultants
                  that are approved by the board of directors of the U.S. Borrower in good faith;

                           (vi) the existence of, or the performance by the U.S.
                  Borrower or any Subsidiary Guarantor of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Initial Extension of Credit and any similar agreements which it may enter into thereafter; provided, however, that the existence or, or the performance by the U.S. Borrower or any of its Subsidiary Guarantors of obligations under, any further amendment to any such existing agreement or under any similar agreement entered into after the Initial Extension of Credit shall only be permitted by this clause (vi) to the extent that the terms of any such amendment or new agreement are not disadvantageous to the Lenders in any material respect;

                           (vii) any payments or transactions provided for in
                  any of the Transaction Documents;

                           (viii) distributions to the Parent provided for in
                  the Tax Sharing Agreement; and

                           (ix) distributions to the Parent to pay
                  administrative and other operating expenses in an aggregate amount not to exceed U.S.$500,000 per Fiscal Year.

                  (j) Covenant to Guarantee Obligations and Give Security. Upon
         (x) the request of the Collateral Agent following the occurrence and during the continuance of a Default, (y) the formation or acquisition of any new direct Subsidiary by any Loan Party (other than (i) any Subsidiary that is a CFC or (ii) a Subsidiary (other than a Domestic Subsidiary) that is held directly or indirectly by a CFC) or (z) the acquisition of any material property by any Loan Party, and such property, in the judgment of the Collateral Agent, shall not already be subject to a perfected first priority security interest (subject to any Liens permitted by the Loan Documents and imposed in accordance therewith) in favor of the Collateral Agent for the benefit of the Secured Parties, then the Parent and each Borrower shall, in each case at such Borrower's expense:

                           (i) in connection with the formation or acquisition
                  of a Subsidiary that is not (A) a CFC or (B) a Subsidiary (other than a Domestic Subsidiary) that is held directly or indirectly by a CFC, within 10 days after such formation or acquisition, cause such Subsidiary, to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Collateral Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents,

                           (ii) within 10 days after such request, formation or
                  acquisition, furnish to the Collateral Agent a description of the real and personal properties, which shall be newly acquired or otherwise acquired after the date hereof and which shall not already be subject to a perfected first priority security interest (subject to any Liens permitted by the Loan Documents and imposed in accordance therewith) in favor of the Collateral Agent for the benefit of the Secured Parties, of the Loan Parties and their respective Subsidiaries in detail reasonably satisfactory to the Collateral Agent,

                           (iii) if the fair market value of any such property
                  exceeds U.S.$7,500,000, within 15 days after such request, formation or acquisition, duly execute and deliver, and cause each such Subsidiary to duly execute and deliver, to the Collateral Agent mortgages, pledges, assignments, security agreement supplements and other security agreements with respect to such properties, as specified by and in form and substance satisfactory to the Collateral Agent, securing payment of all the Obligations of the applicable Loan Party or such Subsidiary, as the case may be, under the Loan Documents and constituting Liens on all such properties,

                           (iv) if the fair market value of any such property
                  exceeds U.S.$7,500,000, within 45 days after such request, formation or acquisition, take, and cause such Subsidiary to take, any and all reasonable action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) that may be necessary or advisable in the reasonable opinion of the Collateral Agent to vest in favor of the Collateral Agent (or in any representative of the Collateral Agent designated by
                  it) valid, enforceable and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments, security agreement supplements and security agreements delivered pursuant to this Section 5.01(j),

                           (v) within 60 days after such request, formation or
                  acquisition, deliver to the Collateral Agent, upon the request of the Collateral Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Collateral Agent as to the matters contained in clauses (i), (iii) and (iv) above, in form and substance reasonably consistent with the legal opinions delivered as to such matters pursuant to Section 3.01(a)(xiv),

                           (vi) if the fair market value of any such property
                  exceeds U.S.$7,500,000, as promptly as practicable after such request, formation or acquisition, deliver, upon the request of the Collateral Agent in its sole discretion, to the Collateral Agent with respect to each parcel of real property owned or held by the entity that is the subject of such request, formation or acquisition title reports and environmental assessment reports, each in scope, form and substance satisfactory to the Collateral Agent, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Collateral Agent, and

                           (vii) at any time and from time to time, promptly
                  execute and deliver any and all further instruments and documents and take all such other action as the Collateral Agent may reasonably deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens created or intended to be created by the Collateral Documents.

                  (k) Further Assurances. (i) Promptly upon request by the Administrative Agent or the Collateral Agent, correct, and cause each of its Subsidiaries promptly to correct, any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and

                  (ii) Promptly upon request by the Administrative Agent or the Collateral Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as the Administrative Agent or the Collateral Agent, may reasonably require from time to time in order to
         (A) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (B) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (C) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

                  (l) Preparation of Environmental Reports. At the reasonable request of the Required Lenders from time to time (but no more often than once every two years), provide to the Lender Parties within 60 days after such request, at the expense of the Borrowers, a Phase I environmental site assessment report and, if recommended in such Phase I report, a Phase II environmental site assessment report, for any of its Subsidiaries' properties described in the request, prepared by an environmental consulting firm acceptable to the Required Lenders, indicating the likely presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Required Lenders determine at any time, after reasonable cooperation with management of the U.S. Borrower, that a material risk exists that any such report will not be provided within the time referred to above, the Required Lenders may retain an environmental consulting firm to prepare such report at the expense of the Borrowers, and each Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request to the Agents, the Lender Parties, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

                  (m) Interest Rate Hedging. Cause the U.S. Borrower to enter into prior to 90 days after the date of the Initial Extension of Credit hereunder, and maintain until the third anniversary of the date of the Initial Extension of Credit hereunder, either Debt for Borrowed Money of the U.S. Borrower accruing interest at a fixed rate, or interest rate Hedge Agreements with Persons and on terms acceptable to the Administrative Agent, in an aggregate principal amount outstanding or covering a notional amount, as the case may be, of not less than 50% of the sum of (i) the Tranche A U.S. Term Commitments, Tranche A Euro Term Commitments and Tranche B Term Commitments outstanding hereunder and
         (ii) the aggregate outstanding principal amount of the Debt for Borrowed Money of the U.S. Borrower accruing interest at a fixed rate.

                  (n) Mortgages, Deeds of Trust, etc. As soon as possible and in any event within 30 days after the Initial Extension of Credit, deliver to the Administrative Agent, with sufficient copies for each Lender Party, deeds of trust, trust deeds, or mortgages, in substantially the form of Exhibit E hereto and covering the properties identified as "Real Property subject to a Mortgage" on Schedule 4.01(v) hereto (together with the Assignments of Leases and Rents referred to therein and each other mortgage delivered pursuant to Section 5.01(j), in each case as amended, the "MORTGAGES"), duly executed by the appropriate Loan Party in form required for filing or recordation in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien (subject to any Permitted Encumbrances) on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties together with (A) evidence that all filing and recording taxes and fees have been paid, (B) fully paid American Land Title Association Lender's Extended Coverage title insurance policies (the "MORTGAGE POLICIES") in form and substance, with endorsements available in the States in which the mortgaged properties are located, and in the amounts indicated on Schedule 4.01(v) issued, coinsured and reinsured by title insurers reasonably acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens (subject to any Permitted Encumbrances) on the property described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Encumbrances, and providing for such other affirmative insurance and such coinsurance and direct access reinsurance as the Administrative Agent may deem necessary or desirable, (C) the Assignments of Leases and Rents referred to in the Mortgages, duly executed by the appropriate Loan Party, (D) evidence of the insurance required by the terms of the Mortgages, (E) favorable opinions of local Counsel to the Lender Parties with respect to the Mortgages, and (F) evidence that all other actions necessary or desirable in order to create valid first and subsisting Liens (subject to any Permitted Encumbrances) on the property described in the Mortgages has been taken.

                  (o) Post Closing Requirements. (i) As soon as possible and in any event within 10 days after the Initial Extension of Credit, the Parent will cause the U.S. Borrower to open a L/C Cash Collateral Account (as defined in the Security Agreement) and enter into a control agreement in the form attached to the Security Agreement, and

                  (ii) As soon as possible and in any event with 20 days after the Initial Extension of Credit, the Parent will cause the applicable Foreign Subsidiary, to execute, acknowledge, file, deliver or otherwise do anything that may be required under the relevant local law to ensure valid perfection of any security interest required to be created under any of the Non U.S. Security Documents.

                  SECTION 5.02. Negative Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document with respect to the payment of principal, interest or fees shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Parent will not, at any time:

                  (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Parent or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except for the following:

                           (i) Liens created under the Loan Documents;

                           (ii) Liens existing on the date hereof and described
                  on Schedule 4.01(u) hereto;

                           (iii) in the case of any Loan Party organized under
                  the laws of one of the States of the United States, purchase money Liens upon or in real property or equipment acquired or held by a Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (iii) shall not exceed the amount permitted under
                  Section 5.02(b)(ii)(B) at any time outstanding;

                           (iv) Liens arising in connection with Capitalized
                  Leases permitted under Section 5.02(b)(ii)(C); provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases;

                           (v) Liens on property or assets acquired pursuant to
                  a Permitted Acquisition or the Pending Acquisition, or on property or assets of a Subsidiary of the U.S. Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition or the Pending Acquisition, provided that (i) any Debt that is secured by such Liens is permitted to exist under Section 5.02(b)(i)(F), and (ii) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition or the Pending Acquisition, as the case may be, and do not attach to any other asset of the U.S. Borrower or any of its Subsidiaries;

                           (vi) Liens securing reimbursement obligations with
                  respect to commercial letters of credit (other than Trade Letters of Credit under the Letter of Credit Facility), provided that such Liens shall cover only the documents in respect of which such letters of credit were issued, the goods covered thereby and the insurance proceeds of such goods;

                           (vii) Permitted Liens; and

                           (viii) other Liens securing Obligations of the Parent
                  or any of its Domestic Subsidiaries that, in the aggregate, do not exceed U.S.$35,000,000 at any one time outstanding;

                  (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

                           (i) in the case of the U.S. Borrower or any
                  Subsidiary Guarantor,

                                    (A) Debt in respect of Hedge Agreements
                           designed to hedge against fluctuations in interest rates or currency exchange rates incurred in the ordinary course of business and consistent with prudent business practice,

                                    (B) Debt owed to a Loan Party, which Debt
                           (x) shall constitute Pledged Debt, and (y) shall be evidenced by promissory notes or other instruments reasonably satisfactory to the Administrative Agent that are pledged as security for the Obligations of the holder thereof under the Loan Documents to which such holder is a party and delivered to the Collateral Agent pursuant to the terms of the Security Agreement, and

                                    (C) Senior Subordinated Debt, evidenced by
                           the Senior Subordinated Notes or otherwise, not to exceed in the aggregate U.S.$300,000,000 at any time outstanding, and any Senior Subordinated Debt in excess thereof to repay any outstanding Tranche A U.S. Term Advances, Tranche A Euro Term Advances and Tranche B Term Advances; and

                           (ii) in the case of the Parent and its Subsidiaries,

                                    (A) Debt under the Loan Documents,

                                    (B) in the case of any Loan Party organized
                           under the laws of one of the States of the United States, Debt secured by Liens permitted by Section 5.02(a)(iii) not to exceed in the aggregate U.S.$10,000,000 at any time outstanding,

                                    (C) Capitalized Leases not to exceed in the
                           aggregate U.S.$10,000,000 at any time outstanding,

                                    (D) the Surviving Debt and any Debt
                           extending the maturity of, or refunding or refinancing, in whole or in part, any Surviving Debt, provided that the principal amount of such Surviving Debt shall not be increased above the principal amount thereof outstanding immediately prior to such extension, refunding or refinancing, and the direct and contingent obligors therefor shall not be changed, as a result of or in connection with such extension, refunding or refinancing, provided further that the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination (if any), and other material terms taken as a whole, of any such extending, refunding or refinancing Debt, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lender Parties than the terms of any agreement or instrument governing the Surviving Debt being extended, refunded or refinanced and the interest rate applicable to any such extending, refunding or refinancing Debt does not exceed the then applicable market interest rate,

                                    (E) Debt of one or more Foreign Subsidiaries
                           of the U.S. Borrower not to exceed (i) for such Foreign Subsidiaries organized and existing under the laws of France, U.S.$10,000,000 in the aggregate at any one time outstanding, (ii) for such Foreign Subsidiaries organized and existing under the laws of Italy, U.S.$45,000,000 in the aggregate at any one time outstanding, (iii) for such Foreign Subsidiaries organized and existing under the laws of Japan, U.S.$15,000,000 in the aggregate at any one time outstanding, (iv) for such Foreign Subsidiaries organized and existing under the laws of the United Kingdom, U.S.$10,000,000 in the aggregate at any one time outstanding, and (v) in addition, for any and all such Foreign Subsidiaries (including such Foreign Subsidiaries referred to in subclauses (i),
                           (ii), (iii) and (iv) above), an amount in the aggregate at any one time outstanding not to exceed 10% of the Backlog of all Foreign Subsidiaries of the U.S. Borrower as of the last day of the most recently ended calendar month for which the U.S. Borrower has delivered a certificate to the Administrative Agent in accordance with Section 5.03(d), provided that any Debt outstanding under this Section 5.02(b)(ii)(E) shall not exceed, at any time, in the aggregate, an amount equal to 95% of the Backlog of any and all Foreign Subsidiaries of the U.S. Borrower as of the last day of the most recently ended calendar month for which the U.S. Borrower has delivered a certificate to the Administrative Agent in accordance with Section 5.03(d),

                                    (F) Debt of a Subsidiary of the U.S.
                           Borrower incurred and outstanding on the date such Subsidiary was acquired by the U.S. Borrower in a principal amount that, when taken together with the principal amount of all other Debt incurred pursuant to this subclause (F) that is at any one time outstanding, does not exceed U.S.$40,000,000, provided that such Debt was incurred by such Subsidiary prior to such acquisition by the U.S. Borrower and was not incurred in connection with, or contemplation of, such acquisition by the U.S. Borrower, provided further that after giving effect to such acquisition, the U.S. Borrower shall be in pro forma compliance with the covenants contained in
                           Section 5.04, calculated based on the financial statements most recently delivered to the Lender Parties pursuant to Section 5.03, as evidenced by a certificate of the Chief Financial Officer of the U.S. Borrower delivered to the Lender Parties demonstrating such compliance,

                                    (G) Permitted Subordinated Debt incurred in
                           accordance with the requirements of the definition thereof,

                                    (H) Permitted Subordinated Refinancing Debt
                           incurred in accordance with the requirements of the definition thereof,

                                    (I) Debt arising from agreements of the U.S.
                           Borrower or Subsidiary of the U.S. Borrower providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary of the U.S. Borrower, other than guarantees of Debt incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition, provided that the maximum assumable liability in respect of all such Debt shall at no time exceed the gross proceeds actually received by the U.S. Borrower and its Subsidiaries in connection with such disposition,

                                    (J) Debt arising from the honoring by a bank
                           or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Debt is extinguished within five Business Days of its incurrence,

                                    (K) Debt of the U.S. Borrower or any of its
                           Domestic Subsidiaries represented by letters of credit for the account of the U.S. Borrower or such Domestic Subsidiary, as the case may be, issued in the ordinary course of business of the U.S. Borrower or such Domestic Subsidiary, including, without limitation, in order to provide security for workers' compensation claims or payment obligations in connection with self-insurance or similar requirements in the ordinary course of business and other Debt with respect to workers' compensation claims, self-insurance obligations, performance, surety and similar bonds and completion guarantees provided by the U.S. Borrower or any Domestic Subsidiary of the U.S. Borrower in the ordinary course of business, such Debt, in the aggregate, not to exceed, at any one time outstanding U.S.$10,000,000,

                                    (L) unsecured Debt incurred by the U.S.
                           Borrower to current or former employees in connection with the purchase or redemption of Equity Interests of the U.S. Borrower or any of its Affiliates not to exceed in the aggregate at any one time outstanding U.S.$10,000,000,

                                    (M) (i) Debt owed by one Foreign Subsidiary
                           of a Loan Party to another Foreign Subsidiary of a Loan Party, (ii) Debt outstanding on the date of the Initial Extension of Credit and owed by a Subsidiary of the U.S. Borrower to the U.S. Borrower or another Subsidiary of the U.S. Borrower and (iii) Debt consisting of Investments permitted by Section 5.02(f)(i)(D);

                                    (N) Debt incurred by a Foreign Subsidiary of
                           the U.S. Borrower in connection with a Permitted Acquisition (without giving effect to clause (f) of the definition thereof) made by a Foreign Subsidiary of the U.S. Borrower, such Debt in an aggregate amount, at any one time outstanding, not to exceed U.S.$50,000,000; and

                                    (O) other Debt, in the aggregate, not to
                           exceed at any one time outstanding U.S.$25,000,000, to the extent such Debt shall constitute unsecured Debt subordinated on terms reasonably acceptable to the Administrative Agent to the Debt under the Loan Documents.

                  (c) Change in Nature of Business. Engage, or permit any of its Subsidiaries to engage, to any material extent, in any business other than a Permitted Business.

                  (d) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that:

                           (i) The U.S. Borrower and its Subsidiaries may
                  consummate the transactions contemplated by the Agreement and Plan of Recapitalization;

                           (ii) any Subsidiary of the U.S. Borrower (other than
                  the Euro Borrower) may merge into or consolidate with any other Subsidiary of the U.S. Borrower (other than the Euro Borrower), provided that, in the case of any such merger or consolidation to which a Subsidiary Guarantor is a party, the Person formed by such merger or consolidation shall be a Subsidiary Guarantor;

                           (iii) in connection with any acquisition permitted
                  under Section 5.02(f), any Subsidiary of the U.S. Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that the Person surviving such merger shall be a wholly owned Subsidiary of the U.S. Borrower (except for any qualifying shares required by applicable law); and

                           (iv) in connection with any sale or other disposition
                  permitted under Section 5.02(e) (other than clause (ii) thereof), any Subsidiary of the U.S. Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it;

         provided, however, that in each case, immediately after giving effect thereto, no Event of Default shall result from such merger or consolidation and, in the case of any such merger to which a Borrower is a party, such Borrower shall be the surviving corporation.

                  (e) Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except:

                           (i) sales, leases, transfers and dispositions of
                  assets in the ordinary course of its business;

                           (ii) in a transaction authorized by Section 5.02(d)
                  (other than subsection (iv) thereof);

                           (iii) sales and other dispositions of assets for fair
                  market value of not more than U.S.$25,000,000 in any one Fiscal Year and U.S.$75,000,000 in the aggregate for all such transactions (of which at least 75% shall be payable in cash); and

                           (iv) sales or other dispositions of assets permitted
                  by Section 5.02(f);

         provided that, in the case of sales or other dispositions of assets pursuant to clause (iii) above, the Borrowers shall, on the first anniversary of the date of receipt by any Loan Party or any of its Subsidiaries of the Net Cash Proceeds from such sale, prepay the Advances if and to the extent required by Section 2.06(b)(ii).

                  (f) Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person, except:

                           (i) (A) equity Investments by the Parent and its
                  Subsidiaries in their Subsidiaries outstanding on the date hereof, (B) additional Investments by the Parent, the U.S. Borrower and the Subsidiary Guarantor in Loan Parties (other than the Euro Borrower), (C) Investments by the Loan Parties in the Euro Borrower solely to repay the Euro Borrower's Obligations outstanding under the Loan Documents, (D) additional equity or debt Investments by the Parent, the U.S. Borrower and the Subsidiary Guarantors in an aggregate amount outstanding at any time not to exceed U.S.$50,000,000, and (E) additional equity Investments by Subsidiaries of the Parent which are not Loan Parties, in their Subsidiaries;

                           (ii) loans and advances to employees in the ordinary
                  course of the business of the Borrowers and their Subsidiaries as presently conducted in an aggregate principal amount not to exceed U.S.$5,000,000 at any time outstanding;

                           (iii) Investments by the Borrowers and their
                  Subsidiaries in Cash Equivalents;

                           (iv) Investments existing on the date hereof and
                  described on Schedule 4.01(x) hereto;

                           (v) Investments by the U.S. Borrower in Hedge
                  Agreements permitted under Section 5.02(b)(i)(A);

                           (vi) Investments consisting of intercompany Debt
                  permitted under Section 5.02(b);

                           (vii) Investments by the Parent, the U.S. Borrower
                  and the Subsidiaries of the U.S. Borrower consisting of the Pending Acquisition, provided that (x) the aggregate amount of Debt incurred, acquired or assumed by the Parent or any of its Subsidiaries in connection with the Pending Acquisition shall not exceed the lower of (A) U.S.$45,000,000 and (B) 75% of the aggregate purchase consideration for the Pending Acquisition,
                  (y) immediately after giving effect to the Pending Acquisition, the ratio of (A) Debt incurred, acquired or assumed by the Parent or any of its Subsidiaries in connection with the Pending Acquisition to (B) the increase in Consolidated Pro Forma Adjusted EBITDA due solely to the consummation of the Pending Acquisition, shall not be greater than 4.40:1.00, and (z) all other purchase consideration for the Pending Acquisition shall be funded solely from the proceeds of the issuance and sale of Equity Interests in the U.S. Borrower or shall be payable solely in such Equity Interests;

                           (viii) Investments that consist of Permitted
                  Acquisitions; and

                           (ix) other Investments in an aggregate amount not to
                  exceed at any one time U.S.$35,000,000, provided that, after giving effect to such Investment, the U.S. Borrower shall be in pro forma compliance with the covenants contained in
                  Section 5.04, calculated based on the financial statements most recently delivered to the Lender Parties pursuant to
                  Section 5.03, as evidenced by a certificate of the Chief Financial Officer of the U.S. Borrower delivered to the Lender Parties demonstrating such compliance.

                  (g) Restricted Payments. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in any of the Borrowers (any and all such actions being referred to as "RESTRICTED PAYMENTS"), except that, so long as no Default shall have occurred and be continuing at the time of any action described:

                           (i) the U.S. Borrower may declare and pay dividends
                  and distributions payable only in common or preferred stock of the U.S. Borrower;

                           (ii) any Subsidiary of the U.S. Borrower may make any
                  Restricted Payment so long as the Person receiving any cash in connection with such Restricted Payment is the U.S. Borrower or any of its Subsidiaries.

                           (iii) the U.S. Borrower or any of its Subsidiaries
                  may make payments to purchase Equity Interest from former officers, directors and employees, so long as the aggregate amount so paid when added to the payments made on any Debt incurred to purchase such Equity Interests does not exceed U.S.$5,000,000 in the aggregate in any one Fiscal Year;

                           (iv) any Loan Party may make distributions to the
                  Parent provided for in the Tax Agreement; and

                           (v) any Subsidiary of the Parent may make
                  distributions to the Parent to pay administrative and other operating expenses in an aggregate amount not to exceed U.S.$500,000 per Fiscal Year.

                  (h) Amendments of Constitutive Documents. Amend, or permit any of its Subsidiaries to amend, its certificate of incorporation or bylaws or other constitutive documents, other than any amendment which is not reasonably likely to have a Material Adverse Effect.

                  (i) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as permitted or required by generally accepted accounting principles as in effect from time to time, or (ii) Fiscal Year.

                  (j) Prepayments, Etc., of Senior Subordinated Debt. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Senior Subordinated Debt, or amend, modify or change in any manner that is materially adverse to the Lender Parties, any term or condition of any Senior Subordinated Debt, or permit any of its Subsidiaries to do any of the foregoing other than
         (x) any prepayment of Senior Subordinated Debt with any Permitted Subordinated Refinancing Debt or (y) any amendments to the Senior Subordinated Debt Documents that either (i) contain covenants, defaults, subsidiary guarantees and subordination provisions at least as favorable (taken as a whole) to the Lender Parties as those set forth in the Senior Subordinated Debt Documents and do not require any principal payments prior to the tenth anniversary of the Effective Date (except in the case of a Change of Control or any sale, lease, transfer or other disposition of any assets on the terms set forth in the Senior Subordinated Debt Documents) or (ii) contain terms and conditions that are otherwise reasonably satisfactory to the Required Lenders.

                  (k) Negative Pledge. Enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property except (i) in favor of the Secured Parties, (ii) as set forth in the Indenture, (iii) in connection with
         (A) any Surviving Debt, (B) any purchase money Debt permitted by
         Section 5.02(b)(ii)(B) solely
         to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property acquired with the proceeds of such Debt, (C) any Capitalized Lease permitted by Section 5.02(b)(ii)(C) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto, or (D) any Debt of a Subsidiary permitted by Section 5.02(b)(ii)(E) or Section 5.02(b)(ii)(F), solely as to the property of such Subsidiary (so long as, in the case of Section 5.01(b)(ii)(F), such agreement was not entered into solely in contemplation of such Subsidiary becoming a Subsidiary of the U.S. Borrower), and (iv) in connection with any assets to be sold or otherwise disposed of as permitted by Section 5.02(e), pursuant to any agreement relating to such sale or disposition, but solely as to such assets to be sold or disposed of.

                  (l) Partnerships, Etc. Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so, other than any Subsidiary the sole assets of which consist of its interest in such partnership or joint venture.

                  (m) Speculative Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions.

                  (n) Capital Expenditures. Make, or permit any of its Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Parent and its Subsidiaries (excluding expenditures made with Net Cash Proceeds that shall have been reinvested in accordance with this Agreement and the reimbursement of insurance proceeds) in any period set forth below to exceed the sum of (a) 25% of the increase (the "INCREASE PORTION") in Consolidated Pro Forma Adjusted EBITDA due solely to the consummation of a Permitted Acquisition or Pending Acquisition during such period or any prior period (such Increase Portion to be applied pro rata for the remaining of the Fiscal Year in which such Permitted Acquisition or Pending Acquisition is consummated), and (b) the amount set forth below for such period:

=========================================
FISCAL YEAR ENDING IN         AMOUNT
-----------------------------------------
December 31, 2001         U.S.$48,000,000
December 31, 2002         U.S.$50,000,000
December 31, 2003         U.S.$53,000,000
December 31, 2004         U.S.$56,000,000
December 31, 2005         U.S.$59,000,000
For each Fiscal
Year thereafter           U.S.$62,000,000
=========================================

         Notwithstanding the foregoing, in the event that the amount of Capital Expenditures permitted to be made in any Fiscal Year (before giving effect to any increase in such permitted expenditure amount pursuant to this sentence) exceeds the amount of Capital Expenditures made during such Fiscal Year, such excess (the "ROLLOVER AMOUNT") may be carried forward and utilized to make Capital Expenditures in the next succeeding Fiscal year, provided that in no event shall the aggregate amount of Capital Expenditures made during any Fiscal Year pursuant to this sentence exceed 150% of the Capital Expenditures that would be permitted to be made but for the provisions of this sentence.

                  (o) Payment Restrictions Affecting Subsidiaries. Directly or indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrowers or any Subsidiary of the Borrowers (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) the Loan Documents, (ii) any agreement or instrument evidencing Surviving Debt, (iii) any agreement with respect to the sale, lease, transfer or other disposition of assets as permitted by Section 5.02(e), and (iv) any agreement with respect to any Debt incurred by a Subsidiary of the U.S. Borrower pursuant to
         Section 5.02(b)(ii)(F).

                  (p) Amendment, Etc., of Related Document. Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Related Document or give any consent, waiver or approval thereunder, waive any default under or breach of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document that would impair the value of the interest or rights of any Loan Party thereunder or that would impair the interest or rights of any Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing, except (i) with respect to the Senior Subordinated Debt Documents, as to which Section 5.02(j) shall govern, and (ii) with the consent of the

         Administrative Agent for any other Related Documents, which shall not be unreasonably withheld.

                  SECTION 5.03. Reporting Requirements. So long as any Advance or any other Obligation of any Loan Party under any Loan Document with respect to the payment of principal, interest or fees shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrowers will furnish to the Agents and the Lender Parties:

                  (a) Default Notice. As soon as possible and in any event within three Business Days after a Responsible Officer or senior management of the Parent or any of Loan Party obtains actual knowledge of the occurrence of a Default or any event reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of the Chief Financial Officer of the U.S. Borrower setting forth details of such Default or event and the action that the U.S. Borrower has taken and proposes to take with respect thereto.

                  (b) Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the U.S. Borrower and its Subsidiaries, including therein Consolidated balance sheets of the U.S. Borrower and its Subsidiaries as of the end of such Fiscal Year and Consolidated statements of income and a Consolidated statement of cash flows of the U.S. Borrower and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion of Arthur Andersen or other independent public accountants of nationally recognized standing in the United States, together with (i) a certificate of such accounting firm (consistent with generally accepted accounting practice in the United States for certificates of this type) stating that in the course of the regular audit of the business of the U.S. Borrower and its Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing with respect to Section 5.04, or if, in the opinion of such accounting firm, any such Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form reasonably satisfactory to the Administrative Agent of the computations used in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04, provided that, in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the U.S. Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and (iii) a certificate of the Chief Financial Officer of the U.S. Borrower stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the actions that the Borrowers have taken and propose to take with respect thereto.

                  (c) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the first three quarters of each Fiscal Year, Consolidated balance sheets of the U.S. Borrower and its Subsidiaries as of the end of such quarter and Consolidated statements of income and a Consolidated statement of cash flows of the U.S. Borrower and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated statements of income and a Consolidated statement of cash flows of the U.S. Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments and the absence of footnote disclosure) by the Chief Financial Officer of the U.S. Borrower as having been prepared in accordance with generally accepted accounting principles, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the U.S. Borrower has taken and proposes to take with respect thereto and (ii) a schedule in form reasonably satisfactory to the Administrative Agent of the computations used by the U.S. Borrower in determining compliance with the covenants contained in Section 5.04, provided that, in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the U.S. Borrower shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP.

                  (d) Monthly Financials, Backlog, etc. As soon as available and in any event within 30 days after the end of each month, a Consolidated balance sheet of the U.S. Borrower and its Subsidiaries as of the end of such month and Consolidated statements of income and a Consolidated statement of cash flows of the U.S. Borrower and its Subsidiaries for the period commencing at the end of the previous month and ending with the end of such month and Consolidated statements of income and a Consolidated statement of cash flows of the U.S. Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the preceding month, all in reasonable detail and duly certified (subject to normal year-end audit adjustments and the absence of footnote disclosure) by the Chief Financial Officer of the U.S. Borrower. As soon as available and in any event within 30 days after the end of each calendar month, a certificate setting forth, in reasonable detail, as of the end of such month, the amount of Backlog of any and all Foreign Subsidiaries of the U.S. Borrower and duly certified by the Chief Financial Officer of the U.S. Borrower.

                  (e) Annual Business Plan. As soon as available and in any event no later than 30 days before the end of each Fiscal Year, a business plan prepared by management of the U.S. Borrower, in form reasonably satisfactory to the Administrative Agent, including balance sheets, income statements and cash flow statements on a monthly basis for the Fiscal Year following such Fiscal Year and on an annual basis for each Fiscal Year thereafter until the Termination Date.

                  (f) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries that is reasonably likely to have a Material Adverse Effect, and promptly after the occurrence thereof, notice of any adverse change in the status or the financial effect on any Loan Party or any of its Subsidiaries of the Disclosed Litigation from that described on Schedule 4.01(f) hereto.

                  (g) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

                  (h) Creditor Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of Debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this Section 5.03, to the extent any Debt outstanding with respect to such Debt securities shall be equal to at least U.S.$50,000,000.

                  (i) Agreement Notices. Promptly upon receipt thereof, copies of all written notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Related Document or instrument, indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that is reasonably likely to have a Material Adverse Effect and copies of any amendment, modification or waiver of any provision of any Related Document and, from time to time upon request by the Administrative Agent, such information and reports regarding the Related Documents and any other instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request.

                  (j) Tax Certificates. (i) Promptly, and in any event within five Business Days after the due date (with extensions) for filing the final federal income tax return in respect of each taxable year, a certificate (a "TAX CERTIFICATE"), signed by the President or the Chief Financial Officer of the U.S. Borrower, stating that the common parent of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the U.S. Borrower is a member has paid to the Internal Revenue Service or other taxing authority, the full amount that such affiliated group is required to pay in respect of federal income tax for such year and that the U.S. Borrower and its Subsidiaries have received any amounts payable to them, and have not paid amounts in respect of taxes (federal, state, local or foreign) in excess of the amount they are required to pay in respect of such taxable year.

                  (ii) Promptly, and in any event within five Business Days after the due date (with extensions) for filing the final income tax return in respect of each taxable year, a certificate (a "TAX CERTIFICATE"), signed by the President or the Chief Financial Officer of the Euro Borrower, stating that the Euro Borrower has paid to the applicable taxing authority, the full amount that the Euro Borrower is required to pay in respect of income tax for such year.

                  (k) ERISA. (i) ERISA Events and ERISA Reports. (A) Promptly and in any event within 10 Business Days after a Responsible Officer or senior management of any Loan Party or any ERISA Affiliate obtains actual knowledge that any ERISA Event has occurred, a statement of the Chief Financial Officer of the U.S. Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

                  (ii) Plan Terminations. Promptly and in any event within three Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

                  (iii) Plan Annual Reports. If requested by the Administrative Agent, promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

                  (iv) Multiemployer Plan Notices. Promptly and in any event within 10 Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

                  (l) Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that would (i) reasonably be likely to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law.

                  (m) Real Property. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report supplementing Schedules 4.01(n) and 4.01(m) hereto, including an identification of all owned and leased real property located within the United States disposed of by each Borrower or any of their Subsidiaries during such Fiscal Year, a list and description (including the street address, county and state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property located within the United States and acquired or leased at a current annual rent in excess of U.S.$120,000 during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete.

                  (n) Insurance. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as the Administrative Agent may reasonably request.

                  (o) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance or properties of any Loan Party or any of its Subsidiaries as any Agent, or any Lender Party through the Administrative Agent, may from time to time reasonably request.

                  SECTION 5.04. Financial Covenants. So long as any Advance or any other Obligation of any Loan Party under any Loan Document with respect to the payment of principal, interest or fees shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the U.S. Borrower will:

                  (a) Total Debt/EBITDA Ratio. Maintain at the end of each fiscal quarter of the U.S. Borrower a Total Debt/EBITDA Ratio of not more than the amount set forth below for each period set forth below:

==================================================
         QUARTER ENDING                    RATIO
==================================================
September 30, 2001                       4.90:1.00
December 31, 2001                        4.90:1.00

March 31, 2002                           4.90:1.00
June 30, 2002                            4.90:1.00
September 30, 2002                       4.50:1.00
December 31, 2002                        4.50:1.00

March 31, 2003                           4.50:1.00
June 30, 2003                            4.50:1.00
September 30, 2003                       4.10:1.00
December 31, 2003                        4.10:1.00

March 31, 2004                           4.10:1.00
June 30, 2004                            4.10:1.00
September 30, 2004                       3.75:1.00
December 31, 2004                        3.75:1.00

March 31, 2005                           3.75:1.00
June 30, 2005                            3.75:1.00
September 30, 2005                       3.25:1.00
December 31, 2005                        3.25:1.00

March 31, 2006                           3.25:1.00
June 30, 2006                            3.25:1.00

For each fiscal quarter thereafter       3.00:1.00

==================================================

                  (b) Interest Coverage Ratio. Maintain at the end of each fiscal quarter of the U.S. Borrower an Interest Coverage Ratio of not less than the amount set forth below for each period set forth below:

========================================================
              QUARTER ENDING                     RATIO
========================================================
September 30, 2001                             2.00:1.00
December 31, 2001                              2.00:1.00

March 31, 2002                                 2.00:1.00
June 30, 2002                                  2.00:1.00
September 30, 2002                             2.15:1.00
December 31, 2002                              2.15:1.00

March 31, 2003                                 2.15:1.00
June 30, 2003                                  2.15:1.00
September 30, 2003                             2.30:1.00
December 31, 2003                              2.30:1.00

March 31, 2004                                 2.30:1.00
June 30, 2004                                  2.30:1.00
September 30, 2004                             2.60:1.00
December 31, 2004                              2.60:1.00

March 31, 2005                                 2.60:1.00
June 30, 2005                                  2.60:1.00
September 30, 2005                             2.90:1.00
December 31, 2005                              2.90:1.00

March 31, 2006                                 2.90:1.00
June 30, 2006                                  2.90:1.00

For each fiscal quarter thereafter             3.00:1.00
========================================================

                                   ARTICLE VI

                                EVENTS OF DEFAULT

                  SECTION 6.01. Events of Default. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing:

                  (a) (i) any Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) any Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within two Business Days after the same becomes due and payable; or

                  (b) any representation or warranty made by any Loan Party
         (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

                  (c) any Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.01(e), (f), (i),
         (j), (m) or (p), 5.02, 5.03(a), (b), (c) or (l), or 5.04; or

                  (d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 30 days after the earlier of the date on which (i) a Responsible Officer acknowledges such failure in writing or (ii) written notice thereof shall have been given to the U.S. Borrower by any Agent or any Lender Party; or

                  (e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt of such Loan Party or such Subsidiary (as the case may be) that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least U.S.$10,000,000 either individually or in the aggregate (but excluding Debt outstanding hereunder), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt outstanding in such principal amount and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the immediate acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                  (f) any Loan Party or any of its Material Subsidiaries shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

                  (g) any judgments or orders, either individually or in the aggregate, for the payment of money in excess of U.S.$10,000,000 shall be rendered against any Loan Party or any of its Material Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (h) any material provision of any Loan Document after delivery thereof pursuant to Section 3.01 or Section 5.01(j) shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

                  (i) any Collateral Document or financing statement after delivery thereof pursuant to Section 3.01 or Section 5.01(j) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien (subject to any Liens permitted by the Loan Documents and imposed in accordance therewith) on and security interest in the Collateral purported to be covered thereby; or

                  (j) a Change of Control shall occur; or

                  (k) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds U.S.$25,000,000; or

                  (l) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds U.S.$25,000,000 or requires payments exceeding U.S.$5,000,000 per annum; or

                  (m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding U.S.$5,000,000;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the U.S. Borrower, declare the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.02(b)) and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the U.S. Borrower, declare the Advances and the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Advances and the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers, and; provided, however, that, in the event of an actual or deemed entry of an order for relief with respect to any Borrower under the Federal Bankruptcy Code, (x) the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Revolving Credit Lender pursuant to Section 2.03(c) and Swing Line Advances by a Revolving Credit Lender pursuant to Section 2.02(b)) and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Advances and the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers.

                  SECTION 6.02. Actions in Respect of the Letters of Credit upon Default. If any of the actions described in Section 6.01 shall have been taken, the Administrative Agent may, or shall at the request of the Required Lenders, make demand upon the U.S. Borrower to, and forthwith upon such demand the U.S. Borrower will, pay to the Administrative Agent on behalf of the Lender Parties, in same day funds at the Administrative Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent or the Collateral Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Agents and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the U.S. Borrower will, forthwith upon demand by the Administrative Agent or the Collateral Agent, pay to the Collateral Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent or the Collateral Agent, as the case may be, determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Revolving Credit Lenders, as applicable, to the extent permitted by applicable law.

                                   ARTICLE VII

                                   THE AGENTS

                  SECTION 7.01. Authorization and Action. Each Lender Party (in its capacities as a Lender, the Swing Line Bank (if applicable), the Issuing Bank (if applicable) and on behalf of itself and its Affiliates as potential Hedge Banks) hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrowers pursuant to the terms of this Agreement.

                  SECTION 7.02. Agents' Reliance, Etc. Neither any Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent:
(a) may treat the payee of any Note as the holder thereof until, in the case of the Administrative Agent, the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of any other Agent, such Agent has received notice from the Administrative Agent that it has received and accepted such Assignment and Acceptance, in each case as provided in Section 9.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 7.03. MSSF, CSFB and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, each of MSSF and CSFB shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not an Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include MSSF and CSFB in their respective individual capacities. MSSF and CSFB and their respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if MSSF and CSFB were not Agents and without any duty to account therefor to the Lender Parties.

                  SECTION 7.04. Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon any Agent or any other Lender Party and based on the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION 7.05. Indemnification. (a) Each Lender Party severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrowers) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents (collectively, the "INDEMNIFIED COSTS"); provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrowers under
Section 9.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrowers. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by any Lender Party or any other Person.

                  (b) Each Lender Party severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the U.S. Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Issuing Bank under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse the Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the U.S. Borrower under Section 8.04, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the U.S. Borrower.

                  (c) For purposes of this Section 7.05, the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, (iii) the aggregate unused portions of their respective Tranche A U.S. Term Commitments, Tranche A Euro Term Commitments and Tranche B Term Commitments at such time and (iv) their respective Unused Revolving Credit Commitments at such time; provided that the aggregate principal amount of Swing Line Advances owing to the Swing Line Bank and the Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Revolving Credit Lenders ratably in accordance with their respective Revolving Credit Commitments. The failure of any Lender Party to reimburse any Agent or the Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Agent or the Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent or the Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Agent or the Issuing Bank, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

                  SECTION 7.06. Successor Agents. Any Agent may resign as to any or all of the Facilities at any time by giving written notice thereof to the Lender Parties and the Borrowers and may be removed as to all of the Facilities at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent as to such of the Facilities as to which such Agent has resigned or been removed with the consent of the Borrowers (which shall not be unreasonably withheld and which shall not be required if a Default has occurred or is continuing). If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lender Parties, with the consent of the Borrowers (which shall not be unreasonably withheld and which shall not be required if a Default has occurred or is continuing), appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least U.S.$250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent as to all of the Facilities and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. Upon the acceptance of any appointment as Agent hereunder by a successor Agent as to less than all of the Facilities and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent as to such Facilities, other than with respect to funds transfers and other similar aspects of the administration of Borrowings under such Facilities, issuances of Letters of Credit (notwithstanding any resignation as Administrative Agent with respect to the Letter of Credit Facility) and payments by the Borrowers in respect of such Facilities, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement as to such Facilities, other than as aforesaid. If within 45 days after written notice is given of the retiring Agent's resignation or removal under this Section 7.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (a) the retiring Agent's resignation or removal shall become effective, (b) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (c) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent's resignation or removal hereunder as Agent as to any of the Facilities shall have become effective, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent as to such Facilities under this Agreement.

                  SECTION 7.07. Collateral Agent acting as Joint Creditor. (a) Each Secured Party and each Loan Party agrees that the Collateral Agent shall be the joint creditor (together with each other relevant Secured Party) of each and every payment obligation of each Loan Party towards each of the Secured Parties under the Loan Documents and that accordingly the Collateral Agent will have its own independent rights to demand payment by each Loan Party in satisfaction of those obligations, provided that it is expressly acknowledged that any discharge of any payment obligation to either of the Collateral Agent or the relevant other Secured Parties shall to the same extent discharge the corresponding obligation owing to the other.

                  (b) Without limiting or affecting the Collateral Agent's rights against each Loan Party (whether under this Section 7.07 or under any other provisions of the Loan Documents), the Collateral Agent agrees with each other Secured Party, on a several and divided basis, that it will not exercise its right as joint creditor with another Secured Party except with the prior written consent of the relevant Secured Party. However, for the avoidance of doubt, nothing in the previous sentence in any way limits the Collateral Agent's rights to act in the protection or preservation of rights under or to enforce any Collateral Document as contemplated by this Credit Agreement and the relevant Collateral Documents. Any amount recovered by the Collateral Agent as a result of the operation of this Section 7.07 shall be held for the benefit of each Secured Party to be applied in accordance with the Loan Documents.

                  SECTION 7.08. Co-Documentation Agents and Syndication Agent. The Co-Documentation Agents and the Syndication Agent shall not have any duty in connection with this Agreement and the other Loan Documents.

                                  ARTICLE VIII

                                    GUARANTY

                  SECTION 8.01. Guaranty; Limitation of Liability. (a) Each Guarantor and the U.S. Borrower, jointly and severally, hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such obligations being the "GUARANTEED OBLIGATIONS"), and agrees to pay any and all reasonable expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty or any other Loan Document provided, however, that in the case of the U.S.

Borrower, this Guaranty shall only guarantee Obligations of the Euro Borrower. Without limiting the generality of the foregoing, each Guarantor's liability and the U.S. Borrower's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

                  (b) Each Guarantor and the U.S. Borrower, and by its acceptance of this Guaranty, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Subsidiary Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Subsidiary Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Lender Parties, the U.S. Borrower and the Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Subsidiary Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

                  (c) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

                  SECTION 8.02. Guaranty Absolute. Each of the Guarantors and the U.S. Borrower, as the case may be, guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender with respect thereto. The obligations of each Guarantor and the U.S. Borrower, as the case may be, under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor and the U.S. Borrower, as the case may be, to enforce this Guaranty, irrespective of whether any action is brought against any of the Borrowers or any other Loan Party or whether any of the Borrowers or any other Loan Party is joined in any such action or actions. The liability of each of the Guarantors under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor and the U.S. Borrower, as the case may be, hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

                  (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;


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                                      120


                  (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

                  (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

                  (d) any manner of application of Collateral any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

                  (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

                  (f) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Parties (each Guarantor and the U.S. Borrower waiving any duty on the part of the Secured Parties to disclose such information);

                  (g) the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement or any other guaranty or agreement or the release or reduction of liability of any Guarantor, the U.S. Borrower or other guarantor or surety with respect to the Guaranteed Obligations; or

                  (h) any other circumstance (including, without limitation, any statute of limitations), except payment, or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent or any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of any of the Borrowers or any other Loan Party or otherwise, all as though such payment had not been made.

                  SECTION 8.03. Waivers and Acknowledgments. (a) Each of the Guarantors and the U.S. Borrower hereby unconditionally and irrevocably waives promptness, diligence,


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                                      121


notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

                  (b) Each of the Guarantors and the U.S. Borrower hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

                  (c) Each of the Guarantors and the U.S. Borrower hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or the U.S. Borrower other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

                  (d) Each of the Guarantors and the U.S. Borrower hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Guarantor or the U.S. Borrower any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.

                  (e) Each of the Guarantors and the U.S. Borrower acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 8.02 and this Section 8.03 are knowingly made in contemplation of such benefits.

                  SECTION 8.04. Subrogation. Each of the Guarantors and the U.S. Borrower hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any of the Borrowers (in the case of the U.S. Borrower, the Euro Borrower) or any other Loan Party or any other inside guarantor that arise from the existence, payment, performance or enforcement the Obligations of such Guarantor or the U.S. Borrower under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against any of the Borrowers (in the case of the U.S. Borrower, the Euro Borrower), any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any of the Borrowers (in the case of the U.S. Borrower, the Euro Borrower), any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor or the U.S. Borrower, as the case may be, in violation of the immediately preceding sentence at any time prior to the later of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, and (b) the Termination Date, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor or the U.S. Borrower, as the case may be, and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) any Guarantor or the U.S. Borrower, as the case may be, shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, and (iii) the Termination Date shall have occurred, the Secured Parties will, at such request and expense of such Guarantor, execute and deliver to such Guarantor or the U.S. Borrower, as the case may be, appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor or the U.S. Borrower, as the case may be, of an interest in the Guaranteed Obligations resulting from such payment made by such Guarantor or the U.S. Borrower, as the case may be, pursuant to this Guaranty.

                  SECTION 8.05. Guaranty Supplements. Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit H hereto (each, a "GUARANTY SUPPLEMENT"), (a) such Person shall be referred to as an "ADDITIONAL GUARANTOR" and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a "GUARANTOR" shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a "SUBSIDIARY GUARANTOR" shall also mean and be a reference to such Additional Guarantor, and (b) each reference herein to "THIS GUARANTY", "HEREUNDER", "HEREOF" or words of like import referring to this Guaranty, and each reference in any other Loan Document to the "GUARANTY", "THEREUNDER", "THEREOF" or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

                  SECTION 8.06. Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and (ii) the Termination Date, (b) be binding upon each of the Guarantors, the U.S. Borrower, their respective successors and assigns and (c) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns. Without limiting the generality of clause (c) of the immediately preceding sentence, subject to
Section 9.07, any Secured Party may


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                                      123


assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in Section 9.07. Neither any Guarantor nor the U.S. Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

                  SECTION 8.07. Release of Guarantor. (a) In the event that all of the Equity Interests held by the U.S. Borrower and its Subsidiaries in one or more Guarantors is sold or otherwise disposed of (except to any of the Borrowers or any of their Subsidiaries) or liquidated in compliance with the requirements of this Agreement (or such sale or other disposition or liquidation has been approved in writing by the Required Lenders) and the proceeds of such sale, disposition or liquidation are applied as permitted or required by this Agreement, each such Guarantor or Guarantors shall be released from this Guaranty and this Guaranty shall, as to each such Guarantor or Guarantors, terminate and have no further force or effect (it being understood and agreed that the sale of Equity Interests in one or more persons that own, directly or indirectly, all of such Equity Interests in any Guarantor shall be deemed to be a sale of such Equity Interests in such Guarantor for the purposes of this
Section 8.08).

                  (b) Upon any sale, lease, transfer or other disposition of any item of Collateral of any Guarantor in accordance with the terms of the Loan Documents (other than sales of Inventory in the ordinary course of business), the Collateral Agent is hereby authorized, by each Lender Party, at such Guarantor's expense, to execute and deliver to such Guarantor such documents as such Guarantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, as more specifically set forth in the Collateral Documents.

                  (c) Upon the later of (i) the payment in full in cash of all principal, interest and fees in respect of the Secured Obligations (but not including Secured Hedge Agreements) and (ii) the Termination Date, the pledge, assignment and security interest granted pursuant to this Agreement or any other Loan Document shall terminate and all rights to the Collateral shall revert to the applicable Guarantor. Upon any such termination, the Collateral Agent will, at the applicable Guarantor's expense, execute and deliver to such Guarantor such documents as such Guarantor shall reasonably request to evidence such termination.

                  SECTION 8.08. Payment. All payments made by the Guarantors or the U.S. Borrower pursuant to this Article VIII shall be made in the Applicable Currency in which the respective Guaranteed Obligations are then due and payable (after giving effect, in the circumstances contemplated by Section 2.18, to any conversion occurring pursuant thereto). All payments made by the Guarantors pursuant to this Article VIII will be made without setoff, counterclaim or other defense.

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                                      124


                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender Party that is, at such time, a Defaulting Lender or any Affiliate of any Loan Party), do any of the following at any time: (i) waive any of the conditions specified in Section 3.01 or, in the case of the Initial Extension of Credit, Section 3.02, (ii) change the number of Lenders or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (iii) reduce or limit the obligations of any Guarantor under Section 8.01 or release such Guarantor or otherwise limit such Guarantor's liability with respect to the Obligations owing to the Agents and the Lender Parties, (iv) release all or substantially all of the Collateral in any transaction or series of related transactions, (v) amend, modify or waive
Section 2.13 or this Section 9.01, or (vi) limit the liability of any Loan Party under any of the Loan Documents, (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender (other than any Lender that is, at such time, a Defaulting Lender) that has a Commitment under the Tranche A U.S. Term Facility, Tranche A Euro Term Facility, Tranche B Term Facility or Revolving Credit Facility if such Lender is directly affected by such amendment, waiver or consent, (i) increase any Commitment of such Lender, (ii) reduce the principal of, or interest on, the Notes held by such Lender or Advances outstanding to such Lender or any fees or other amounts payable hereunder to such Lender, (iii) postpone any date scheduled for any payment of interest on the Notes held by such Lender or the Advances outstanding to such Lender pursuant to Section 2.07 or any date fixed for payment of fees or other amounts payable to such Lender hereunder (other than pursuant to Section 2.04), (iv) postpone the final maturity date of a Facility, or (v) change the order of application of any prepayment set forth in Section 2.06 in any manner that materially affects such Lender, and (c) no amendment, waiver or consent shall, unless in writing and signed by the Supermajority Lenders of a Facility (other than any such Lender that is, at such time, a Defaulting Lender or any Affiliate of any Loan Party) that is directly affected by such amendment, waiver or consent, amend the provisions of Section 2.04 relating to such Facility (other than the final maturity date for such Facility); provided further that no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Bank or the Issuing Bank, as the case may be, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swing Line Bank or the Issuing Bank, as the case may be, under this Agreement; and provided further that no amendment, waiver or consent shall, unless in writing


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                                      125


and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents.

                  SECTION 9.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to the U.S. Borrower, at its address at 2601 Beltline Road, Carrollton, Texas 75006, Attention: Frank P. Pittman; if to the Euro Borrower, at its address at 12 Rue Leon Thyes, L-2636, Luxembourg,
Attention: Frank Pittman, with a copy to the U.S. Borrower at its address set forth above; if to any Initial Lender Party, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; if to the Administrative Agent, at its address at 1633 Broadway, 26th Floor, New York, New York 10036, Attention:
James Morgan, with, in the case of any notices and other communications with respect to the Tranche Euro Term Facility, a copy to the Administrative Agent, located at 25 Cabot Square, Canary Wharf, London UK E 144 QA, Attention:
Jennifer Clark; and if to the Collateral Agent, at its address at 1633 Broadway, 26th floor, New York, New York 10036, Attention: James Morgan; or, as to any Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Administrative Agent. All such notices and other communications shall, when mailed, telegraphed, telecopied or telexed, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively, except that notices and communications to any Agent pursuant to Article II, III or VIII shall not be effective until received by such Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

                  SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender Party or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 9.04. Costs and Expenses. (a) The Borrowers jointly and severally agree to pay on demand (i) all reasonable costs and expenses of the Administrative Agent and Collateral Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the Administrative Agent and Collateral Agent with respect thereto, with respect to advising such Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to


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                                      126


negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all reasonable costs and expenses of each of the Agents and the Lender Parties in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for each of the Agents and for the Lender Parties (as a group) with respect thereto).

                  (b) The Borrowers jointly and severally agree to indemnify, defend and save and hold harmless each Agent, each Lender Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "INDEMNIFIED PARTY") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby, or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense results from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party, whether or not any Indemnified Party is otherwise a party thereto and whether or not the Transaction is consummated. The Borrowers also agrees not to assert any claim against any Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect or consequential damages or (to the extent waiver thereof is permitted by Law) for any punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Transaction Documents or any of the transactions contemplated by the Transaction Documents.

                  (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by a Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06, 2.10(b)(i) or 2.10(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender Party other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 9.07 as a result of a demand by a Borrower pursuant to


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                                      127


Section 9.07(a), or if a Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 2.04, 2.06 or 6.01 or otherwise, such Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

                  (d) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrowers contained in Sections 2.10 and 2.12 and this
Section 9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

                  SECTION 9.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Agent and each Lender Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent or such Lender Party to or for the credit or the account of a Borrower against any and all of the Obligations of such Borrower now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such Obligations may be unmatured. Each Agent and each Lender Party agrees promptly to notify the relevant Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender Party under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent and such Lender Party may have.

                  SECTION 9.06. Binding Effect. This Agreement shall become effective when it shall have been executed by each of the Borrowers and each Agent and the Administrative Agent shall have been notified by each Initial Lender Party that such Initial Lender Party has executed it and thereafter shall be binding upon and inure to the benefit of each the Borrowers, each Agent and each Lender Party and their respective successors and assigns, except that neither Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

                  SECTION 9.07. Assignments and Participations. (a) Each Lender may and, so long as no Default shall have occurred and be continuing, if demanded by a Borrower (following


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                                      128


a demand by such Lender pursuant to Section 2.10 or 2.12) upon at least five Business Days' notice to such Lender and the Administrative Agent, will assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of one or more Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than U.S.$1,000,000 (or such lesser amount as agreed to by the Applicable Borrower and the Administrative Agent) (or the Equivalent in Euros at such time), (iii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender, such assignment shall be approved by the Administrative Agent and, so long as no Default shall have occurred and be continuing at the time of effectiveness of such assignment, the Applicable Borrower (such approvals not to be unreasonably withheld or delayed),
(iv) each such assignment shall be to an Eligible Assignee (except as otherwise provided in (iii) above), (v) each such assignment made as a result of a demand by a Borrower pursuant to this Section 9.07(a) shall be arranged by such Borrower after consultation with the Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (vi) no Lender shall be obligated to make any such assignment as a result of a demand by a Borrower pursuant to this Section 9.07(a) unless and until such Lender shall have received one or more payments from either such Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, and (vii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment. No processing or recordation fee shall be due.

                  (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance,
(i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (ii) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.10, 2.12 and 9.04 to the extent any claim thereunder relates to an event arising prior to


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                                      129


such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

                  (c) By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows:
(i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

                  (d) The Administrative Agent shall, acting for this purpose (but only for this purpose) as the agent of the Borrowers, maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Agents and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Agent or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

                  (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and approved as required by Section 9.07(a) and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers and each other Agent. Any assignment of any Advance, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Applicable Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under each Facility pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of such assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1, A-2, A-3 or A-4 hereto, as the case may be.

                  (f) The Issuing Bank may assign to an Eligible Assignee all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) each such assignment shall be to an Eligible Assignee and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of U.S.$3,500 (except in the case of an assignment to an Affiliate of a Lender or an Approved Fund).

                  (g) Each Lender Party may, without notice to or consent of the Borrowers or the Administrative Agent, sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, the Agents and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

                  (h) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrowers furnished to such Lender Party by or on behalf of the Borrowers; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party as set forth in Section 9.10.

                  (i) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

                  (j) In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of the Borrowers or the Administrative Agent, assign or pledge all or any portion of its Notes or any other instrument evidencing its rights as a Lender under this Agreement to any trustee for, or any other representative of, holders of obligations owed or securities issued, by such fund, as security for such obligations or securities; provided that any foreclosure or similar action by such trustee or representative shall be subject to the provisions of this Section 9.07 concerning assignments.

                  SECTION 9.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

                  SECTION 9.09. No Liability of the Issuing Bank. The U.S. Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply substantially with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the U.S. Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the U.S. Borrower, to the extent of any direct, but not consequential, damages suffered by the U.S. Borrower that the U.S. Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

                  SECTION 9.10. Confidentiality. Neither any Agent nor any Lender Party shall disclose any Confidential Information to any Person without the consent of the U.S. Borrower, other than (a) to such Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents and advisors and to actual or prospective Eligible Assignees and participants, and then only on a confidential basis as set forth in this Section 9.10, (b) as required by any law, rule or regulation or judicial process, (c) as requested or required by any state, Federal or foreign authority or examiner regulating such Lender Party (including the National Association of Insurance Commissioners), (d) or to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty's professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 9.10 and (e) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender Party.

                  SECTION 9.11. Release of Collateral. (a) Upon any sale, lease, transfer or other disposition of any item of Collateral of any Borrower in accordance with the terms of the Loan Documents (other than sales of Inventory in the ordinary course of business), the Collateral Agent is hereby authorized, by each Lender Party, at such Borrower's expense, to execute and deliver to such Borrower such documents as such Borrower shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents, as more specifically set forth in the Collateral Documents.

                  (b) Upon the later of (i) the payment in full in cash of all principal, interest and fees in respect of the Secured Obligations (but not including Secured Hedge Agreements) and (ii) the Termination Date, the pledge, assignment and security interest granted pursuant to this Agreement or any other Loan Document shall terminate and all rights to the Collateral shall revert to the Applicable Borrower. Upon any such termination, the Collateral Agent will, at the applicable Borrower's expense, execute and deliver to such Borrower such documents as such Borrower shall reasonably request to evidence such termination.

                  SECTION 9.12. Judgment. (a) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the Administrative Agent's principal office in New York City at 11:00 A.M. (New York City time) on the Business Day preceding that on which final judgment is given.

                  (b) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder from another currency into Dollars, the parties agree to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase such other currency with Dollars at the Administrative Agent's principal office in New York City at 11:00 A.M. (New York City time) on the Business Day preceding that on which final judgment is given.

                  (c) The obligation of each Borrower in respect of any sum due from it in any currency (the "PRIMARY CURRENCY") to any Lender Party or the Administrative Agent hereunder shall, notwithstanding any judgment in any other currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency, such Lender or the Administrative Agent (as the case may be) may in accordance with normal banking procedures purchase the applicable Primary Currency with such other currency; if the amount of the applicable Primary Currency so purchased is less than such sum due to such Lender or the Administrative Agent (as the case may be) in the applicable Primary Currency, the Applicable Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent (as the case may be) against such loss, and if the amount of the applicable Primary Currency so purchased exceeds such sum due to any Lender or the Administrative Agent (as the case may be) in the applicable Primary Currency, such Lender or the Administrative Agent (as the case may be) agrees to remit to the relevant Borrower such excess.

                  SECTION 9.13. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York state court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York state court or, to the fullest extent permitted by law, in such federal court. Each Borrower hereby agrees that service of process in any such action or proceeding brought in any such New York state court or in such federal court may be made upon CT Corporation System at its offices at 111 Eighth Avenue, 13th Floor, New York, New York 10011 (the "PROCESS AGENT") and each Borrower hereby irrevocably appoints the Process Agent its authorized agent to accept such service of process, and agrees that the failure of the Process Agent to give any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. Each

Borrower hereby further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties hereto by registered or certified mail, postage prepaid, to such Borrower at its address specified pursuant to Section 8.02. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

                  (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  SECTION 9.14. Substitution of Currency. If a change in any currency (other than Dollars) occurs pursuant to any applicable law, rule or regulation of any governmental, monetary or multi-national authority, this Agreement (including, without limitation, the definitions of Euro Rate and Eurodollar Rate) will be amended to the extent determined by the Administrative Agent (acting reasonably and in consultation with the Applicable Borrower) to be necessary to reflect the change in currency and to put the Lenders and such Borrower in the same position, so far as possible, that they would have been in if no change in such currency had occurred.

                  SECTION 9.15. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

                  SECTION 9.16. Waiver of Jury Trial. Each of the Borrowers, the Agents and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances, the Letters of Credit or the actions of any Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                        DRESSER, INC., as U.S. Borrower


                                        By  /s/ JAMES A. NATTIER
                                           -----------------------------------
                                           Name:  James A. Nattier
                                           Title:

                                        D.I. LUXEMBOURG S.A.R.L.,
                                        as Euro Borrower


                                        By  /s/ JAMES A. NATTIER
                                           -----------------------
                                           Name:  James A. Nattier
                                           Title:

                                       DEG ACQUISITIONS, LLC, as Parent


                                       By First Reserve Corporation, its Manager


                                       By /s/ THOMAS R. DENISON
                                          ---------------------
                                       Name:  Thomas R. Denison
                                       Title: Managing Director

                                        DRESSER INTERNATIONAL, INC.,
                                        as Subsidiary Guarantor


                                        By  /s/ JAMES A. NATTIER
                                           --------------------------------
                                           Name:   James A. Nattier
                                           Title:

                                        DRESSER RE, INC.,
                                        as Subsidiary Guarantor


                                        By /s/ JAMES A. NATTIER
                                           --------------------------------
                                           Name:   James A. Nattier
                                           Title:

                                        DRESSER RUSSIA, INC.,
                                        as Subsidiary Guarantor


                                        By  /s/ JAMES A. NATTIER
                                           --------------------------------
                                           Name:   James A. Nattier
                                           Title:

                                        MORGAN STANLEY SENIOR FUNDING, INC.,
                                        as Administrative Agent


                                        By  /s/ HENRY F. D'ALESSANDRO
                                           -----------------------------
                                           Name:   Henry F. D'Alessandro
                                           Title:  Principal

                                        MORGAN STANLEY & CO. INCORPORATED,
                                        as Collateral Agent


                                        By  /s/ HENRY F. D'ALESSANDRO
                                           ----------------------------
                                           Name:  Henry F. D'Alessandro
                                           Title: Principal

                                        CREDIT SUISSE FIRST BOSTON,
                                        as Syndication Agent


                                        By  /s/ JAMES P. MORAN
                                           --------------------------
                                           Name:   James P. Moran
                                           Title:  Director


                                        By  /s/ WILLIAM S. LUTKINS
                                           --------------------------
                                           Name:  Williams S. Lutkins
                                           Title: Vice President

                                        UBS WARBURG LLC,
                                        as Documentation Agent


                                        By  /s/ DAVID A. JUDGE
                                           -------------------------
                                           Name:  David A. Judge
                                           Title: Managing Director


                                        By  /s/ DANIEL W. LADD III
                                           -------------------------
                                           Name:  Daniel W. Ladd III
                                           Title: Executive Director

                                        GENERAL ELECTRIC CAPITAL
                                        CORPORATION


                                        By /s/ WOODROW BROADERS, JR.
                                           -------------------------------------
                                           Name:  Woodrow Broaders, Jr.
                                           Title: Duly Authorized Signatory

                                 INITIAL LENDERS


                                        MORGAN STANLEY SENIOR FUNDING, INC.


                                        By  /s/ HENRY F. D'ALESSANDRO
                                           ----------------------------
                                           Name:  Henry F. D'Alessandro
                                           Title: Principal

                                        CREDIT SUISSE FIRST BOSTON

                                        By  /s/ JAMES P. MORAN
                                           --------------------------
                                           Name:   James P. Moran
                                           Title:  Director


                                        By  /s/ WILLIAM S. LUTKINS
                                           --------------------------
                                           Name:   William S. Lutkins
                                           Title:  Vice President

                                        UBS AG, STAMFORD BRANCH


                                        By  /s/ WILFRED V. SAINT
                                           --------------------------
                                           Name:   Wilfred V. Saint
                                           Title:  Associate Director
                                                   Banking Products
                                                   Services U.S.

                                        By  /s/ DANIEL W. LADD III
                                           --------------------------
                                           Name:   Daniel W. Ladd III
                                           Title:  Executive Director

                                        GENERAL ELECTRIC CAPITAL CORPORATION


                                        By  /s/ WOODROW BROADERS JR.
                                           -------------------------------------
                                           Name:  Woodrow Broaders Jr.
                                           Title: Duly Authorized Signatory

                              INITIAL ISSUING BANK


                                        WELLS FARGO BANK, N.A.

                                        By  /s/ BRET C. WEST
                                           -------------------------------------
                                           Name:  Bret C. West
                                           Title: Vice President

                                 SWING LINE BANK


                                        WELLS FARGO BANK TEXAS, N.A.

                                        By  /s/ BRET C. WEST
                                           -------------------------
                                           Name:   Bret C. West
                                           Title:  Vice President

                                   SCHEDULE I

                   COMMITMENTS AND APPLICABLE LENDING OFFICES

=========================================================================================================
                                TRANCHE A U.S.
   NAME OF INITIAL LENDER           TERM           TRANCHE A EURO     TRANCHE B TERM    REVOLVING CREDIT
PARTY / INITIAL ISSUING BANK     COMMITMENT       TERM COMMITMENT       COMMITMENT         COMMITMENT
---------------------------------------------------------------------------------------------------------
Morgan Stanley Senior         US$61,580,987.60    E.52,314,016.45    US$437,000,000.00   US$37,321,810.66
Funding, Inc.











UBS AG, Stamford Branch       US$21,902,492.53    E.16,553,064.85                   --   US$13,274,237.90





---------------------------------------------------------------------------------------------------------

General Electric Capital      US$31,132,075.47                 --                   --   US$18,867,924.53
Corporation








---------------------------------------------------------------------------------------------------------

                                                                                            EURO
                                                         DOMESTIC              EURODOLLAR   RATE
   NAME OF INITIAL LENDER      LETTER OF CREDIT           LENDING               LENDING    LENDING
PARTY / INITIAL ISSUING BANK      COMMITMENT              OFFICE                 OFFICE    OFFICE
--------------------------------------------------------------------------------------------------
Morgan Stanley Senior                             Mark Cross / Dan Ryan           Same       Same
Funding, Inc.                                     1221 Avenue of the Americas
                                                  35th Floor
                                                  New York, NY 10020
                                                  t: (212) 762-6755 / 5802
                                                  f: (212) 762-762-9181

                                                  James Morgan
                                                  1633 Broadway - 26th Floor
                                                  New York, NY 10019
                                                  t: (212) 537-1470
                                                  f: (212) 537-1867 / 1866

UBS AG, Stamford Branch                           Vladimira Holeckova             Same       Same
                                                  Banking Products Services
                                                  677 Washington Blvd.
                                                  Stamford, CT 06901
                                                  t: (203) 719-6403
                                                  f: (203) 719-3748
--------------------------------------------------------------------------------------------------

General Electric Capital                          Alison Heely                    Same       Same
Corporation                                       260 Long Ridge Road
                                                  Stamford, CT 06927
                                                  t: (203) 357-6058
                                                  f: (203) 602-8345

                                                  Ken Brown
                                                  10 S. LaSalle Street
                                                  27th Floor
                                                  Chicago, IL 60603
--------------------------------------------------------------------------------------------------


                                TRANCHE A U.S.
   NAME OF INITIAL LENDER           TERM           TRANCHE A EURO     TRANCHE B TERM    REVOLVING CREDIT
PARTY / INITIAL ISSUING BANK     COMMITMENT       TERM COMMITMENT       COMMITMENT         COMMITMENT
---------------------------------------------------------------------------------------------------------
Credit Suisse First Boston    US$50,384,444.40    E.42,802,377.10      US$18,000,000    US$30,536,026.91





---------------------------------------------------------------------------------------------------------

Wells Fargo Bank Texas, N.A.                 --                  --                 --                 --






---------------------------------------------------------------------------------------------------------

TOTAL COMMITMENTS:            US$165,000,000.00   E.111,669,458.40   US$455,000,000.00  US$100,000,000.00

---------------------------------------------------------------------------------------------------------


                                                                                            EURO
                                                           DOMESTIC            EURODOLLAR   RATE
   NAME OF INITIAL LENDER      LETTER OF CREDIT             LENDING             LENDING    LENDING
PARTY / INITIAL ISSUING BANK      COMMITMENT                OFFICE               OFFICE    OFFICE
---------------------------------------------------------------------------------------------------------
Credit Suisse First Boston                        James Moran                     Same       Same
                                                  11 Madison Avenue
                                                  10th Floor
                                                  New York, NY 10010-3629
                                                  t: (212) 325-9176
                                                  f: (212) 325-8615
---------------------------------------------------------------------------------------------------------

Wells Fargo Bank Texas, N.A.   US$50,000,000.00   Bret C. West                    Same       Same
                                                  1000 Louisiana Avenue
                                                  3rd Floor
                                                  MAC T5002-031
                                                  Houston, TX 77002
                                                  t: (713) 319-1371
                                                  f: (713) 739-1087
---------------------------------------------------------------------------------------------------------

TOTAL COMMITMENTS:             US$50,000,000.00                                   Same       Same

=========================================================================================================

                                   SCHEDULE II

                              SUBSIDIARY GUARANTORS

                  Dresser International, Inc.
                  Dresser RE, Inc.
                  Dresser Russia, Inc.

                                  SCHEDULE III

                                ASSOCIATED COSTS

         1. On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall determine:

                  (a) for each Tranche A Euro Term Lender the percentage rate per annum for such Interest Period which is the applicable Additional Costs Rate (as defined in paragraph 2 or 3 below); and

                  (b) the "Associated Costs Rate" for such period, which shall be the rate per annum which is the weighted average of the Tranche A Euro Term Lenders' Additional Costs Rates (weighted in proportion to the percentage participation of each Tranche A Euro Term Lender in the Tranche A Euro Term Advances to which such Interest Period relates).

         2. The Additional Costs Rate for a Tranche A Euro Term Lender making Tranche A Euro Term Advances from a lending office located in the Euro-zone shall be the percentage notified by such Tranche A Euro Term Lender to the Administrative Agent as the cost to such Tranche A Euro Term Lender of complying with the minimum reserve requirements of the European Central Bank.

         3. The Additional Costs Rate for a Tranche A Euro Term Lender making Tranche A Euro Term Advances from a lending office located in the United Kingdom shall be calculated as follows:

                  E x 0.01 percent per annum;
                  --------
                    300

                  where:

         "E" is the rate of charge payable by that Tranche A Euro Term Lender to the Financial Services Authority pursuant to the Fees Regulations (but, for this purpose, ignoring any minimum fee required pursuant to the Fees Regulations) and expressed in pounds per L.1,000,000 of the Fee Base of that Tranche A Euro Term Lender.

         4.       For the purposes of this Schedule:

                  (a)      "Fees Regulations" means the Banking Supervision
                           (Fees) Regulations 2000 or such other law or regulation as may be in force from time to time in respect of the payment of fees for banking supervision in the United Kingdom; and

                  (b) "Fee Base" has the meaning given to it, and will be calculated in accordance with, the Fees Regulations.

         5. Each Tranche A Euro Term Lender shall supply any information required by the Administrative Agent for the purposes of calculating the Additional Costs Rate, including the following information which such Tranche A Euro Term Lender shall provide to the Administrative Agent on or before the date on which it becomes a Tranche A Euro Term Lender:

                  (a) its jurisdiction of incorporation and the jurisdiction of lending office for the Tranche A Euro Term Advances made by such Tranche A Euro Term Lender; and

                  (b) any other information that the Administrative Agent may reasonably require for such purpose;

                  and shall promptly notify the Administrative Agent in writing of any change to the information provided by it pursuant to this paragraph.

         6. The percentages or rates of charge of each Tranche A Euro Term Lender for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraph 5 above.

         7. The Administrative Agent shall have no liability to any Person if any determination by it of an Additional Costs Rate and/or an Associated Costs Rate overcompensates or undercompensates a Tranche A Euro Term Lender and shall be entitled to assume that the information provided by any Tranche A Euro Term Lender pursuant to paragraphs 2 and 5 above is true and correct in all respects.

         8. The Administrative Agent shall distribute amounts received by it in respect of any Interest Period and attributable to the Associated Costs Rate to the Tranche A Euro Term Lenders on the basis of the Additional Costs Rate for each such Interest Period determined by the Administrative Agent pursuant to the provisions of this Schedule.

         9.       Any determination by the Administrative Agent pursuant to this
                  Schedule in relation to a formula, an Additional Cost Rate or an Associated Costs Rate or any amount payable to a Tranche A Euro Term Lender shall, in the absence of manifest error, be conclusive and binding on each Borrower and the Tranche A Euro Term Lenders.

         10. The Administrative Agent may from time to time, after consultation with the Borrowers, the other Agents and the Tranche A Euro Term Lenders specify any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on the Borrowers, the Agents and the Tranche A Euro Term Lenders.

                                                                  EXECUTION COPY

                                U.S.$820,000,000

                                CREDIT AGREEMENT

                           Dated as of April 10, 2001

                                      Among

                                  DRESSER, INC.

                                as U.S. Borrower

                            D.I. LUXEMBOURG S.A.R.L.

                                as Euro Borrower

                              DEG ACQUISITIONS, LLC

                                    as Parent

                                       and

                  THE INITIAL LENDERS, INITIAL ISSUING BANK AND
                          SWING LINE BANK NAMED HEREIN

          as Initial Lenders, Initial Issuing Bank and Swing Line Bank

                                       and

                        MORGAN STANLEY & CO. INCORPORATED

                               as Collateral Agent

                                       and

                       MORGAN STANLEY SENIOR FUNDING, INC.

                             as Administrative Agent

                                       and

                CREDIT SUISSE FIRST BOSTON, CAYMAN ISLANDS BRANCH

                              as Syndication Agent

                                       and

                       MORGAN STANLEY SENIOR FUNDING, INC.

                                       and

                           CREDIT SUISSE FIRST BOSTON

                             as Joint Lead Arrangers

                                       and

                                 UBS WARBURG LLC

                                       and

                      GENERAL ELECTRIC CAPITAL CORPORATION

                           as Co-Documentation Agents